SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 33-14987-A

Date of Report: August 10, 2006

CRSI GROUP, INC. (Exact name of registrant as specified in its charter)

Florida (State of other jurisdiction of incorporation or organization}	65-0023471 (IRS Employer Identification No.)

562 Kingwood Drive, Kingwood Texas (Address of principal executive offices)	77339 (Zip Code)

(281) 312-4717
(Registrant’s telephone number including area code)

826 Broadway, 9th Floor, New York, NY	10003
(Former address, if changed since last report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Assets
Item 3.02	Unregistered Sale of Equity Securities
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.06	Change in Shell Company Status

On August 10, 2006 CRSI Group acquired all of the beneficial interest in the registered capital stock of Caspian International Oil Corporation (CIOC) B.V., a corporation organized under the laws of The Kingdom of the Netherlands (“CIOC”). CIOC is a holding company that owns 95% of the equity in each of three limited liability partnerships organized under the laws of the Republic of Kazakhstan: SIF Dank, LLP (“Dank”), CGE, LLP (“CGE”) and Kor-Tazh, LLP (Kor-Tazh”). Dank and CGE are engaged in the business of providing oil field services such as 2D and 3D seismic acquisitions, data processing and interpretation, reservoir modelling and topography to the oil exploration industry in Kazakhstan. Kor-Tazh operates an oil field in western Kazakhstan, which Kor-Tazh’s independent petroleum engineers estimate to hold proved undeveloped reserves of oil totalling 2,161,104 barrels.

In connection with the closing of the acquisition (the “Share Exchange,” which will be accounted for as a reverse merger for financial statement purposes) on August 10, 2006, the following took place:

•	CRSI Group issued 54,000,000 shares of common stock to the beneficial owners of CIOC or their assignees in exchange for ownership of CIOC.

•
The Board of Directors of CRSI Group elected Nurlan Janseitov (Chairman of the Board of Dank and CGE) and Timur Bergaliyev (CEO of Kor-Tazh) to serve as members of the Board, and Michael Mills resigned from the Board, leaving Jeremy Feakins and Messrs. Janseitov and Bergaliyev as the Board of Directors of CRSI Group, Inc.

•	CRSI Group entered into an employment agreement with Denis Fitzpatrick, pursuant to which Mr. Fitzpatrick will serve as Executive Vice President, Chief Financial Officer and Secretary of CRSI Group.

As a result of the Share Exchange, the corporate structure of CRSI Group is now the following:

CRSI Group, Inc.
	|		|
Caspian International Oil Corporation (CIOC) B.V			Care Recruitment Solutions
	|		International, Inc
|	|	|	|
SIF Dank, LLP	CGE, LLP	Kor-Tazh, LLP	World Nursing Corps, Inc
|
PGD Services LLP

Management intends in the near future to change the corporate name of CRSI Group to “Caspian International Oil Corporation” and to discontinue the operations of Care Recruitment Solutions International, Inc. and World Nursing Corps, Inc.

New Management

After implementing the changes in management that accompanies the Share Exchange, the executive officers and directors of CRSI Group, Inc. are:

Name	Age	Position with the Company	Director Since
Nurlan Janseitov	55	Chairman, Chief Executive Officer	2006
Denis Fitzpatrick	61	Executive Vice President, Chief Financial Officer, Secretary	--
Jeremy P. Feakins	51	Director	2005
Timur Bergaliyev	35	Director	2006

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors.

Nurlan Janseitov founded Dank in 1995 and has held the post of Chief Executive Officer since 2004. Since 2004 Professor Janseitov has also been a member of the faculty of KI Satpaev Kazakh National Technical University, where he lectures in the geophysics of the oil industry. Professor Janseitov has published more than 20 papers in academic and professional journals on subjects in geophysics, and lectures internationally. During the Soviet period in Kazakhstan, Professor Janseitov was employed in senior management of several major geophysical companies and was also given control of the geophysical service division of the Kazakhstan national oil company. Professor Janseitov has been elected to be a full member of the International Academy of Information. He is a graduate of KI Satpaev Kazakh National Technical University.

Denis Fitzpatrick joined CRSI Group as Chief Financial Officer, effective on the closing of the Share Exchange. Since February 2005 Mr. Fitzpatrick has been engaged in management consulting on behalf of The Fitzpatrick Group, Inc. (“FGI”), and served as a consultant to Dank from March 1, 2006 until the closing. Mr. Fitzpatrick also served from 2005 to 2006 as Chairman of the Audit Committee of the Board of Directors of Caspian Gas Corp., a New York corporation engaged in natural gas development in Kazakhstan. For over ten years prior to April 2005, Mr. Fitzpatrick was employed as Chief Financial Officer of American International Petroleum Corporation (“AIPC”), which was engaged in oil and gas exploration and refining. In October 2004 AIPC filed a petition under Chapter 11 of the U.S. Bankruptcy Code. In March 2005, AIPC contracted with FGI to manage the company’s affairs and to provide the services of Mr. Fitzpatrick as its CEO and a member of the Board of Directors during this process. Mr. Fitzpatrick is a graduate of the University of Southern California with a degree in accounting. He is a member of the National Association of Corporate Directors.

Jeremy P. Feakins founded our subsidiary, Care Recruitment Solutions International, Inc. in October 2004. From that time until this year, his primary occupation has been the development of that company. From 1989 to the present, Mr. Feakins has served as founder and Chairman of Medical Technology & Innovations, Inc. (New York, NY), which developed and marketed the first-to-market vision screening system for young, preverbal or difficult to screen children. From 2002 until 2004 Mr. Feakins was also employed as a Managing Member of Steridyne Industries, LLC., an importer of medical devices. Steridyne filed for a Chapter 7 liquidation in bankruptcy in December 2004 after Hurricanes Francis and Charley damaged Steridyne’s warehouse in Florida and destroyed its inventory. Since 1995, Mr. Feakins has also served as Chairman of International Investment Partners, Ltd. (Dublin, Ireland), a venture capital and management consulting firm. Mr. Feakins received a Diploma in Accounting from the Royal Navy Secretarial and Accounting College.

Timur Bergaliyev. Since 2004 Mr. Bergaliyev has been employed as the General Director of Kor-Tazh. From 2002 to 2004 Mr. Bergaliyev was the manager of NBK LLP, which developed the Novobogat West oilfield, and was also the manager of FIAL LLP, which developed the East Mortuk oilfield, both in Kazakhstan. From 1998 to 2000 Mr. Bergaliyev was the Chairman of the Board of JSC Shimkentshina, the largest manufacturer of tires in Kazakhstan. From 1995 to 1996 Mr. Bergaliyev was Assistant to the First Deputy of the Kazakhstan Ministry of Industry and Trade. In 1998 Mr. Bergaliyev completed the course of study in finance and credit at the Kazakh National Management Academy. In 2003, he defended his thesis on “Logistical Problems of Oil and Gas Complex in the Republic of Kazakhstan.” And in 2006 Mr. Bergaliyev was awarded a degree in “Oilfield Development” by KI Satpaev Kazakh National Technical University.

Principal Shareholders

Upon completion of the Share Exchange, there were 62,230,000 shares of CRSI Group common stock issued and outstanding. The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of this Report by the following:

•	each shareholder known by us to own beneficially more than 5% of our common stock;

•	Nurlan Janseitov, our Chief Executive Officer

•	each of our directors; and

•	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

	Amount and
	Nature of
Name and Address	Beneficial	Percentage
of Beneficial Owner	Ownership	of Class
Nurlan Janseitov	6,000,000	9.6%
211 Mukanova St.
Almaty, 050026 Kazakhstan

Jeremy P. Feakins	1,909,000(2)	3.1%
1200 West Penn Grant Rd.
Lancaster, PA 17603

Timur Bergaliyev	7,945,000(3)	12.8%
100B Furmanov St.
Almaty, 050000 Kazakhstan

All officers and directors	15,884,000	25.5%
(4 persons)

Antonina Patrusheva	7,000,000	11.3%
10B Abaya St. #9
Almaty, Kazakhstan

George Faris	6,125,000(4)	9.8%
33 Twin Lakes Lane
Riverside, CT 06878

Nadezhda Ivanova	5,990,000	9.6%
9/1 Ufa Pobeda St. #28
Republic of Bashkorkostan
Russia

Gennadiy Safronov	5,250,000	8.4%
215 Mukanova St.
Almaty, 050026 Kazakhstan

Anatoliy Sapozhnikov	5,149,000	8.3%
130 Kozhamkulova St. #2
Almaty, Kazakhstan

Jenward Finance Ltd.	3,865,000	6.2%
P.O. Box 3175
Tortola, BVI
________________________________
(1)	Does not include options to purchase 300,000 shares of common stock at $.65 per share, as the options have not yet vested.

(2)
Includes 1,000,000 shares held by Mr. Feakins pursuant to an escrow agreement with George Faris, under which Mr. Feakins has voting and disposition control over the shares. The shares will be transferred to Mr. Faris on August 10, 2007.

(3)	Includes 3,135,000 shares owned of record by A-Fidan, LLP. Mr. Bergaliyev has a beneficial interest in the assets of A-Fidan, LLP.

(4)	Includes 315,000 shares owned of record by Mr. Faris’ spouse.

INFORMATION REGARDING THE ACQUIRED COMPANIES

Business

CIOC

CIOC was organized under Dutch law in 1994. It never initiated any business activity. In May 2006 CIOC acquired 95% of the capital stock of three Kazakhstan companies: Dank, CGE and Kor-Tazh. Dank, in turn, owns 100% of the capital stock of PGD Services, LLP. CIOC acquired the companies with funds and equity interests contributed to CIOC by Nurlan Janseitov and Timur Bergaliyev.

The outstanding shares of CIOC are registered in the name of Noble Corporate Services (BVI) Limited, a company organized under the laws of the British Virgin Islands. Noble Corporate Services holds the shares in trust for Nurlan Janseitov and Timur Bergaliyev. Upon the closing of the Share Exchange, Messrs. Janseitov and Bergaliyev instructed Noble Corporate Services to amend the trust instrument such that the shares will be held in trust for CRSI Group, Inc. CRSI Group, Inc. intends to register in the Netherlands as the owner of CIOC after CRSI changes its corporate name to Caspian International Oil Corporation.

Oil Field Services (Dank, CGE, PGD Services)

Three of the Kazakhstan joint stock companies owned by CIOC (the “Dank Group”) are engaged in providing technical services to the Kazakhstan oil and gas industry:

•
SIF (“Scientific Industrial Firm”) Dank, LLP was organized by Nurlan Janseitov in 1995. Since that time Dank has performed oil field services such as seismic surveys and vertical seismic profiling of wells, as well as other scientific and technical services for the oil and gas industry.

•
CGE (“Central Geophysical Expedition”), LLP was organized by Mr. Janseitov in 1999. CGE specializes in (a) providing topographical and geodetic surveys for the Kazakhstan oil and gas industry, and (b) performing vector seismology.

•
PGD (“Paradigm Geophysical”) Services, LLP was organized by Mr. Janseitov in 2004. PGD Services provides data processing services for the Kazakhstan oil and gas industry, including structural interpretation of seismic data, reservoir evaluation, and interpretation of well data.

The technical staff employed by the Dank Group has been recruited from the former Kazakhstan Ministry of Geology and Mineralogy, as well as from oil service companies operating internationally (Vietnam, Yemen, Ethiopia, Afghanistan and Mongolia.) Their services are sought by a substantial segment of the participants in the Kazakhstan oil industry, including both Kazakh operators and oil field operators from the U.S., Denmark and Romania. Among the services provided by the Dank Group are:

•	Two dimensional (2D) seismic surveys employing multiple analyses (seismic sounding and refraction)

•	Three dimensional (3D) field surveys

•	Upper level analysis using refraction and uphole methods

•	Multiwave vector seismology

•	Onsite and off-site data processing

•	Volume interpretation

•	Structural modelling

•	Topographical surveys

•	Geodetic monitoring of oil and gas fields

The association of PGD Services with Dank and CGE enables the Dank Group to provide useful information to its clients efficiently. The FOCUS system developed by PGD Services combines more than 400 processing programs with a database that encompasses all of the oil producing regions of Kazakhstan, including the Precaspian and Turgay depressions. The FOCUS system is capable of modelling huge volumes of seismic data promptly and accurately. In addition, PDG Services has a working relationship with the Moscow Processing Centre that will provide support and expertise on the occasions when unique data issues emerge.

The interpretive services provided by the Dank Group offer clients a fully integrated set of analytic tools that enable clients to determine the quantity, quality and location of reserves at a far earlier stage in well development than was traditionally possible. For each informational objective presented by a client, Dank Group has a specific analytic tool:

•	The VoxelGeo system provides a volume-based visualization that enables the user to identify horizons and faults at an early stage of the well development.

•	The SolidGeo system provides 3D geological models of solids in real-time to enable the user to more promptly develop construct an overall topology.

•
The GeoSec system applies principles of structural geology, including paleo-reconstructions, structural balancing and modelling of geological processes, to test the morphology of the developing model and provide predictions of interstitial porosity.

•	Reservoir evaluation is carried out through a combination of analytic tools, including interactive AVO analysis and seismic inversion through acoustic modelling.

In 2005 Dank purchased $5,870,000 in advanced equipment manufactured by Input/Output, Inc. of Stafford Texas, which will enable Dank to provide services not previously available from any geophysical company operating in Kazakhstan and to carry out seismic vector analysis at an advanced level for the first time in Kazakhstan.

Ultimately it is the quality of Dank’s services that sets Dank apart from its competition in Kazakhstan. In 2001, in Geneva, Dank was awarded the “Golden Star” by the International Committee of Quality of the Business Initiative Direction, S.A. (Madrid, Spain) in recognition of the quality of Dank’s performance. In 2005 Dank’s management team was awarded the Certification of Compliance with ISO-9001, indicating achievement of the highest international standards for management.

Market and Competition

The dramatic increase in oil prices since 2001 has led to a sharp increase in oil exploration activities. In Kazakhstan, in particular, the demand for the seismic services provided by the Dank Group has grown dramatically in recent years, pushed by a number of factors:

•	A number of significant new participants in the industry have come to Kazakhstan from Russia (Lukoil, UKOS etc.), China (SINOPEC) and Europe (MOL, OMV, etc.).

•	Increased prices have led to a demand for recalculation of reserves, which often requires a new survey.

•	The Republic of Kazakhstan has increased the performance requirements for maintaining a drilling license, which is forcing some operators to speed up their development programs.

•	The recent rapid growth in the Kazakh economy has made funds available for oil exploration.

•
High wholesale prices for oil have made more difficult exploration projects economically viable, bringing to Dank requests for complex analysis and modelling such as mapping of steep fractures and calculation of reserves under cornice sediments.

The customers of the Dank Group include many of the participants in the Kazakhstan oil industry, both Kazakh and foreign. In 2005 two customers were each the source of over 10% of Dank’s revenue: Sagiz Petroleum Company LLP (27%) and Caspian Gas LLP (23%). In 2004 Sagis Petroleum Company was the only source of more than 10% of Dank’s revenue (48%).

The Dank Group competes with a number of seismic survey providers, both domestic Kazakh and foreign. The largest competitor, JSC KazakhstanCaspiyShelf, dominates the market for seismic surveys on the Caspian Sea due to its advanced aquatic equipment, but often co-ventures with Dank or others on land-based projects for which it has older equipment. New competitors from China and Russia are capturing market share from American and Kazakh companies, again due to the new equipment they bring. So the primary factor in competitive success is the quality and quantity of the equipment a provider can offer. For this reason Dank is engaged in an ongoing program of equipment upgrades, initiated by its $5.8 million purchase from Input/Output, Inc.

In addition to equipment upgrades, Dank’s competitive strategy includes:

•
Continual development and implementation of new technologies. For example, Dank’s introduction of vector seismic analysis provided it first mover position in a technology that is popular throughout the world but not previously available in Kazakhstan

•
Continual improvements in fieldwork organization and work efficiency, with unvarying commitment to quality and safety. In particular Dank is developing toward the goal of providing two shift operations for basic contracts, which would reduce the turnaround time Dank can guarantee its customers.

•	Continual training of personnel, including funding of specialized training in geophysical institutes

•
Continual development of strategic alliances with participants in the oil service industry, particularly those relationships that will enable Dank to bid for projects that are beyond its capacity acting alone.

Dank is currently engaged in four ongoing projects, one scheduled for completion in July, one in August and two by December:

•	2D survey on exploratory block “E” under contract with Samek International (contract price - $1,500,000)

•	3D survey on the Jarshik area of exploratory block “E” under a separate contract with Samek International ($1,800,000)

•	2D survey on exploratory block “Astrakhanskiy” under contract with Alga Caspian Gas ($3,600,000)

•	2D survey, data processing and interpretation on exploratory block Kyrtuz/Kenlyk under contract with South Oil ($1,750,000).

At the same time, CGE is carrying on a number of topographical projects (average contract price range $30,000 to $180,000) and several vector seismology projects (total contract value - $400,000).

Environmental Regulation

The Republic of Kazakhstan has in recent years significantly increased its regulatory efforts to protect the environment from damage resulting from drilling activities. The increased regulation has led to increased expenses for participants in the industry. Since 2005, however, Dank has successfully required in its customer contracts that the customers reimburse Dank for expenses it incurs in complying with environmental regulations, including liability for damage to agricultural lands and pollution.

Insurance

The Dank Group maintains full indemnification insurance against liability for injury to employees, third parties and property, as well as insurance for damage to vehicles and equipment in transit or on the worksite. During 2005 the total of the premiums paid by Dank for insurance was $293,952. The total of premiums paid by CGE was $108,993. And the total of premiums paid by PGD Services was $1,749.

Personnel

CIOC has no employees. The number of employees in its subsidiaries is as follows:

Company	Employees	Categories
Dank	562	Administration - 46
		Engineering and Technical - 33
		Field Crew - 483

CGE	44	Administration - 2
		Technical and Field Crew - 42

PGD Services	25	Administration - 1
		Technical - 24

Kor-Tazh	5	Administration - 5

All employees are on a full-time basis. None of the employees in Kazakhstan belongs to a labor or trade union. Management believes that its relations with its employees are good.

The following employees are considered “key” to the success of the business:

Key Employee	Age	Position
Mysyr Kurmanbayev	51	President of Dank
Gennadiy Safronov	54	First Vice President of Dank
Valery Pokidov	62	Vice President - Geology of Dank
Yerden Janseitov	30	Vice President - Production of Dank
Gennadiy Bannikov	53	General Director of PGD Services
Gani Belgibayev	32	General Director of CGE
Vladimir Karpenko	51	Deputy General Director of CGE

Mysyr Kurmanbayev has served as President of Dank since 2005. From 2000 until 2005, Mr. Kurmanbayev was Dank’s Vice President for Field Operations. Mr. Kurmanbayev graduated from the Kazakh Polytechnic Institute in 1977 with a degree in Mining Engineering. Dank has an employment agreement with Mr. Kurmanbayev that terminates in 2009.

Gennadiy Safronov has been employed by Dank since 1995. Mr. Safronov is a graduate of the Kazakh National Agricultural Institute, with a degree in Mechanical Engineering. Dank has an employment agreement with Mr. Safronov that terminates in 2009.

Valery Pokidov has been employed by Dank as Vice President for Geology and Geophysics since 1999. Mr. Pokidov graduated from the Kazakh Polytechnic Institute with a degree in Mining Engineering, and was awarded a Ph.D. in Geology and Mineralogy by the Institute of Geological Science of the Kazakhstan Academy of Science. Dank has an employment agreement with Mr. Pokidov that terminates in 2009.

Yerden Janseitov has been employed by Dank or PGD Services since 2001. He is currently responsible for managing Dank’s production cycle. From 2004 until this year, Mr. Janseitov was Chief Geophysicist for PGD Services. In 1998 Mr. Janseitov received a degree in heat and power engineering from the Almaty Institute of Power Engineering and Communication. In 2000 he received a degree from the Geotechnological University with a specialization in mining engineering and geophysics. Dank has an employment agreement with Mr. Janseitov that terminates in 2009. Mr. Janseitov is the nephew of Nurlan Janseitov, our Chairman.

Gennadiy Bannikov has been employed by Dank since 2002, and was appointed General Director of PGD Services when Dank spun off its data processing operations into PGD Services in 2004. Prior to joining Dank, Mr. Bannikov was employed as Processing Manager by PGS-GIS, a competitor of Dank. Mr. Bannikov is a graduate of the Moscow National University, and carried on postgraduate study in geophysics at the Geophysics Scientific Research Institute in Moscow.

Gani Belgibayev has been employed since May 2006 as General Director of CGE. From 2005 until joining CGE Mr. Belgibayev was the Chief of the Administrative Department for a Kazakhstan government bureau in Astana. From 2001 until 2005 Mr. Belgibayev was employed by Dank with responsibility for logistics support. In 1996 Mr. Beligibayev received his degree in electrical engineering from the KI Satpaev Kazakh National Technical University. CGE has an employment agreement with Mr. Beligibayev that terminates in 2009.

Vladimir Karpenko has been employed as the Deputy General Director of CGE since 2004. From 2001 until 2004 Mr. Karpenko was the Deputy Director of Dank with responsibilities in topography and geodesy. Mr. Karpenko received a degree in 1980 from the Novosibirsk Instutute of Land, with a specialization in land surveying. CGE has an employment agreement with Mr. Karpenko that terminates in 2009.

Oil Exploration (Kor-Tazh)

Kor-Tazh LLP was organized in 2001. In August 2004 Kor-Tazh and the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan signed a “Contract for Hydrocarbon Exploration and Production in the North-West Zhetybai Field of Mangistau Oblast.” The Contract awards to Kor-Tazh the right and obligation to perform hydrocarbon exploration and production in the designated field, which measures 22 square kilometers. The term of the Contract is 20 years, provided that Kor-Tazh is required to invest $14,600,000 in exploration and development activities in order to maintain its rights under the Contract. The time schedule set forth in the Contract contemplates a period of preparation and exploration through 2009. During the 1970s and 1980s, approximately nine wells were drilled in the North-West Zhetybai Field, seven of which found oil.

In April 2006 Kor-Tazh completed the preparatory work contemplated by the Contract. It will not be able to initiate exploration until either (a) it obtains the necessary funds or (b) it contracts with a joint venture partner capable of funding the exploration.

Kor-Tazh has not yet initiated drilling activity of its own. It is not producing any oil at this moment. The following table summarizes estimates formulated by Kor-Tazh’s independent petroleum engineers regarding the estimated value of Kor-Tazh’s proved oil reserves, based on the seven shut-in wells existing in the North-West Zhetybai Field. The reserve value estimate is based on (a) a price of $38.16 per barrel in effect at December 31, 2005 and (b) a standardized measure of discounted net cash flows calculated at a 10% per annum compounded monthly.

Total Proved
Reserves
Oil/Condensate - barrels	2,161,104
Future net income (“FNI”)	$39,599,405
Discounted FNI (@10%)	$16,962,723.

The Contract between Kor-Tazh and the Ministry of Energy and Mineral Resources obligates Kor-Tazh to reimburse the Ministry the sum of $6,363,310 for the expenses it incurred in making the oilfield available to Kor-Tazh. In addition, Kor-Tazh is obligated to contribute $844,000 to a social welfare fund maintained by the Republic of Kazakhstan. These obligations must be satisfied over the twenty year life of the Contract. Discounted to present cash value at a discount rate of 7.65%, the obligations represent a burden on the drilling program of $2,944,464.

Kor-Tazh intends to commence exploratory activities in the North-West Zhetybai Field as soon as the necessary funds can be secured. Subject to the availability of funds, the projected work program for 2006 calls for acquiring an additional 3-D seismic survey (which will be performed by Dank), and entering three existing wells.

Management’s Discussion and Analysis

In the analysis that follows, the three limited liability partnerships that are identified in this Report as the Dank Group will be treated as a single entity with that name. The reader may refer to the Pro Forma Financial Statements that appear at the end of this Report for detailed information regarding the effect of combining the financial results of the four limited liability partnerships.

Pro Forma Results of Operations - Three Months Ended March 31, 2006 and 2005

Revenue from the Dank Group grew by 30.4% to $6,068,971 in the quarter ended March 31, 2006 compared to $4,860,041 in the quarter ended March 31, 2005. In addition to the market-wide factors addressed earlier in this Report, the principal factor contributing to revenue growth was the fact that revenue at PGD Services increased 637% - i.e. $915,164 in the recent quarter compared to $124,153 in the quarter ended March 31, 2005.

The increase in revenue at PGD Services had only a modest direct impact on the overall profitability of the Dank Group, as PGD Services contributed only $68,786 to the aggregate net income of the Dank Group during the quarter ended March 31, 2006. The reason for this disparity between revenue and income is the fact that PGD Services is contractually bound to pay 80% of its “net revenues” to Paradigm Geophysical B.V., the company from which PGD Services leases its principal software applications. For this reason, PGD Services is not expected to produce more than nominal profits or may, as in 2005, generate a modest loss. Nevertheless, the ability of Dank and CGE to offer their clients the state-of-the-art data processing services provided by PGD Services is crucial to the competitive efforts of those two affiliates.

Operating Income increased by 25.1% in the three months ended March 31, 2005 as compared to the three months ended March 31, 2006. The increase was realized despite the fact that depreciation expense increased by $679,571 due to the purchase of the Input/Output equipment in 2005. The increase was primarily attributable to Dank’s ongoing program of upgrading the quality of its services. As a result, the ratio of cost of services to revenues improved from 60.0% in the first three months of 2005 to 45.7% in the first three months of 2006. Improvements in this ratio should continue in 2006 as the installation of new equipment purchased from Input/Output will increase the overall efficiency of operations and reduce equipment rental expense. The profitability of our operations may be limited in future periods, however, by (a) recent legislation in Kazakhstan that increased wage rates and (b) the downward effect of increased competition on contract rates. Competitors from China, in particular, have recently entered the market with new equipment and low bids. It is too early to determine whether the reputation of the Dank Group and its experience in the Kazakhstan market will be sufficient to enable it to hold its current pricing levels.

General and administrative expense was 123% greater in the quarter ended March 31, 2006 than in the quarter ended March 31, 2005 ($639,433 compared to $286,695). The primary factors contributing to the increase were (a) a $126,785 increase in salaries at Dank due to its increased business activity and (b) a $168,819 increase in general and administrative expense at PGD Services as a result of the overall increase in business activity at that company. These factors will continue in the future, with the result that general and administrative expense in 2006 will substantially exceed that expense in 2005.

Interest expense increased from $65,323 in the quarter ended March 31, 2005 to $236,852 in the quarter ended March 31, 2006. The increase is attributable to the loans taken in 2005 to finance the Input/Output equipment purchase. Interest expense will continue to grow during the next year, as the Dank Group intends to finance the expansion of its inventory of equipment in order to take advantage of the increased demand for its services and remain competitive in the marketplace.

Net Income increased by 13.4% from $1,054,161 in the quarter ended March 31, 2005 to $1,201,113 in the quarter ended March 31, 2006. The increase in net income lagged behind the 30.4% increase in revenue primarily because, as noted above, the portion of the increase in revenue attributable to increased revenue at PGD Services did not result in a proportionate increase in net income. If the results of PGD Services are eliminated from the Dank Group’ aggregate, the quarter-to-quarter increase in revenues was 14.5% and the quarter-to-quarter increase in net income was 7.8%, a much smaller disparity between revenue and income.

Kor-Tazh has not commenced development or further exploratory activities to date. Therefore the greater portion of its expenses consisted of amortization (“accretion”) of the several obligations to the Republic of Kazakhstan that Kor-Tazh undertook in connection with its acquisition of the mineral rights to the North-West Zhetybai Field.

Pro Forma Results of Operations - Years Ended December 31, 2005 and 2004

The aggregate revenue of the Dank Group in 2005 was 161% greater than in 2004, increasing from $8,397,919 to $21,933,092. The primary reason for the increase was a favorable confluence of the industry-wide factors discussed earlier in this Report with the special expertise of the Dank personnel. As oil prices increased, oil field operators found it economically reasonable to drill in more difficult areas, and required the specialized geophysical expertise that is the hallmark of Dank. We expect that revenue will continue to grow if oil prices remain historically high, although increased competition is likely to dampen the growth trajectory.

During 2005 our operating income increased to $5,482,168 (25.0% of sales), compared to $431,325 (5.1% of sales) in 2004. The improvement in our ratio of operating income to sales was primarily attributable to increased demand for the services of the Dank Group, which enabled the Dank Group to obtain contracts with a higher profit margin. The one significant factor dampening the improvement was the high cost of petroleum products in 2005, which resulted in substantial increases in the price we paid for lubricants. For the future, Dank’s recent investment in new Input/Output equipment should substantially increase Dank’s productivity and its ability to attract clients, while reducing the necessity to subcontract portions of the bids it wins. One immediate effect of the new equipment will be a reduction in the time required to complete contracts, which should result in a significant improvement in the gross profit Dank realizes from its contracts.

The aggregate revenue and expenses of the Dank Group includes $1,035,252 in billings from CGE and PGD Services to Dank. When the results of the Kazakh subsidiaries are consolidated with CRSI Group’s financial results, those inter-company billings will be eliminated. If they are eliminated from the 2005 results, the ratio of operating income to sales realized by the Dank Group in 2005 becomes 21.3%.

The ratio of general and administrative expense to sales during 2005 was 9.8%, compared to 14.2% during 2004. The primary cause of this improvement was the increased sales revenue. In addition, in 2005 we considerably streamlined our administrative operations, which provided us substantial cost savings despite the overall increase in our level of business operations.

The combination of increased revenue and streamlined operations enabled us to realize $3,243,906 in net income during 2005. By comparison, in 2004 we suffered a net loss of $736,039.

Liquidity and Capital Resources

The working capital of the Dank Group at March 31, 2006 on a pro forma basis totalled $218,047. This represented an increase of $1,204,845 over the Group’s working capital at December 31, 2005, which was a deficit of $1,301,236. The increase was approximately equal to the Group’s net income for the first quarter of 2006, which indicates the ability of the Dank Group to fund its current debt service obligations.

The operations of the Dank Group in the first quarter of 2006 consumed $643,030 in cash, primarily due to the increase in Dank’s trade accounts receivable from $148,664 at December 31, 2005 to $2,251,624 at March 31, 2006. The increase occurred because contracts were completed at the end of the quarter, with payment due in the second quarter. But for that anomaly, the cash flow from operations would have been positive, as it was during 2005.

Since 2003 the primary source of funds for the development of the Dank Group has been a credit agreement made with BankTuranAlem JSC. On loans that were received in the local currency, Dank pays interest at a rate of 19% per annum. However Dank has two long-term loan from BankTuranAlem in the amount of $6,374,455 on which interest is calculated at a floating rate equal to LIBOR rate plus 5.25%. The aggregate long-term debt owed by Dank at March 31, 2006 was $7,198,470.

The aggregated debt service obligations of the Dank Group at March 31, 2006 are shown in the table below.

Contractual Obligations	Total	Less Than 1 year	1 - 3 Years	4-5 Years	Over 5 years
BankTuranAlem	$6,990,367	$2,692,997	$3,777,370	$520,000
Other Debt	208,103	208,103
Total	$7,198,470	$2,901,100	$3,777,370	$520,000

In order to meet the demands of the competitive environment in Kazakhstan, the Dank Group intends to make a number of capital acquisitions during 2006. Planned purchases and investments include:

•
Completion of the purchase by Dank of new equipment from Input/Output, Inc. This investment of nearly $6 million will increase Dank’s depreciation expense and its interest expense. But the new equipment will substantially improve Dank’s competitive position and the efficiency of its operations.

•	CGE plans to invest $456,000 to upgrade its topographic surveying equipment, organize a permanent geodetic crew, and increase its capacity to perform vector seismography.

•	PGD intends to invest in an expansion of its computer capacity and an increase in its staff.

It is likely that these investments will entail an increase in the company’s debt. At the same time, however, the company intends to implement efforts to retire or refinance its existing high-interest rate debt. No commitment has been received for replacement financing at this time.

The cash flow of the Dank Group at this time is more than adequate to satisfy its working capital requirements and its debt service. The initiation of substantial operations by Kor-Tazh will require that it obtain the funds necessary to initiate development activities in the North-West Zhetybai Field.

Off-Balance Sheet Arrangements

The members of the Dank Group do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Risk Factors That May Affect Future Results

You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

I. Risks attendant to our oil services business

Cyclical declines in oil and natural gas prices may result in reduced use of our services, affecting our business, financial condition and results of operation and our ability to meet our capital expenditure obligations and financial commitments.

The oil and natural gas exploration and drilling business is highly cyclical. Generally, as oil and natural gas prices decrease, exploration and drilling activity declines as marginally profitable projects become uneconomic and are either delayed or eliminated. Declines in the number of operating drilling rigs result in reduced use of and prices for our services. Accordingly, when oil and natural gas prices are relatively low, our revenues and income will suffer. Oil and natural gas prices depend on many factors beyond our control, including the following:

•	worldwide economic conditions;
•	changes in global supply and demand for oil and natural gas;
•	the level of production of the Organization of Petroleum Exporting Countries;
•	the level of production of non-OPEC countries;
•	political conditions, including embargoes, affective oil and gas production;
•	global petroleum inventories; and
•	advances in exploration and production techniques.

Depending on the market prices of oil and natural gas, companies exploring for oil and natural gas may cancel or curtail their drilling programs, thereby reducing demand for drilling services. Our contracts are generally short-term, and oil and natural gas companies tend to respond quickly to upward or downward changes in prices. Any reduction in the demand for drilling services may materially erode both pricing and utilization rates for our services and adversely affect our financial results. As a result, we may suffer losses, be unable to make necessary capital expenditures and be unable to meet our financial obligations.

Our industry is highly competitive.

The markets in which we operate are highly competitive. Contracts are traditionally awarded on a competitive bid basis. Pricing is often the primary factor in determining which qualified contractor is awarded a job. The competitive environment has intensified as recent mergers among oil and natural gas companies have reduced the number of available customers. In Kazakhstan, the general upturn in economic conditions in this decade has attracted a large number of new competitors. Some of them are equipped with state-of-the-art vehicles, drilling equipment and technology, yet bid for contracts at highly competitive prices. Some of them are also substantially larger than we are and have resources that are significantly greater than our resources. These competitors are better able to withstand industry downturns, compete on the basis of price and acquire new equipment and technologies, all of which could affect our revenues and profitability. These competitors compete with us both for customers and for acquisitions of other businesses. This competition may cause our business to suffer. We believe that competition for contracts will continue to be intense in the foreseeable future.

Suppliers

The equipment utilized in our business is generally available new from manufacturers or at auction. Currently, due to the high level of activity in the oilfield services industry, there is a high demand for new and used equipment. Consequently, there is a limited amount of many types of equipment available at auction and significant backlogs on new equipment. Our business plan contemplates that we will follow a program of acquiring capital equipment as needed to maintain our competitive position in the Kazakhstan oil industry. We have already contracted for our immediate equipment needs. However, the cost of acquiring new equipment to expand our business could increase as a result of the high demand for equipment in the industry.

High interest rates may have a negative effect on our operations.

The Dank Group has financed its recent growth by borrowing from a Kazakh bank. Currently we carry over $7 million in debt, on most of which we pay interest at 19% per annum. This high interest rate is a function of the relative volatility of the Kazakh economy and the difficulty of obtaining investment capital in Kazakhstan. We hope to utilize our status as a publicly-held company to attract equity financing. To some extent, however, we may still depend on debt financing to fund our expansion. Although we will attempt to obtain future debt financing at more reasonable rates, there is no assurance that we will be successful in doing so. If we are unsuccessful in these efforts, the resulting interest expense will have an adverse effect on our profitability.

Currency fluctuations may adversely affect our operating results.

The Dank Group generates revenues and incurs expenses and liabilities in Tenge, the currency of the Republic of Kazakhstan. However, as subsidiaries of CRSI Group, they will report their financial results in the United States in U.S. Dollars. As a result, our financial results will be subject to the effects of exchange rate fluctuations between these currencies. From time to time, the government of Kazakhstan may take action to stimulate the Kazakh economy that will have the effect of reducing the value of Tenge. In addition, international currency markets may cause significant adjustments to occur in the value of the Tenge. Any such events that result in a devaluation of the Tenge versus the U.S. Dollar will have an adverse effect on our reported results. We have not entered into agreements or purchased instruments to hedge our exchange rate risks.

Our business and growth will suffer if we are unable to hire and retain key personnel that are in high demand.

Our future success depends on our ability to attract and retain highly skilled geophysicists, geologists, engineers, and technicians. Qualified individuals are in high demand in Kazakhstan, and there are insufficient experienced personnel to fill the demand. Therefore we may not be able to successfully attract or retain the personnel we need to succeed.

Government regulation may hinder our ability to function efficiently.

The Republic of Kazakhstan is supportive of its oil and gas exploration industry. Nevertheless, the government of Kazakhstan is highly bureaucratized, and the day-to-day operations of our business require frequent interaction with representatives of the Kazakh government institutions. The effort to obtain the registrations, licenses and permits necessary to carry out our business plans can be daunting. Significant delays can result from the need to obtain governmental approval of our activities. These delays can have an adverse effect on the profitability of our operations. In addition, future legislation, particularly legislation aimed at protecting the environment of Kazakhstan and legislation aimed at protecting the workers of Kazakhstan may increase the cost of our operations, which would adversely affect our profitability.

We may have difficulty establishing adequate management and financial controls in Kazakhstan.

The Republic of Kazakhstan has only recently begun to adopt the management and financial reporting concepts and practices with which investors in the United States are familiar. We may have difficulty in hiring and retaining employees in Kazakhstan who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company. If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

Capital outflow policies in Kazakhstan may hamper our ability to pay dividends to shareholders in the United States.

The Republic of Kazakhstan has adopted currency and capital transfer regulations. These regulations require that the Dank Group comply with complex regulations for the movement of capital. The current regulations require notification to the National Bank of Kazakhstan of all significant currency transactions, impose registration and licensing requirements on entities involved in currency exchange, and limit the ability of entities operating in Kazakhstan to expatriate funds. Moreover, Kazakhstan changes its currency regulations frequently. We may be unable to obtain all of the required conversion approvals for our operations, and Kazakh regulatory authorities may impose greater restrictions on the convertibility of the Tenge in the future. Because all of our future revenues will be in Tenge, any inability to obtain the requisite approvals or any future restrictions on currency exchanges will limit our ability to fund business activities outside Kazakhstan. Moreover, although we do not expect that the company will pay dividends in the foreseeable future, our ability to pay dividends to our shareholders in the future could be hampered by Kazakhstan currency regulations.

II. Risks attendant to our oil exploration business

Kor-Tazh will require significant financing in order to carry out its exploration and development activities and such financing may not be available.

We anticipate that full development of Kor-Tazh’s oil field will take several years and require significant capital expenditures. If CRSI Group is unable to timely obtain adequate funds to finance these activities, Kor-Tazh’s ability to develop its oil reserves may be severely limited or substantially delayed. Such limitations or delay would likely result in substantial losses being reflected in our statements of operations.

We anticipate that amounts required to fund Kor-Tazh’s activities will be funded from operating cash flows, third-party financing and from joint venture partners. No commitments of funds have been received, however, and there can be no assurance that Kor-Tazh will have adequate funds available to finance its operations.

The operations of Kor-Tazh will require significant expenditures of capital that may not be recovered.

We require significant expenditures of capital in order to locate and acquire producing properties and to drill exploratory and exploitation wells. In conducting exploration, exploitation and development activities from a particular well, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, exploitation, development and production activities to be unsuccessful, potentially resulting in abandoning the well. This could result in a total loss of our investment. In addition, the cost and timing of drilling, completing and operating wells is difficult to predict.

Oil and gas price fluctuations in the market may adversely affect the results of our operations.

The results of our oil exploration activities will be highly dependent upon the prices received for our oil production. Substantially all of our sales of oil will be made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received for our oil production will be dependent upon numerous factors beyond our control. These factors include the level of consumer product demand, governmental regulations and taxes, the price and availability of alternative fuels, the level of foreign imports of oil and natural gas and the overall economic environment. Significant declines in prices for oil could have a material adverse effect on our financial condition, results of operations and quantities of reserves recoverable on an economic basis.

Reserve Estimates Depend On Many Assumptions That May Turn Out To Be Inaccurate.

Any material inaccuracies in our reserve estimates or underlying assumptions could materially affect the quantities and present values of our reserves. The process of estimating oil reserves is complex. It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves shown in this Report. In order to prepare these estimates, we must project production rates and timing of development expenditures. We must also analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary. The process also requires economic assumptions relating to matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. A significant variance could materially affect the estimated quantities and pre-tax present value of reserves shown in this report. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

We may encounter operating hazards that may result in substantial losses.

Kor-Tazh will be subject to operating hazards normally associated with the exploration and production of oil, including blowouts, explosions, oil spills, cratering, pollution, earthquakes, labor disruptions and fires. The occurrence of any such operating hazards could result in substantial losses to us due to injury or loss of life and damage to or destruction of oil and gas wells, formations, production facilities or other properties. We intend to maintain insurance coverage limiting financial loss resulting from certain of these operating hazards. We may not, however, maintain full insurance coverage for all matters that may adversely affect our operations, including war, terrorism, nuclear reactions, government fines, treatment of waste, blowout expenses and business interruptions. Losses and liabilities arising from uninsured or underinsured events could reduce our revenues or increase our costs. There can be no assurance that any insurance will be adequate to cover losses or liabilities associated with operational hazards. We cannot predict the availability of insurance, or its availability at premium levels that justify its purchase.

III. Risks attendant to our management

Our business development would be hindered if we lost the services of our Chairman.

Nurlan Janseitov is the Chief Executive Officer of CRSI Group and the founder of the Dank Group. Professor Janseitov is responsible for strategizing not only our business plan but also the means of financing it. If Professor Janseitov were to leave Dank or become unable to fulfil his responsibilities, our business would be imperilled. At the very least, there would be a delay in the development of CRSI Group until a suitable replacement for Professor Janseitov could be retained.

Properties

The executive offices of CRSI Group are located at 562 Kingwood Drive, Kingwood Texas. The offices are rented on a month-to-month basis. CRSI Group intends to relocate its executive offices to a permanent location in the near future.

The offices of Dank are located at 211 Mukanova Street in Almaty, Kazakhstan. The office is leased on a month-to-month basis from BATYR Ltd, LLP. The current monthly rental is $10,052.

The office of CGE is located at 58 Abylai Khan Street in Almaty, Kazakhstan. CGE holds a one year lease for the premises from Kazpromgeophysica. The monthly rental is currently $1,214.

The offices and processing facility of PGD Services are located at 157 Jumaliyes Street in Almaty, Kazakhstan. PGD Services leases the premises (410 square meters) under a lease agreement that will expire on December 31, 2006. The monthly rental is $9,704.

The offices of Kor-Tazh are located at 311 Dostyk Avenue, Almaty, Kazakhstan. Timur Bergaliyev, a member of the Board of Directors of CRSI Group, provides the premises to Kor-Tazh on an at-will basis free-of-charge.

Executive Compensation

Information regarding the compensation paid to the executive officers of CRSI during the past three fiscal years is set forth in Item 10 of CRSI Group’s Annual Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 31, 2006. None of the individuals who served as officers of CRSI Group prior to the Share Exchange remains an officer of CRSI. Jeremy Feakins, who was the Chief Executive Officer of CRSI Group prior to the Share Exchange, remains a member of the Board of Directors.

This table itemizes the compensation paid to Nurlan Janseitov by Dank, CGE and PGD Services for services as their Chief Executive Officer during the past three years. There was no other officer of Dank, CGE or PGD Services whose salary and bonus for services rendered during the year ended December 31, 2005 exceeded $100,000.

		Salary
	Year	Dank	CGE	PGD Services	Total
Nurlan Janseitov	2005	$116,630	$56,711	$48,069	$221,410
	2004	116,630	56,296	22,733	196,074
	2003	53,370	56,711	--	110,081

Related Party Transactions

On October 18, 2004, CRSI Group issued to Jeremy Feakins, a member of the current Board of Directors, 8,900,000 shares of common stock to reimburse him for an aggregate of $89,000 of start-up costs that he incurred and office furniture and equipment that he purchased prior to CRSI Group’s incorporation. The stock was valued at the historical cost of the start-up costs incurred and the office furniture and equipment purchased. Mr. Feakins subsequently surrendered to CRSI Group all but 909,000 of the shares.

On February 9, 2006 Jeremy Feakins and a company owned by him entered into a Settlement and Termination Agreement with CRSI Group. The Agreement effected the termination of Mr. Feakins employment agreement with CRSI Group, although Mr. Feakins agreed to continue to serve as CRSI Group’s Chief Executive Officer and a member of its Board. Mr. Feakins and his company released CRSI Group from liability for $465,811.55 that he had loaned to CRSI Group and $342,355.24 in accrued compensation. Mr. Feakins also agreed to assume all of CRSI Group’s liability to the other two officers of CRSI Group, totaling $164,919, and those individuals agreed to release CRSI Group from those liabilities. For its part, CRSI Group transferred to Mr. Feakins certain office equipment with a book value of less than $40,000, granted Mr. Feakins a perpetual exclusive (except as to CRSI Group) license to use the tradenames “Care Recruitment Solutions International” and “World Nursing Corps,” and assigned to Mr. Feakins the domain name “worldnursingcorps.com” and the Website that operates under that name.

Description of Securities

CRSI Group is authorized to issue 200,000,000 shares of Common Stock, no par value per share, of which 62,230,000 shares are outstanding.

Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share rateably in all assets remaining after payment of liabilities. The holders of Common Stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is validly issued, fully paid and non-assessable.

Market Price and Dividends on CRSI Group Common Equity and Other Shareholder Matters

Information regarding the market price of CRSI Group common equity, payment of dividends, and other shareholder matters is set forth in Item 5 of CRSI Group’s Annual Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 31, 2006.

Legal Proceedings

Neither CRSI Group nor CIOC nor any of its subsidiaries is party to any material legal proceedings.

Changes in and Disagreements with Accountants

Not applicable.

Indemnification of Directors and Officers

Section 607.0850 of the Florida Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation against expenses reasonably incurred by him in connection with a proceeding to which he or she is a party by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 607.0850 of the Florida Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, employees or agents of CRSI Group pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by CRSI Group of expenses incurred or paid by a director, officer, employee or agent of CRSI Group in the successful defence of any proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, CRSI Group will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 9.01 Financial Statements and Exhibits

Financial Statements	Page

Audited financial statements of Scanda Investments B.V.
(currently Caspian International Oil Company (CIOC) B.V.)
for the years ended December 31, 2005 and 2004	F-1
Unaudited financial statements of Scandia Investments B.V.
(currently Caspian International Oil Company (CIOC) B.V.)
for the three months ended March 31, 2006	F-10

Audited financial statements of SIF Dank LLP for the years
ended December 31, 2005 and 2004	F-19
Unaudited financial statements of SIF Dank LLP for the
three months ended March 31, 2006	F-36

Audited financial statements of PGD Services LLP for the years
ended December 31, 2005 and 2004	F-52
Unaudited financial statements of PGD Services LLP for the
three months ended March 31, 2006	F-65

Audited financial statements of CGE LLP for the years
ended December 31, 2005 and 2004	F-77
Unaudited financial statements of CGE LLP for the
three months ended March 31, 2006	F-91

Audited financial statements of Kor-Tazh LLP for the years
ended December 31, 2005 and 2004	F-103
Unaudited financial statements of Kor-Tazh LLP for the
three months ended March 31, 2006	F-120

Pro Forma Consolidated Financial Statements	F-133

Exhibits

10-a
Share Exchange Agreement dated February 23, 2006 among CRSI Group, Inc. and the shareholders of Scientific Industrial Firm Dank, LLC, Central Geophysical Expedition LLC, and A-Fidan, LLC. - filed as an exhibit to the Current Report on Form 8-K dated February 23, 2006 and incorporated herein by reference.

10-b	Amendment No. 1 to Share Exchange Agreement dated May 9, 2006

10-c	Amendment No. 2 to Share Exchange Agreement dated June 3, 2006

10-d	Form of Employment Agreement between CRSI Group, Inc. and Denis Fitzpatrick

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2006	CRSI GROUP, INC.

By: /s/ Nurlan Janseitov
Nurlan Janseitov, Chairman

Scanda Investments B.V.
(currently Caspian International Oil Corporation (CIOC) B.V.)
at Rotterdam

Annual report
2005

Report of Independent Registered Public Accounting Firm

Introduction
We have audited the accompanying balance sheet of Scanda Investments B.V. (currently Caspian International Oil Corporation B.V.), Rotterdam, The Netherlands as of December 31, 2005, and the related statements of loss, equity and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Scope
We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scanda Investments B.V. (currently Caspian International Oil Corporation B.V.) at December 31, 2005 and the results of its operations and its cash flow for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO CampsObers Accountants

BDO CampsObers Accountants
Rotterdam, The Netherlands
July 20, 2006

J.C. Jelgerhuis Swildens RA	F. Lagendijk RA

Scanda Investments B.V.
Statements of Operations
For the year ended December 31, 2005 and 2004
In USD.

	2005		2004
	USD		USD

Administrative expenses	12	*	(104)

Operating profit/(loss)	12		(104)

Income (loss) before income taxes	12		(104)

Income tax expense

Net income (loss)	12		(104)

* The positive result in 2005 relate to reversed bank charges which were expensed in 2004.

The accompanying notes are an integral part of these financial statements

Scanda Investments B.V.
Balance Sheets
December 31, 2005 and 2004
In USD.

		2005	2004
	Notes	USD	USD

ASSETS

Current assets
Current account shareholders	3	22,083	25,490
Net assets		22,083	25,490

LIABILITIES AND EQUITY

Current liablilities
Overdrafts			14

Equity
Capital Stock	4	21,530	24,852
Retained Earnings	5	553	624

Total Equity		22,083	25,476

Total Equity and liabilities		22,083	25,490

Redmond Schley
Director
Approved by the board on 20 July 2006

The accompanying notes are an integral part of these financial statements

Scanda Investments B.V.
Statements of Equity
In USD.

	Capital
	stock	Capital stock	Retained
	shares	amount	earnings	Total

Balance at January 1, 2003	182	19,023	557	19,580

Foreign exchange translation adjustment, net of $0 tax	0	3,774	111	3,885
Net income (loss)			0	0

Balance at December 31,2003	182	22,797	668	23,465

Foreign exchange translation adjustment, net of $0 tax	0	2,055	60	2,115
Net income (loss)			-104	-104

Balance at December 31, 2004	182	24,852	624	25,476

Foreign exchange translation adjustment, net of $0 tax	0	-3,322	-83	-3,405
Net income (loss)			12	12

Balance at December 31, 2005	182	21,530	553	22,083

The accompanying notes are an integral part of these financial statements

Scanda Investments B.V.
Cash Flow Statement
For the year ended December 31, 2005 and 2004
In USD.

	2005	2004
	USD	USD

Cash flows from operating activities:
Net income (loss)	12	(104)
Net cash provided by operating activities	12	(104)

Net increase/(decrease) in Cash / Overdrafts	12	(104)

Overdrafts / Cash and Cash Equivalents at beginning of the year	(14)	63
Foreign exchance translation adjustment	2	27

Overdrafts at end of the year		(14)

The accompanying notes are an integral part of these financial statements

Scanda Investments B.V.
Notes to the Financial Statements

1	Organization and Nature of the Business

The company was established on April 26,1994, with limited liability under Dutch law. The company has its registered office in Rotterdam. All the shares are held in trust by Noble Corporate Services (BVI) Limited, a company registered in Tortola, British Virgin Islands. The company currently has no operations and plans to invest in foreign subsidiaries as noted in the post balance sheets events.

2	Summary of significant accounting policies

Basis of presentation -These Financial Statements are prepared in accordance with United States Generally Accepted Accounting Principles ("US GAAP").

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and effect the results reported in these Financial Statements.

Foreign currency translation - assets and liabilities in foreign currencies are translated at the exchange rates as per year end. The business currency used by the company is EUR. The rate of exchange for the current year is EUR 1 = USD 1.1830 and for the comparative year 1.3655.

Cash and cash equivalents - Include cash and banks.

Recognition of revenue and costs - The company has no revenues. Other income and expenses are allocated to the periods to which they relate.

Income Taxes - Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, accounting for income taxes. A deferred asset or liability is recorded for net operating loss carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not some portion of all at the deferred tax assets will be realized. The tax loss as per December 31, 2005 amounts to USD 76 and the related deferred taxes are not expected to be realized.

Scanda Investments B.V.
Notes to the Financial Statements

3	Current account shareholders

	2005	2004
	USD	USD

Noble Management B.V.	22,083	25,490

No interest is calculated on the shareholders current account.

4	Capital stock

	2005	2004
	USD	USD
Authorized:
Ordinary shares of EUR 100 each	21,530	24,852

	2005	2004	2005	2004
	No	No	USD	USD
Allotted, called up and fully paid:
Ordinary A shares of EUR 100	91	91	10,765	12,426
Ordinary B shares of EUR 100	91	91	10,765	12,426
			21,530	24,852

The registered capital is EUR 90,000 (USD 106.470)

With respect to the profits realized in a year, the general meeting has to determine whether these profits were realized:

A. by a dividend distribution to the company by an affiliate subsidiary or group company in which case these profits have to be added to the dividend reserve A or partly or in whole distributed to the holders of the ordinary shares A; or

B. out of capital gains on assets - including affiliates and subsidiaries but excluding current floating assets - in which case these profits have to be added to the dividend reserve B or partly or in whole distributed to the holders of the ordinary shares B; or

C. in any other fashion as mentioned sub A or B, in which case these profits have to be added to the general dividend reserve or partly or in whole distributed to the shareholders.

As sub A and B are not applicable anymore the retained earnings are all related to sub C. That means the A and B shares have the same part of the retained earnings.

5	Statutory profit distribution

In accordance with the company's articles of association the result for the period is at the disposition of the shareholders at the Annual General Meeting.

6	Directors

The company has one director.

Scanda Investments B.V.
Notes to the Financial Statements

7	Post balance Sheets Events

On 10 May 2006 the Company entered into three purchase agreements to purchase 95 % of the shares in three Kazakhstan companies which are all involved in the exploration for oil or related scientific activities.

The Kazakhstan companies and their investment cost were:

1.SIF Dank, LLP, 211 Mukanova str., Almaty 050026, Republic of Kazakhstan. The purchase price amounted to 305.045 Tenge (USD 2.520 at USD 1 equals 121 Tenge). The Net Equity Value at 31 December 2005 amounted to USD 3.215.234. This company is involved in exploration of oil.

2.CGE, LLP, 58 Abylai Khan Ave., Almaty 050004, Republic of Kazakhstan. The purchase price amounted to 11.400.000 Tenge (USD 94.215 at USD 1 equals 121 Tenge). The Net Equity Value at 31December 2005 amounted to USD 478.732.This company is involved in exploration of oil related scientific activities.

3.KOR-TAZH LLP, 211 Mukanova str., Almalinsky district, Almaty 050026, Republic of Kazakhstan, registration number 11885-1910-TOO. The purchase price amounts to USD 3.135.000. The Net Equity Value at 31 December 2005 amounted to a deficit of USD 225,962.

This company is involved in exploration of oil related scientific activities.

The purchase of SIF Dank, LLP and CGE, LLP was financed by a contribution to the capital of the Company by Nurlan Janseitov who, along with Timur Bergaliyev, is the beneficial owner of all of the shares in the Company. The purchase of Kor-Tazh LLP was financed by the seller’s agreement to a deferred payment of the purchase price. Subsequently, the seller agreed to accept from Timur Bergaliyev, in settlement of the obligation, a portion of the shares of CRSI Group, Inc. that will be issued in the share exchange described below.

The shares of Timur Bergalyev and Nurlan Janseitov in the Company are held in trust by Noble Corporate Services (BVI) Limited, a company with its registered seat in Tortola, the British Virgin Islands.

Nurlan Janseitov and Timur Bergaliyev are parties to a Share Exchange Agreement with CRSI Group, Inc. that was originally signed on February 23, 2006 and subsequently amended on two occasions. CRSI Group is a publicly-held company whose common stock is quoted on the Pink Sheets. The executive offices of CRSI Group, Inc. are located in New York, New York, U.S.A.

The Share Exchange Agreement provides that Nurlan Janseitov and Timur Bergaliyev will transfer to CRSI Group, Inc. their beneficial interest in the Company in exchange for 54.000.000 common shares of CRSI Group, Inc., which will be approximately 87% of the outstanding shares of CRSI Group. The shares will be issued thus: 32.400.000 to Nurlan Janseitov or his assignees;
21.600.000to Timur Bergaliyev or his assignees. When the share exchange is completed, CRSI Group, Inc. will own the entire beneficial interest in the capital stock of the Company.

8	Commitments and Contingencies

There are none.

Scanda Investments B.V.
(currently Caspian International Oil Corporation (CIOC) B.V.)
at Rotterdam

Interim report
for the period January 1 - March 31 2006

Report of Independent Registered Public Accounting Firm

Introduction
We have reviewed the condensed accompanying balance sheet of Scanda Investments B.V. (currently Caspian International Oil Corporation B.V.), Rotterdam, The Netherlands as of March 31, 2006, and the related statements of income, equity and cash flows for the three month period ended March 31, 2006. These interim financial statements are the responsibility of the Company’s management.

Scope
We conducted our review in accordance with the Standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Opinion
Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO CampsObers Accountants

BDO CampsObers Accountants
Rotterdam, The Netherlands
July 20, 2006

J.C. Jelgerhuis Swildens RA	F. Lagendijk RA

Scanda Investments B.V.
Statements of Operations
For the period from January 1, 2006 to March 31, 2006 and for the year ended December 31, 2005
In USD.

	2006	2005
	USD	USD

Administrative expenses		12	*

Operating profit		12

Income (loss) before income taxes		12

Income tax expense

Net income (loss)		12

* The positive result in 2005 relate to reversed bank charges which were expensed in 2004.

The accompanying notes are an integral part of these financial statements

Scanda Investments B.V.
Balance Sheets
March 31, 2006 and December 31, 2005
In USD.

		2006	2005
	Notes	USD	USD
ASSETS

Current assets
Current account shareholders	3	22,587	22,083
Net assets		22,587	22,083

LIABILITIES AND EQUITY

Equity
Capital Stock	4	22,022	21,530
Retained Earnings	5	565	553

Total Equity		22,587	22,083

Total Equity and liabilities		22,587	22,083

Redmond Schley
Director
Approved by the board on 20 July 2006

The accompanying notes are an integral part of these financial statements

Scanda Investments B.V.
Statements of Equity
In USD.

	Capital
	stock	Capital stock	Retained
	shares	amount	earnings	Total

Balance at January 1, 2003	182	19,023	557	19,580

Foreign exchange translation adjustment, net of $0 tax	0	3,774	111	3,885
Net income (loss)			0	0

Balance at December 31,2003	182	22,797	668	23,465

Foreign exchange translation adjustment, net of $0 tax	0	2,055	60	2,115
Net income (loss)			-104	-104

Balance at December 31, 2004	182	24,852	624	25,476

Foreign exchange translation adjustment, net of $0 tax	0	-3,322	-83	-3,405
Net income (loss)			12	12

Balance at December 31, 2005	182	21,530	553	22,083

Foreign exchange translation adjustment, net of $0 tax	0	492	12	504
Net income (loss)			0	0

Balance at March 31, 2006	182	22,022	565	22,587

The accompanying notes are an integral part of these financial statements

Scanda Investments B.V.
Cash Flow Statement
For the period from January 1, 2006 to March 31, 2006 and for the year ended December 31, 2005
In USD.

	2006	2005
	USD	USD
Cash flows from operating activities:
Net income (loss)		12
Net cash provided by operating activities		12

Net increase in Overdrafts		12

Overdrafts at beginning of the year		(14)
Foreign exchance translation adjustment		2

Overdrafts at end of the year

The accompanying notes are an integral part of these financial statements

Scanda Investments B.V.
Notes to the Financial Statements

1	Organization and Nature of the Business

The company was established on April 26,1994, with limited liability under Dutch law. The company has its registered office in Rotterdam. All the shares are held in trust by Noble Corporate Services (BVI) Limited, a company registered in Tortola, British Virgin Islands. The company currently has no operations and plans to invest in foreign subsidiaries as noted in the post balance sheets events.

2	Summary of significant accounting policies

Basis of presentation -These Financial Statements are prepared in accordance with United States Generally Accepted Accounting Principles ("US GAAP").

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and effect the results reported in these Financial Statements.

Foreign currency translation - assets and liabilities in foreign currencies are translated at the exchange rates as per year end. The business currency used by the company is EUR. The rate of exchange for the current year is EUR 1 = USD 1.2100 and for the comparative year 1.1830.

Cash and cash equivalents - Include cash and banks.

Recognition of revenue and costs - The company has no revenues. Other income and expenses are allocated to the periods to which they relate.

Income Taxes - Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, accounting for income taxes. A deferred asset or liability is recorded for net operating loss carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not some portion of all at the deferred tax assets will be realized. The tax loss as per March 31, 2006 amounts to USD 76 and the related deferred taxes are not expected to be realized.

Scanda Investments B.V.
Notes to the Financial Statements

3	Current account shareholders

	2006	2005
	USD	USD

Noble Management B.V.	22,587	22,083

No interest is calculated on the shareholders current account.

4	Capital stock

	2006	2005
	USD	USD
Authorized:
Ordinary shares of EUR 100 each	22,022	21,530

	2006	2005	2006	2005
	No	No	USD	USD
Allotted, called up and fully paid:
Ordinary A shares of EUR 100	91	91	11,011	10,765
Ordinary B shares of EUR 100	91	91	11,011	10,765
			22,022	21,530

The registered capital is EUR 90,000 (USD 108,918)

With respect to the profits realized in a year, the general meeting has to determine whether these profits were realized:

A. by a dividend distribution to the company by an affiliate subsidiary or group company in which case these profits have to be added to the dividend reserve A or partly or in whole distributed to the holders of the ordinary shares A; or

B. out of capital gains on assets - including affiliates and subsidiaries but excluding current floating assets - in which case these profits have to be added to the dividend reserve B or partly or in whole distributed to the holders of the ordinary shares B; or

C. in any other fashion as mentioned sub A or B, in which case these profits have to be added to the general dividend reserve or partly or in whole distributed to the shareholders.

As sub A and B are not applicable anymore the retained earnings are all related to sub C. That means the A and B shares have the same part of the retained earnings.

5	Statutory profit distribution

In accordance with the company's articles of association the result for the period is at the disposition of the shareholders at the Annual General Meeting.

6	Directors

The company has one director.

Scanda Investments B.V.
Notes to the Financial Statements

7	Post balance Sheets Events

On 10 May 2006 the Company entered into three purchase agreements to purchase 95 % of the shares in three Kazakhstan companies which are all involved in the exploration for oil or related scientific activities.

The Kazakhstan companies and their investment cost were:

1.SIF Dank, LLP, 211 Mukanova str., Almaty 050026, Republic of Kazakhstan. The purchase price amounted to 305.045 Tenge (USD 2.520 at USD 1 equals 121 Tenge). The Net Equity Value at 31 December 2005 amounted to USD 3.215.234. This company is involved in exploration of oil.

2.CGE, LLP, 58 Abylai Khan Ave., Almaty 050004, Republic of Kazakhstan. The purchase price amounted to 11.400.000 Tenge (USD 94.215 at USD 1 equals 121 Tenge). The Net Equity Value at 31December 2005 amounted to USD 478.732.This company is involved in exploration of oil related scientific activities.

3.KOR-TAZH LLP, 211 Mukanova str., Almalinsky district, Almaty 050026, Republic of Kazakhstan, registration number 11885-1910-TOO. The purchase price amounts to USD 3.135.000. The Net Equity Value at 31 December 2005 amounted to a deficit of USD 225,962.
This company is involved in exploration of oil related scientific activities.

The purchase of SIF Dank, LLP and CGE, LLP was financed by a contribution to the capital of the Company by Nurlan Janseitov who, along with Timur Bergaliyev, is the beneficial owner of all of the shares in the Company. The purchase of Kor-Tazh LLP was financed by the seller’s agreement to a deferred payment of the purchase price. Subsequently, the seller agreed to accept from Timur Bergaliyev, in settlement of the obligation, a portion of the shares of CRSI Group, Inc. that will be issued in the share exchange described below.

The shares of Timur Bergalyev and Nurlan Janseitov in the Company are held in trust by Noble Corporate Services (BVI) Limited, a company with its registered seat in Tortola, the British Virgin Islands.

Nurlan Janseitov and Timur Bergaliyev are parties to a Share Exchange Agreement with CRSI Group, Inc. that was originally signed on February 23, 2006 and subsequently amended on two occasions. CRSI Group is a publicly-held company whose common stock is quoted on the Pink Sheets. The executive offices of CRSI Group, Inc. are located in New York, New York, U.S.A.

The Share Exchange Agreement provides that Nurlan Janseitov and Timur Bergaliyev will transfer to CRSI Group, Inc. their beneficial interest in the Company in exchange for 54.000.000 common shares of CRSI Group, Inc., which will be approximately 87% of the outstanding shares of CRSI Group. The shares will be issued thus: 32.400.000 to Nurlan Janseitov or his assignees; 21.600.000 to Timur Bergaliyev or his assignees. When the share exchange is completed, CRSI Group, Inc. will own the entire beneficial interest in the capital stock of the Company.

8	Commitments and Contingencies

There are none.

SIF DANK LLP
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Report of Independent Registered Public Accounting Firm

To the Founders of
SIF Dank LLP

We have audited the accompanying balance sheet of SIF Dank LLP as of December 31, 2005 and 2004, and the related statements of operations, equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SIF Dank LLP at December 31, 2005 and 2004 and the results of its operations and its cash flows for the two years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Kazakhstanaudit, LLP

BDO Kazakhstanaudit, LLP

May 20, 2006
Almaty, Kazakhstan

SIF DANK LLP
BALANCE SHEETS

	Notes	at December 31, 2005	at December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	2,428,748	154,785
Inventories	5	1,355,902	184,941
Trade accounts receivable, net	8	148,664	837,868
Other receivables, net	9	674,885	114,870
Advances paid	10	551,553	146,226
Prepaid taxes	4	89,263	78,439

Total current assets		5,249,015	1,517,129

NON-CURRENT ASSETS
Property, plant and equipment, net	6	9,656,693	3,245,101
Intangible assets, net	7	289,310	395,909
Total non-current assets		9,946,003	3,641,010

TOTAL ASSETS		15,195,018	5,158,139

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable		674,733	1,103,324
Other payables and accrued liabilities	12	1,952,997	878,014
Taxes payable	13	778,584	253,773
Current loans	11	3,166,123
Total current liabilities		6,572,437	2,235,111

LONG-TERM LIABILITIES

Deferred tax liability	14	1,109,977	39,165
Loans	11	4,297,370	2,642,854

Total long-term liabilities		5,407,347	2,682,019

EQUITY
Charter capital	15	5,264	5,264
Accumulated other comprehensive income		362,029	293,255
Retained earnings (accumulated deficit)		2,847,941	(57,510)
Total Equity		3,215,234	241,009

TOTAL LIABILITIES AND EQUITY		15,195,018	5,158,139

The accompanying notes are integral part of financial statements

SIF DANK LLP
STATEMENTS OF OPERATIONS

	Notes	Year ended December 31, 2005	Year ended December 31, 2004

REVENUES

Services Revenues		$18,401,490	$7,145,405

EXPENSES
Cost of services, exclusive of depreciation shown below		(10,844,563)	(5,349,307)
Depreciation and amortization expenses		(1,144,440)	(598,215)
General and administrative expenses	16	(1,445,167)	(831,967)

Total		(13,434,170)	(6,779,489)

OPERATING INCOME		4,967,320	365,916

INTEREST EXPENSES and OTHER LOSS
Interests expense		(668,733)	(425,533)
Other Income (loss)	17	17,023	(527,210)
Total		(651,710)	(952,743)

INCOME (LOSS) BEFORE INCOME TAXES		4,315,610	(586,827)

INCOME TAX EXPENSE	14	(1,410,159)	(193,389)

NET INCOME (LOSS)		$2,905,451	$(780,216)

OTHER COMPREHENSIVE INCOME (LOSS):

Foreign currency translation adjustments, net of $0 tax		68,774	296,292

NET OTHER COMPREHENSIVE INCOME (LOSS)		$2,974,225	$(483,924)

The accompanying notes are integral part of financial statements

SIF DANK LLP
STATEMENTS OF EQUITY

	Notes	Charter capital	Accumulated other comprehensive income	Retained earnings (accumulated deficit)	Total
At December 31, 2003		5,264	(3,037)	867,998	870,225
Net Loss				(780,216)	(780,216)
Partners’ withdrawal of shares in retained earning				(145,292)	(145,292)
Foreign currency translation adjustments, net of $0 tax			296,292		296,292

At December 31, 2004		5,264	293,255	(57,510)	241,009

Net Income				2,905,451	2,905,451
Foreign currency translation adjustments, net of $0 tax			68,774		68,774

At December 31, 2005		5,264	362,029	2,847,941	3,215,234

The accompanying notes are integral part of financial statements

SIF DANK LLP
STATEMENTS OF CASH FLOW

	Notes	Year ended December 31, 2005	Year ended December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME		2,905,451	(780,216)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense		1,211,025	614,646
Loss from disposal of PPEs	17	11,773	60,449
Loss from disposal of investments	17		426,616
Loss (Gain) from disposal of intangible assets	17	(1,772)	39,218

Changes in current assets and liabilities:
Trade accounts receivable		689,204	(46,515)
Other receivables		(560,015)	78,271
Inventories		(1,170,961)	(158,555)
Advances paid		(405,327)	(129,299)
Accounts payable		(428,591)	63,141
Other accounts payable and accrued liabilities		2,020,338	1,181,059
Tax payable		574,265	(42,717)
Unearned revenues			(20,743)
Income tax paid		(60,278)	(84,177)
Interests paid		(668,733)	(457,509)
Deferred tax liabilities		1,070,812

Net cash provided by operating activities		5,187,191	743,669

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of PPEs		(7,584,461)	(184,257)
Acquisition of intangible assets		(297)
Proceeds from PPEs sale		39,485	19,491
Proceeds from sale of intangible assets		10,900	606

Net cash used in investing activities		(7,534,373)	(164,160)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loans		6,121,462	1,952,315
Repayment of loans		(1,579,295)	(2,293,185)

Net cash provided by (used in) financing activities		4,542,167	(340,870)

Effect of exchange rate changes on cash		78,978	(240,656)

NET CHANGE IN CASH AND CASH EQUIVALENTS		2,273,963	(2,017)

CASH AND CASH EQUIVALENTS at beginning of year		154,785	156,802

CASH AND CASH EQUIVALENTS at end of year	3	2,428,748	154,785

Non-cash transactions
Dividends translated at the date of declaration			145,292
Dividends paid by PPE			261,702

The accompanying notes are integral part of financial statements

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

1.	DESCRIPTION OF BUSINESS

SIF DANK LLP is the limited liability partnership according to the Civil code of the Republic of Kazakhstan (hereinafter referred to as the “Company”). The Company was established in January 27, 1995 and is one of seismic survey provider. The Company’s operation is located in the Kazakhstan.
The structure of DANK SIF includes three entirely staffed seismic crews. DANK SIF is one of the most stable and active developing companies in Kazakhstan and Central Asia. The total staff of DANK is about 600 persons.
The Company has following licenses that allow the Company to operate in Kazakhstan:
-
license to conduct geodesic, topographic and cartographic works #MEB 00258 issued on February 12, 2004 and license to operate industrial explosive and mining facilities #0000571 issued in October 28, 2001.

The Company has the certificate CH05/0677 on compliance of management system of DANK SIF LLP to requirements of ISO 9001:2000 for geophysical services. The certificate is valid from September 19, 2005 to September 18, 2008.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

These Financial Statements are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

The Company maintains its accounting records in Kazakhstan Tenge (further KZT) and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying Financial Statements reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and affect the results reported in these Financial Statements.

Foreign currency translation

The Company’s functional currency is primarily the Kazakhstan Tenge. All assets and liabilities denominated in foreign currencies are translated to US Dollar ($) at the rates of exchange prevailing at the balance sheet dates. The resulting adjustments are charged or credited directly to the Equity section of the Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are translated at weighted-average exchange rate for the year. All realized and unrealized transaction gains and losses are included in income in the period in which they occur.

Risks and uncertainties

Company activity is subject to economical, political and social risks inherent to doing business in Kazakhstan. Those risks include the consequences of government policy, economic conditions, legislative changes in tax and laws, currency exchange rates fluctuations, uncovered execution of the rights under the contracts.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Recognition of revenue and cost

Revenue is recognized when services are rendered and collectibility is reasonably assured. All advance client payments are classified as unearned revenues until services are provided. We recognise revenue when we determine that following criteria are met: (i) persuasive evidence an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectibility is reasonable assured.

Income taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

Cash and cash equivalents

The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Trade accounts receivable and advanced paid

Accounts receivable and prepaid expenses are stated at their net realizable values after deducting provisions for uncollectable amounts. Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of accounts receivable and prepaid expense accounts approximates their carrying amounts due to their short-term maturity.

Inventories

Inventories are recorded at the lower of cost and net realizable value.
Cost is calculated using the weighted average method. Net realizable value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

Property, plant and equipment

Fixed assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.

Depreciation of fixed assets is calculated using the straight-line method based upon estimated useful lives
Machinery and equipment -	3-10 years
Vehicles	5-10 years
Other	3-5 years
Book value has been translated to $ using exchange rate prevailing at the balance sheet date.
Maintenance and repairs is charged to expenses as incurred. Renewals and betterments are capitalized.
Fixed assets of the Company are evaluated for impairment annually or more frequently if circumstances indicate that a potential impairment has occurred. If the sums of expected undiscounted cash flows are less than net book value, unamortized costs of fixed assets will be reduced to a fair value.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Intangible assets

Intangibles include purchased software:
•	Program complex MESA (obtained in 2003) is used for planning, 3D survey materials quality control, and also for design drawn. The software is designed for 3D data projecting and planning.
•
Software FOCUS (obtained in 2003) is used for quality control and field processing of materials. FOCUS system an Interactive Seismic Processing System that includes more than 400 processing programs and intends for production 2D/3D processing of huge volumes of seismic data processing of he volumes of seismic data and worldwide using.

•	Software TOPOSEIS, (obtained in 2004) is used for quality control and field processing of materials.
Intangible assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the intangible assets. Amortization of intangible assets is calculated using straight line method upon estimated useful life.
Book value has been translated to $ using exchange rate prevailing at the balance sheet date.
Intangibles of the Company are evaluated for impairment annually or more frequently if circumstances indicate that a potential impairment has occurred.

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents and trade accounts receivable. All cash and cash equivalents are on deposit at commercial banks with significant financial resources. Our trade receivables are with a variety of domestic and national oil and gas companies. We had no clients who provided more than 10% of our revenues for the years ended December 31, 2005 and 2004. We consider our credit risk related to trade accounts receivable to be limited due to the creditworthiness and financial resources of our clients. We evaluate our estimate of the allowance for doubtful accounts on an on-going basis throughout the year.

Comparative figures

The presentation of certain amounts for previous year has been reclassified to conform to the presentation adopted for the current year.

Recent accounting pronouncements

In November 2004, the EITF ratified Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No.144, Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations.” The EITF reached a consensus that classification of a disposed of or held-for-sale component as a discontinued operation is only appropriate if the ongoing entity (i) expects to have no continuing “direct” cash flows, and (ii) does not retain or expect to retain an interest, contract or other arrangement sufficient to enable it to exert significant influence over the disposed component’s operating and financial policies after the disposal transaction. Application of this consensus did not have a material impact on the Company’s Financial Statements.

In December 2004, the FASB issued Statement 153, “Exchanges of Non-monetary Assets”, an amendment of APB Opinion 29, “Accounting for Non-monetary Transactions.” This amendment eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under Statement 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. This statement is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005 and will not impact the Company’s financial position or results of operations, and cash flows.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

3.	CASH AND CASH EQUIVALENTS

	at December 31, 2005	at December 31, 2004
Cash at bank, foreign currency	6,362	1,022
Cash at bank, national currency	2,378,416	56,931
Cash on hand	43,970	96,832
	2,428,748	154,785

4.	PREPAID TAXES

	at December 31, 2005	at December 31, 2004
Vehicle tax	3,959	6,154
VAT offset	15,480	32,164
Property tax	38,476	40,121
Other taxes	1,167
Personal income tax	30,181
TOTAL	89,263	78,439

5.	INVENTORIES

	at December 31, 2005	at December 31, 2004
Spare parts	998,253	140,108
Fuel	353,139	41,554
Other materials	4,510	3,279
Total	1,355,902	184,941

6.	PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment are as follows:

	At December 31, 2005	At December 31, 2004
Machinery and equipment	16,522,523	9,558,701
Vehicles	1,012,959	738,127
Constructions	573	590
Total property, plant and equipment	17,536,055	10,297,418
Less - accumulated depreciation and amortization	7,879,362	7,052,317
Property, plant and equipment, net	9, 656,693	3,245,101

As of December 31, 2005 Company pledged fixed assets in amount $5,354,284 of carrying value to collateralize the loan.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

7.	INTANGIBLE ASSETS

The components of intangibles are as follows:

		At December 31,2005		At December 31, 2004
	Estimated life in years	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Software	3-7	559,860	270,550	$ 593,102	$ 197,193
Total intangibles		559,860	270,550	$ 593.102	$ 193,193

As of December 31, 2005 and 2004 intangible assets include accounting software for internal use and other software that used for the purpose of creating revenues.

8.	TRADE ACCOUNTS RECEIVABLE

	at December 31, 2005	at December 31, 2004
Trade accounts receivable	149,393	843,540
Bad debts allowance	(729)	(5,672)
Trade accounts receivable, net	148,664	837,868

9.	OTHER RECEIVABLES

	at December 31, 2005	at December 31, 2004
Financial aid	399,941	69,500
Receivables from related parties	83,526	87,710
Receivables from employees	16,755	48,571
Loans receivable from employees	285,363
Other	2,243	463
Total	787,828	206,244
Bad debt allowance	(112,943)	(91,374)
Other accounts receivable, net	674,885	114,870

We rendered a financial aid without charge for interest to our business partners (Caspian Real Estate, LLP) that was formed in 4 quarter of 2003 and paid out in 4 quarter 2005.
We rendered a financial aid due 2006 in amount $ 399,941 without charge for interest to our business partners (Batyr LLP) that was formed in 4 quarter of 2005.

Average terms of loans for employees are 1 year. Company's policy countenances the interest free credits for good specialists. Loans for related party (Janseitov N and his immediate family) is in amount $ 215,760. Bad debt allowance was accrued to Loans receivable from employees.

10.	ADVANCES PAID

	at December 31, 2005	at December 31, 2004
Advances paid for inventories	351,724	77,810
Advances paid for works and services	199,829	68,416
Total	551,553	146,226

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

11.	LOANS

	at December 31, 2005	at December 31, 2004
Secured bank loans, principally 19%	623,271	1,398,077
Secured bank loans, principally 7%-10,2%	6,551,270	948,598
Total credit facility	7,174,541	2,346,675
Other loans	288,952	296,179
Total	7,463,493	2,642,854

Credit Facility

In March 30, 2001 The Company entered into a $3,620,320, five-year Revolving General Credit Facility Agreement #1632 with Bank TuranAlem. Interest rate should be identified in side Credit agreements. Under the terms of the agreement, the Company can, under mutual agreement of the Parties, increase a total available credit amount.

In March 19, 2001 the company amended credit facility extending the maturity date of credit facility to 5 years and 6 months from March 30, 2001 to September 30, 2006.
In October 24, 2001 the Company entered into side credit agreement #2186 to Revolving General Credit Facility Agreement #1632 with Bank TuramAlem for the loan in the amount of $3,373,493 to be repaid until July 15, 2006. Interest rate is 6 months Libor (bank of New-York) + 5.25%. For the period from October 18, 2001 to January 15, 2002 Libor was 2.36%.

In March 2002 the company amended credit facility increasing credit facility to $5,120,320 according to which $3,620,320 is for acquisition of fixed assets and $1,500,000 for renewal of currents assets. Principal limit is the amount within credit facility for which revolving loans are given. It is $4,920,320.
In March 19, 2003 the Company entered into side credit agreement #87 to Revolving General Credit Facility Agreement #1632 with Bank TuranAlem for the loan in the amount of KZT84,500,000 which is approximately $558,862 to be repaid until March 19, 2004. Interest rate is 19%.
In June 13, 2003 the Company entered into side credit agreement #246 to Revolving General Credit Facility Agreement #1632 with Bank TuranAlem for the loan for renewal of currents assets to the amount of KZT84,300,000 which is approximately $566,608. Term of the agreement is from June 13, 2003 to September 30, 2006. This side credit agreement bears interest rate of 19%.

In May 2004 amended credit facility increasing credit facility to $5,120,320 according to which $3,120,320 is for non-revolving loans and $1,000,000 is for non- revolving cash financing (bank guarantees, letter of credits) and $500,000 is for revolving cash financing and $500,000 is for revolving loans for guarantees. Term of the agreement is from March 30, 2001 to September 30, 2006.
In March 01, 2004 the Company entered into side credit agreement #182 to Revolving General Credit Facility Agreement #1632 with Bank TuranAlem for the loan for renewal of currents assets to the amount of KZT155,750,000 which is approximately $1,119,296. Term of the agreement is from March 01, 2004 to August 01, 2006. This side credit agreement bears interest rate of 19%.
In March 29, 2005 the Company entered into side credit agreement #59 to Revolving General Credit Facility Agreement #1632 with Bank TuranAlem for the non-revolving letter of credit in the amount of $5,870,000 for the period from March 29, 2005 to June 27, 2005. This side credit agreement bears interest rate of Libor +4.25%.

In March 31, 2005 the company amended credit facility increasing credit facility to $9,150,000 according to which $1,870,000 is for non-revolving loans for acquisition of fixed assets and $6,300,000 is for non- revolving investing and $980,000 is for revolving loans for renewal of current assets. Term of the agreement is from March 30, 2001 to March 30, 2012.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

All this credit facility is secured by fixed assets at book value of $5,354,284 and also further cash that will be received.

Other loans
In February 1999 Company received financial aid in amount $700,000 with charge for interest of 12,5% from Vega Properties, Inc., with maturity date before 31.12.2002, additional agreement was concluded on prolongation up to 31.12.2006. As at December 31, 2005 and 2004 credit debt was $90,000 and $96,179 respectively.
In June 2001 Company received additional financial aid from Vega Properties, Inc in amount $200,000 with maturity date before 31.12.2003. Additional agreement was concluded on prolongation up to 31.12.2006. As at December 31, 2005 and 2004 credit debt was $198,952 and $200,000 respectively.

Scheduled maturities of long- term debt are as follows:

2006 -	3,166,423

1-3 years	3,777,370

4-5 years-	520,000

12.	OTHER ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	at December 31, 2005	at December 31, 2004
Interests payable	140,667	140,664
Salaries payable	135,770	293,891
Payables for pension funds stipulated be the law	105,597	46,608
Other accounts payable	26,609	9,731
Estimated liabilities	51,025	52,505
Payables to related parties	123,598	334,615
Unearned revenues	1,369,731
Total	1.952,997	878,014

Payables to related party include financial aid received from CGE, LLP without charge for interest in amount $90,828 and $334,615 as at December 31, 2005 and 2004 respectively.

13.	TAXES PAYABLE

	at December 31, 2005	at December 31, 2004

Income tax for non-resident	19,561	20,128
Social tax	30,608	38,400
Vehicle tax	4,357	4,483
Environment fee		2,628
Corporate income tax	507,482	112,345
Personal income tax	200,202	22,309
Fines and penalties on corporate income tax		53,480
Other taxes and fees	16,374
Total	778,584	253,773

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

14.	INCOME TAXES

The income tax charge in the income statement comprised:

	For the year ended December 31, 2005	For the year ended December 31, 2004

Current tax expense	346,045	162,778
Deferred tax expense	1,064,114	30,611

	1,410,159	193,389

Relationship between tax expenses and accounting loss for the years ended December 31 are explained as follows:

	at December 31, 2005	at December 31, 2004

Loss before income taxes	4,315,610	(586,827)
Expected tax provision	1,294,683	(176,048)
Add tax effect of:
Permanent differences	108,778	377,991
Exchange difference on deferred tax	6,698	(8,554)
	1,410,159	193,389

Deferred taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial reporting purposes and those measured by tax laws and regulations. The components of deferred tax assets and deferred tax liabilities are as follows:

	at December 31, 2005	at December 31, 2004

Deferred tax assets	27,847

Deferred tax liabilities:	(1,137,824)	(39,165)

Net deferred tax liability	(1,109,977)	(39,165)

15.	CHARTER CAPITAL

	at December 31, 2005	at December 31, 2004
Opening balance	5,264	5,264
Contribution to charter capital
Closing balance	5,264	5,264

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

The founders of the Company are as follows:

1. Janseitov Nurlan Sattarovich, date of birth: 30.04.1951, place of birth: South-Kazakhstan oblast, Identity card # 018589687 given by Ministry of Justice of 09.11.2005, place of residence: 4, Novaya str., Almaty. Share in charter capital -65%
2 Janseitova Irina Petrovna, date of birth: 16.06.1953, place of birth: Karl-Marx Schtadt, Germany, Identity card # 009965645 given by Ministry of Internal Affairs of Republic of Kazakhstan of 28.08.1998, place of residence: 4, Novaya str., Almaty. Share in charter capital -10%.
3. .Dautbayeva Meruert Nurlanovna, date of birth: 09.04.1977, place of birth: Gomel oblast, Belorussia, Identity card #015658564 given by Ministry of Internal Affairs of Republic of Kazakhstan of 26.03.2004, place of residence: 4, Novaya str., Almaty. Share in charter capital -20%.
4. Janseitov Daniyar Nurlanovich, date of birth: 12.08.1983, place of birth: Almaty, Identity card # 010464867 given by Ministry of Internal Affairs of Republic of Kazakhstan of 06.10.1999, place of residence: 4, Novaya str., Almaty. Share in charter capital -5%.
Charter capital was translated at exchange rate prevailing at the date of transaction.

16.	GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31, 2005	Year ended December 31, 2004
Salaries and wages and taxes paid thereon	460,129	252,575
Entertainment and travelling expenses	31,703	40,541
Fines and penalties	202,483	851
Insurance	6,442	1,046
Electric power	-	2,354
Transportation and communication	76,392	72,060
Consulting and audit services	4,058
Depreciation and amortization	66,585	16,431
Advertisement	17,873	10,521
Rental payments	102,854	13,530
Notary services	1,591	-
Repair and maintenance	20,308	-
Taxes and other payments to budget	111,261	135,702
Banking services	62,500	9,691
Sponsorship	-	2,937
Bad debt allowance	16,626	97,046
Others	264,362	176,682
Total	1,445,167	831,967

17.	OTHER INCOME

	For the year ended December 31, 2005	For the year ended December 31, 2004
Gain (Loss) from disposal of PPEs	(11,773)	(60,449)
Income from disposal of intangible assets	1,772	(39,218)
Loss from disposal of investments		(426,616)
Other loss	27,024	(927)
	17,023	(527,210)

The loss from investments relates to the sale in 2004 of an investment in which the Company did not have significant influence, was not receiving adequate financial information to properly track its investment, and in which it received minimal, if any, annual dividends.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

18.	TRANSACTIONS WITH RELATED PARTIES

Related parties include legal entities and individuals being partners, affiliates or companies directed by the Company’s management.

Transactions with related parties during 2005 and 2004 are as follows:

	Transactions during the year	Balance at December 31, 2005	Transactions during the year	Balance at December 31, 2004
CGE LLP		-
Cost of Service Purchased	1,023,388	193,120	537,087	1,403
Financial aid (Note12)		90,828	334,615	334,615
PGD Services LLP			-
Cost of Service Purchased	11,864	10,989	335,069	11,307
Kazpromgeophysics OJSC
Cost of Service Purchased			61,122	61,122
Other
Loans from employees(Note 9)	215,760	215,760
Financial aid (Note9)	399,941	399,941

19.	EXECUTIVE COMPENSATION

		Year ended December 31, 2005	Year ended December 31, 2004
Janseitov N.S.	Chairman of Oversight Board	116,630	116,630
Janseitova I.P	Vice-president	30,879	30,873
Janseitov D.N.	Member of Ovresight Board	10,382	10,832
Dautbaeva M.N.	Member of Ovresight Board	10,382	10,832
Kurmanbaev M.S.	President	40,843	39,692

20.	COMMITMENTS AND CONTINGENCIES

Operating Environment

The Company operates within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company's assets and operations could be at risk in the event of negative changes in the political and business environment.

Government taxes and legislation in the Republic of Kazakhstan

The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations can lead to imposition of penalties and interest.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Environmental matters

The Company believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future.

Pension and retirement plans

Employees of the Company receive pension benefits in accordance with the laws and regulations of the respective countries. As of December 31, 2005 the Company was not liable for any supplementary pensions, post-retirement, health care, insurance benefits or retirement indemnities to its current or former employees.

The following table lists our significant commitments at December 31, 2005, excluding current liabilities as listed on our balance sheet:

	Payments Due By Period
	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Loans	$4,463,793	3,166,423	$3,777,370	$520,000	$0
Total	$4,463,793	3,166,423	3,777,370	520,000	$0

21.	FINANCIAL INSTRUMENTS

The nature of the Company’s operations exposes the Company to fluctuations in foreign currency exchange rates, credit risk and country risk. The Company recognizes these risks and manages operations in a manner such that exposure to these risks minimized to the extent practical.

22.	POST BALACE SHEET EVENTS

According to the Contract on sale of 95% of shares in charter capital in May 10, 2006 SIF DANK LLP sold to “Caspian International Oil Corporation B.V.” incorporated in the Netherlands under registration # 24243035 participation to the total amount of $5,000.

Department of Justice of the Republic of Kazakhstan reregistered SIF DANK LLP under #118885-1910-LLP (IU) in May 15, 2006 due to changes in founders .

In May 2006 Dank LLP acquired 100% participation in PGD Services LLP.

SIF DANK LLP
UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2006

SIF DANK LLP
UNAUDITED BALANCE SHEETS

	Notes	at March 31, 2006	at December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	$1,098,718	$2,428,748
Inventories	5	1,330,258	1,355,902
Trade accounts receivable, net	8	2,251,624	148,664
Other receivables, net	9	709,132	674,885
Advances paid	10	1,287,524	551,553
Prepaid taxes	4	82,622	89,263
Total current assets		6,759,878	5,249,015

NON-CURRENT ASSETS
Property, plant and equipment, net	6	9,587,198	9,656,693
Intangible assets, net	7	279,439	289,310

Total non-current assets		9,866,637	9,946,003

TOTAL ASSETS		$16,626,515	$15,195,018

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payables		486,039	$674,733
Other accounts payable and accrued liabilities	12	2,257,889	1,952,997
Taxes payable	13	1,155,483	778,584
Short term loans	11	2,901,100	3,166,123
Total current liabilities		$6,800,511	6,572,437

LONG-TERM LIABILITIES

Deferred tax liability	14	1,155,949	1,109,977
Loans	11	4,297,370	4,297,370

Total long-term liabilities		5,453,319	5,407,347

EQUITY
Charter capital	15	5,264	5,264
Accumulated other comprehensive income		514,862	362,029
Retained earnings		3,852,559	2,847,941
Total Equity		4,372,685	3,215,234

TOTAL LIABILITIES AND EQUITY		$16,626,515	$15,195,018

The accompanying notes are integral part of financial statements.
General Director
Kurmanbaev M.S.

Chief Accountant
Imanbaeva Zh. Zh.

SIF DANK LLP
UNAUDITED STATEMENTS OF OPERATIONS

	Notes	Three months ended March 31, 2006	Three months ended March 31, 2005

REVENUES

Service Revenues		$5,007,163	$4,447,949

EXPENSES
Cost of services, exclusive of depreciation shown below		(2,192,574)	(2,747,000)
Depreciation and amortization expenses		(813,022)	(72,397)
General and administrative expenses	16	(329,912)	(215,782)

Total		(3,335,508)	(3,035,179)

OPERATING INCOME		1,671,655	1,412,770

INTEREST EXPENSES and OTHER LOSS
Interests expense		(236,486)	(64,953)
Other Income (loss)	17	-	(1,046)
Total		(236,486)	(65,999)

INCOME BEFORE INCOME TAXES		1,435,169	1,346,771

INCOME TAX EXPENSE		(430,551)	(404,031)

NET INCOME		$1,004,618	$942,740

OTHER COMPREHENSIVE INCOME

Foreign currency translation adjustments, net of $0 tax		152,833

NET OTHER COMPREHENSIVE INCOME		1,157,451

The accompanying notes are integral part of financial statements

SIF DANK LLP
UNAUDITED STATEMENTS OF EQUITY

	Notes	Charter capital	Accumulated other comprehensive income	Retained earnings (Accumulated deficit )	Total

At December 31, 2004		$5,264	$293,255	$(57,510)	$241,009

Net income				2,905,451	2,905,451
Foreign currency translation adjustments, net of $0 tax			68,774		68,774

At December 31, 2005		$5,264	$362,029	$2,847,941	$3,215,234

Net income				1,004,618	1,004,618
Foreign currency translation adjustments, net of $0 tax			152,833		152,833

At March 31, 2006		$5,264	$514,862	$3,852,559	$4,372,685

The accompanying notes are integral part of financial statements

SIF DANK LLP
UNAUDITED STATEMENTS OF CASH FLOW

	Notes	Three months ended March 31, 2006	Three months ended March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME		1,004,618	942,740

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense		819,824	140,253
Loss from disposal of PPEs	17	-	1,046

Changes in current assets and liabilities
Account receivables		(2,055,673)	638,875
Other receivables		3,963	(213,968)
Inventories		80,197	(60,997)
Advances paid		(699,139)	(303,227)
Accounts payable		(107,511)	(400,023)
Other payables and accrued liabilities		461,146	598,586
Tax payables		205,842	(11,153)
Interests paid		(214,088)	(99,947)

Net cash provided by (used in) operating activities		(500,821)	1,232,185

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of PPEs		(344,629)	(130,063)

Net cash used in investing activities		(344,629)	(130,063)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loans		228,050	-
Repayment of loans		(789,989)	(596,971)

Net cash used in financing activities		(561,939)	(596,971)

Effect of exchange rate changes on cash		77,359	(12,207)

NET CHANGE IN CASH AND CASH EQUIVALENTS		(1,330,030)	492,944

CASH AND CASH EQUIVALENTS at beginning of period		2,428,748	154,785

CASH AND CASH EQUIVALENTS at end of period	3	1,098,718	647,729

The accompanying notes are integral part of financial statements

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

SIF DANK LLP is the limited liability partnership according to the Civil code of the Republic of Kazakhstan (hereinafter referred to as the “Company”). The Company was established in January 27, 1995 and is one of seismic survey provider. The Company’s operation is located in the Kazakhstan.
The structure of DANK SIF includes three entirely staffed seismic crews. DANK SIF is one of the most stable and active developing companies in Kazakhstan and Central Asia. The total staff of DANK is about 600 persons.
The Company has following licenses that are allow the Company to operate in Kazakhstan:
-
license to conduct geodesic, topographic and cartographic works #MEB 00258 issued on February 12, 2004 and license to operate industrial explosive and mining facilities #0000571 issued in October 28, 2001.

The Company has the certificate CH05/0677 on compliance of management system of DANK SIF LLP to requirements of ISO 9001:2000 for geophysical services. The certificate is valid from September 19, 2005 to September 18, 2008.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

These Financial Statements are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

The Company maintains its accounting records in Kazakhstan Tenge (further KZT) and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying Financial Statements reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and affect the results reported in these Financial Statements.

Foreign currency translation

The Company’s functional currency is primarily the Kazakhstan Tenge. All assets and liabilities denominated in foreign currencies are translated to US Dollar ($) at the rates of exchange prevailing at the balance sheet dates. The resulting adjustments are charged or credited directly to the Equity section of the Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are translated at weighted-average exchange rate for the year. All realized and unrealized transaction gains and losses are included in income in the period in which they occur.

Risks and uncertainties

Company activity is subject to economical, political and social risks inherent to doing business in Kazakhstan. Those risks include the consequences of government policy, economic conditions, legislative changes in tax and laws, currency exchange rates fluctuations, uncovered execution of the rights under the contracts.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

Recognition of revenue and cost

Revenue is recognized when services are rendered and collectibility is reasonably assured. All advance client payments are classified as unearned revenues until services are provided. We recognise revenue when we determine that following criteria are met: (i) persuasive evidence an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectibility is reasonable assured.

Income taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

Cash and cash equivalents

The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Trade accounts receivable and advanced paid

Accounts receivable and prepaid expenses are stated at their net realizable values after deducting provisions for uncollectable amounts. Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of accounts receivable and prepaid expense accounts approximates their carrying amounts due to their short-term maturity.

Inventories

Inventories are recorded at the lower of cost and net realizable value.
Cost is calculated using the weighted average method. Net realizable value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

Property, plant and equipment

Fixed assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.

Depreciation of fixed assets is calculated using the straight-line method based upon estimated useful lives
Machinery and equipment -	3-10 years
Vehicles	5-10 years
Other	3-5 years
Book value has been translated to $ using exchange rate prevailing at the balance sheet date.
Maintenance and repairs is charged to expenses as incurred. Renewals and betterments are capitalized.
Fixed assets of the Company are evaluated for impairment annually or more frequently if circumstances indicate that a potential impairment has occurred. If the sums of expected undiscounted cash flows are less than net book value, unamortized costs of fixed assets will be reduced to a fair value.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

Intangible assets

Intangibles include purchased software:
•	Program complex MESA (obtained in 2003) is used for planning, 3D survey materials quality control, and also for design drawn. The software is designed for 3D data projecting and planning.
•
Software FOCUS (obtained in 2003) is used for quality control and field processing of materials. FOCUS system an Interactive Seismic Processing System that includes more than 400 processing programs and intends for production 2D/3D processing of huge volumes of seismic data processing of he volumes of seismic data and worldwide using.

•	Software TOPOSEIS, (obtained in 2004) is used for quality control and field processing of materials.
Intangible assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the intangible assets. Amortization of intangible assets is calculated using straight line method upon estimated useful life.
Book value has been translated to $ using exchange rate prevailing at the balance sheet date.
Intangibles of the Company are evaluated for impairment annually, or more frequently if circumstances indicate that a potential impairment has occurred.

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents and trade accounts receivable. All cash and cash equivalents are on deposit at commercial banks with significant financial resources. Our trade receivables are with a variety of domestic and national oil and gas companies. We had no clients who provided more than 10% of our revenues for the years ended December 31, 2005 and 2004. We consider our credit risk related to trade accounts receivable to be limited due to the creditworthiness and financial resources of our clients. We evaluate our estimate of the allowance for doubtful accounts on an on-going basis throughout the year.

Comparative figures

The presentation of certain amounts for previous year has been reclassified to conform to the presentation adopted for the current year.

Recent accounting pronouncements

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FASB Statement No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after September 15, 2006. Management does not anticipate this Statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

3.	CASH AND CASH EQUIVALENTS

	At March 31, 2006	at December 31, 2005
Cash at bank, foreign currency	3,307	6,362
Cash at bank, national currency	1,095,182	2,378,416
Cash on hand	229	43,970
	1,098,718	2,428,748

4.	PREPAID TAXES

	at March 31, 2006	at December 31, 2005
Vehicle tax	1,691	3,959
VAT receivable	70,403	15,480
Property tax	10,528	38,476
Other taxes		1,167
Personal income tax		30,181
TOTAL	82,622	89,263

5.	INVENTORIES

	At March 31, 2006	at December 31, 2005
Spare Parts	1,141,112	998,253
Fuel	184,062	353,139
Other materials	5,084	4,510
Total	1,330,258	1,355,902

6.	PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment are as follows:

	At March 31, 2006	At December 31, 2005
Machinery and equipment	17,531,721	16 522 523
Vehicles	1,074,954	1 012 959
Constructions	597	573
Total property, plant and equipment	18,607,272	17 536 055
Less - accumulated depreciation and amortization	9,020,074	7 879 362
Property, plant and equipment, net	9,587,198	9 656 693

As of March 31, 2006 Company pledged fixed assets in amount $5,354,284 to collateralize the loan.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

7.	INTANGIBLE ASSETS

The components of intangibles are as follows:

		At March 31,2006		At December 31, 2005
	Estimated life in years	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Software	3-7	583,048	303,609	$ 559,860	$ 270,550
Total intangibles		583,048	303,609	$ 559.860	$ 270,550

As of March 31, 2006 and December 31, 2005 intangible assets include accounting software for internal use and other software that used for the purpose of creating revenues.

8.	ACCOUNTS RECEIVABLE

	At March 31, 2006	at December 31, 2005
Accounts receivable	2,252,383	149,393
Bad debts allowance	(759)	(729)
Accounts receivable, net	2,251,624	148,664

9.	OTHER RECEIVABLES

	At March 31, 2006	at December 31, 2005
Financial aid	418,840	399,941
Receivables from related parties	60,085	83,526
Receivables from employees		16,755
Loans receivable from employees	314,041	285,363
Other	33,787	2,243
Total	826,753	787,828
Bad debt allowance	(117,621)	(112,943)
Other receivables, net	709,132	674,885

We rendered a financial aid without charge for interest to our business partners (Caspian Real Estate, LLP) that was formed in 4 quarter of 2003 and paid out in 4 quarter 2005.
We rendered a financial aid due 2006 in amount $399,941 without charge for interest to our business partners (Batyr LLP) that was formed in 4 quarter of 2005.

Average terms of loans for employees are 1 year. Company's policy countenances the interest free credits for good specialists. Loans for related party (Janseitov N and his immediate family) is in amount $ 215,760. Bad debt allowance was accrued to Loans receivable from employees.

10.	ADVANCES PAID

	At March 31, 2006	at December 31, 2005
Advances paid for inventories	1,053,677	351,724
Advances paid for works and services	233,847	199,829
Total	1,287,524	551,553

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

11.	LOANS

	At March 31, 2006	at December 31, 2005
Secured bank loans, principally 19%	615,913	623,271
Secured bank loans, principally 7%-10,2%	6,374,455	6,551,270
Total credit facility	6,990,368	7,174,541
Other loans	208,102	288,952
Total	7,198,470	7,463,493

Credit Facility

In March 30, 2001 The Company entered into a $3,620,320, five-year Revolving General Credit Facility Agreement #1632 with Bank TuranAlem. Interest rate should be identified in side Credit agreements. Under the terms of the agreement, the Company can, under mutual agreement of the Parties, increase a total available credit amount.

In March 19, 2001 the company amended credit facility extending the maturity date of credit facility to 5 years and 6 months from March 30, 2001 to September 30, 2006.
In October 24, 2001 the Company entered into side credit agreement #2186 to Revolving General Credit Facility Agreement #1632 with Bank TuramAlem for the loan in the amount of $3,373,493 to be repaid until July 15, 2006. Interest rate is 6 months Libor (bank of New-York) + 5.25%. For the period from October 18, 2001 to January 15, 2002 Libor was 2.36%.

In March 2002 the company amended credit facility increasing credit facility to $5,120,320 according to which $3,620,320 is for acquisition of fixed assets and $1,500,000 for renewal of currents assets. Principal limit is the amount within credit facility for which revolving loans are given. It is $4,920,320.
In March 19, 2003 the Company entered into side credit agreement #87 to Revolving General Credit Facility Agreement #1632 with Bank TuranAlem for the loan in the amount of KZT84,500,000 which is approximately $558,862 to be repaid until March 19, 2004. Interest rate is 19%.
In June 13, 2003 the Company entered into side credit agreement #246 to Revolving General Credit Facility Agreement #1632 with Bank TuranAlem for the loan for renewal of currents assets to the amount of KZT84,300,000 which is approximately $566,608. Term of the agreement is from June 13, 2003 to September 30, 2006. This side credit agreement bears interest rate of 19%.

In May 2004 amended credit facility increasing credit facility to $5,120,320 according to which $3,120,320 is for non-revolving loans and $1,000,000 is for non- revolving cash financing (bank guarantees, letter of credits) and $500,000 is for revolving cash financing and $500,000 is for revolving loans for guarantees. Term of the agreement is from March 30, 2001 to September 30, 2006.
In March 01, 2004 the Company entered into side credit agreement #182 to Revolving General Credit Facility Agreement #1632 with Bank TuranAlem for the loan for renewal of currents assets to the amount of KZT155,750,000 which is approximately $1,119,296. Term of the agreement is from March 01, 2004 to August 01, 2006. This side credit agreement bears interest rate of 19%.
In March 29, 2005 the Company entered into side credit agreement #59 to Revolving General Credit Facility Agreement #1632 with Bank TuranAlem for the non-revolving letter of credit in the amount of $5,870,000 for the period from March 29, 2005 to June 27, 2005. This side credit agreement bears interest rate of Libor +4.25%.

In March 31, 2005 the company amended credit facility increasing credit facility to $9,150,000 according to which $1,870,000 is for non-revolving loans for acquisition of fixed assets and $6,300,000 is for non- revolving investing and $980,000 is for revolving loans for renewal of current assets. Term of the agreement is from March 30, 2001 to March 30, 2012.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

All this credit facility is secured by fixed assets at book value of $5,354,284 and also further cash that will be received.

Other loans

In February 1999 Company received financial aid in amount $700,000 with charge for interest of 12,5% from Vega Properties, Inc., with maturity date before 31.12.2002, additional agreement was concluded on prolongation up to 31.12.2006. As at March 31, 2006 and December 31, 2005 credit debt was $90,000.
In June 2001 Company received additional financial aid from Vega Properties, Inc in amount $200,000 with maturity date before 31.12.2003. Additional agreement was concluded on prolongation up to 31.12.2006. As at March 31, 2006 and December 31, 2005 credit debt was $118,102 and $198,952 respectively.
Scheduled maturities of long- term debt are as follows

2006 -	2,901,100

1-3 years	3,777,370

4-5 years-	520,000

12.	OTHER PAYABLES AND ACCRUED LIABILITIES

	At March 31, 2006	at December 31, 2005
Interests payable	169,339	140,667
Salaries payable	167,105	135,770
Payables for pension fund stipulated by the law	98,097	105,597
Other accounts payable	72,983	26,609
Accrued liabilities	53,138	51,025
Payables to related parties	111,168	123,598
Unearned revenue	1,586,059	1,369,731
Total	2,257,889	1.952,997

Payables to related party include financial aid received from CGE, LLP without charge for interest in amount $ 8,953 and $90,828 as at March 31, 2006 and December 31, 2005 respectively.

13.	TAXES PAYABLE

	At March 31, 2006	at December 31, 2005

Income tax for non-resident	20,370	19,561
Social tax	21,994	30,608
Vehicle tax		4,357
Corporate income tax	1,113,119	507,482
Personal income tax		200,202
Other taxes and fees		16,374
Total	1,155,483	778,584

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

14.	INCOME TAXES

The income tax charge in the income statement comprised:
	Three months ended March 31, 2006	Three months ended March 31, 2005

Current tax expense	430,551	404,031
Deferred tax expense
	430,551	404,031

Relationship between tax expenses and accounting income for the period ended March 31, 2006 are explained as follows:
	Three months ended March 31, 2006	Three months ended March 31, 2005

Income before income taxes	1,435,169	1,346,771
Expected tax provision	430,551	404,031
	430,551	404,031

Deferred taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial reporting purposes and those measured by tax laws and regulations. The components of deferred tax assets and deferred tax liabilities are as follows:

	At March 31, 2006	at December 31, 2005

Deferred tax assets	27,847	27,847

Deferred tax liabilities:	(1,137,824)	(1,137,824)
Translation adjustments	(45,972)
Net deferred tax liability	(1,155,949)	(1,109,977)

15.	CHARTER CAPITAL

	at March 31, 2006	at December 31, 2005
Opening balance	5,264	5,264
Contribution to charter capital
Closing balance	5,264	5,264

The founders of the Company are as follows:

1. Janseitov Nurlan Sattarovich, date of birth: 30.04.1951, place of birth: South-Kazakhstan oblast, Identity card # 018589687 given by Ministry of Justice of 09.11.2005, place of residence: 4, Novaya str., Almaty. Share in charter capital -65%
2 Janseitova Irina Petrovna, date of birth: 16.06.1953, place of birth: Karl-Marx Schtadt, Germany, Identity card # 009965645 given by Ministry of Internal Affairs of Republic of Kazakhstan of 28.08.1998, place of residence: 4, Novaya str., Almaty. Share in charter capital -10%.
3. .Dautbayeva Meruert Nurlanovna, date of birth: 09.04.1977, place of birth: Gomel oblast, Belorussia, Identity card #015658564 given by Ministry of Internal Affairs of Republic of Kazakhstan of 26.03.2004, place of residence: 4, Novaya str., Almaty. Share in charter capital -20%.
4. Janseitov Daniyar Nurlanovich, date of birth: 12.08.1983, place of birth: Almaty, Identity card # 010464867 given by Ministry of Internal Affairs of Republic of Kazakhstan of 06.10.1999, place of residence: 4, Novaya str., Almaty. Share in charter capital -5%.
Charter capital was translated at exchange rate prevailing at the date of transaction.

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

16.	GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended March 31, 2006	Three months ended March 31, 2005
Salaries and wages and taxes paid thereon	233,309	106,524
Entertainment and travelling expenses	22,638	19,056
Transportation and communication	15,898	11,604
Depreciation and amortization	6,802	281
Advertisement	69	600
Rental payments	20,101	20,298
Notary services		393
Taxes and other payments to budget	20,200	18,775
Banking services	5,051	9,450
Others	5,844	28,801
Total	329,912	215,782
17.	OTHER INCOME

	Three months ended March 31, 2006	Three months ended March 31, 2005
Loss from disposal of PPEs	-	(1,046)
	-	(1,046)

18.	TRANSACTIONS WITH RELATED PARTIES

Related parties include legal entities and individuals being partners, affiliates or companies directed by the Company’s management.

Transactions with related parties during three months ended March 31, 2006 and 2005 are as follows:

	Balance at December 31, 2005	Transactions during three month ended March 31, 2006	Balance at March 31, 2006	Transactions during the three month ended March 31, 2005
CGE LLP			-
Cost of Service Purchased	193,120	269,340	353,681	212,088
Financial aid (Note12)	90,828		8,953
PGD Services LLP				-
Cost of Service Purchased	10,989		10,989
Other
Loans from employees(Note 9)	215,760		215,760
Financial aid (Note9)	399,941		399,941

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

19.	EXECUTIVE COMPENSATION

		Three month ended March 31, 2006	Three month ended March 31, 2005
Janseitov N.S.	Chairman of Oversight Board	140,978	31,274
Janseitova I.P	Vice-president	11,781	7,542
Janseitov D.N.	Member of Ovresight Board	1,712	1,348
Dautbaeva M.N.	Member of Ovresight Board	2,941	1,348
Kurmanbaev M.S.	President	12,302	8,729

20.	COMMITMENTS AND CONTINGENCIES

Operating Environment

The Company operates within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company's assets and operations could be at risk in the event of negative changes in the political and business environment.

Government taxes and legislation in the Republic of Kazakhstan

The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations can lead to imposition of penalties and interest.

Environmental matters

The Company believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future.

Pension and retirement plans

Employees of the Company receive pension benefits in accordance with the laws and regulations of the respective countries. As of March 31, 2006 the Company was not liable for any supplementary pensions, post-retirement, health care, insurance benefits or retirement indemnities to its current or former employees.

The following table lists our significant commitments at March 31, 2006, excluding current liabilities as listed on our balance sheet:

	Payments Due By Period
Commitments	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Loans	$7,198,470	2,901,100	$3,177,370	$520,000	$0
Total	$7,198,470	2,901,100	3,177,370	520,000	$0

SIF DANK LLP
NOTES TO THE FINANCIAL STATEMENTS

21.	FINANCIAL INSTRUMENTS

The nature of the Company’s operations exposes the Company to fluctuations in foreign currency exchange rates, credit risk and country risk. The Company recognizes these risks and manages operations in a manner such that exposure to these risks minimized to the extent practical.

22.	POST BALACE SHEET EVENTS

According to the Contract on sale of 95% of participation in charter capital in May 10, 2006 SIF DANK LLP sold to “Caspian International Oil Corporation B.V.” incorporated in the Netherlands under registration # 24243035 aforementioned participation to the total amount of $5,000.

Department of Justice of the Republic of Kazakhstan reregistered SIF DANK LLP under #118885-1910-LLP (IU) in May 15, 2006 due to changes in founders .
In May 2006 Dank LLP acquired 100% participation in PGD Services LLP.

PGD SERVICES LLP
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Report of Independent Registered Public Accounting Firm

To the Founders of
PGD Services LLP

We have audited the accompanying balance sheets of PGD Services LLP as of December 31, 2005 and 2004, and the related statements of operations, equity and cash flows for the year ended December 31, 2005 and for the period from inception of operations (January 20, 2004) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PGD Services LLP at December 31, 2005 and 2004 and the results of its operations and its cash flow for the year ended December 31, 2005 and for the period from inception of operations (January 20, 2004) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Kazakhstanaudit, LLP

BDO Kazakhstanaudit, LLP

May 20, 2006
Almaty, Kazakhstan

PGD SERVICES LLP
BALANCE SHEETS

	Notes	At December 31, 2005	At December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	743,768	106,454
Inventories		16,196	404
Accounts receivable, net		323,023	130,175
Other accounts receivable, net	5	63,866	11,300
Prepaid taxes	4	72,343	8,873
Total current assets		1,219,196	257,206

NON-CURRENT ASSETS
Property, plant and equipment, net	6	65,057	41,082
Intangible assets, net	7	13,971	17,397
Total non-current assets		79,028	58,479

TOTAL ASSETS		1,298,224	315,685

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable		1,030,642	227,604
Other accounts payable and accrued liabilities	8	225,639	1,165
Loans	9	29,440	29,440
Total current liabilities		1,285,721	258,209

EQUITY
Charter capital	10	43,048	43,048
Accumulated other comprehensive income		3,441	5,097
Retained earnings (accumulated deficit)		(33,986)	9,331
Total Equity		12,503	57,476

TOTAL LIABILITIES AND EQUITY		1,298,224	315,685

The accompanying notes are integral part of financial statements.

General Director
Bannikov G.

Chief Accountant
Smekhnova A.

PGD SERVICES LLP
STATEMENTS OF OPERATIONS

	Notes	Year ended December 31, 2005	For the period from January 20, 2004 (inception date) through December 31, 2004

REVENUES
Service Revenues		1,743,260	490,215

EXPENSES
Cost of services, exclusive of depreciation shown below		(1,583,201)	(422,162)
Depreciation and amortization expenses		(13,427)	-
General and administrative expenses	11	(183,963)	(56,483)
Total		(1,780,591)	(478,645)
OPERATING INCOME		(37,331)	11,570

INTEREST EXPENSES and OTHER LOSS
Interests expense		(1,465)	(732)
Other loss		(4,521)	(142)
Total		(5,986)	(874)
INCOME (LOSS) BEFORE INCOME TAXES		(43,317)	10,696

INCOME TAX EXPENSE			(1,365)

NET INCOME (LOSS)		(43,317)	9,331

OTHER COMPREHENSIVE INCOME (LOSS):

Foreign currency translation adjustments, net of $0 tax		(1,656)	5,097

NET OTHER COMPREHENSIVE INCOME (LOSS)		(44,973)	14,428

The accompanying notes are integral part of financial statements

PGD SERVICES LLP
STATEMENTS OF EQUITY

	Notes	Charter capital	Accumulated other comprehensive income	Retained earnings (accumulated deficit)	Total
January 20, 2004 (inception date)		0	0	0	0

Contribution to charter capital		43,048			43,048
Net Income for the year				9,331	9,331
Foreign currency translation adjustments, net of $0 tax			5,097		5,097
At December 31, 2004		43,048	5,097	9,331	57,476

Net Loss for the year				(43,317)	(43,317)
Foreign currency translation adjustments, net of $0 tax			(1,656)		(1,656)

At December 31, 2005		43,048	3,441	(33,986)	12,503

The accompanying notes are integral part of financial statements

PGD SERVICES LLP
STATEMENTS OF CASH FLOW

	Notes	Year ended December 31, 2005	For the period from January 20, 2004 (inception date) through December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME (LOSS)		(43,317)	9,331

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense		16,147	9,769
Changes in current assets and liabilities:
Accounts receivables		(192,848)	(130,175)
Other accounts receivables		(52,566)	(9,650)
Inventories		(15,792)	(404)
Prepaid taxes		(63,470)	(3,265)
Accounts payable		803,036	227,604
Other accounts payable and accrued liabilities		224,474	2,530
Income tax paid			(6,973)

Net cash provided by operating activities		675,664	98,767

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of PPEs		(36,694)	(26,554)
Acquisition of intangible assets			(295)

Net cash used in investing activities		(36,694)	(26,849)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loans		0	29,440

Net cash provided by from financing activities		0	29,440

Effect of exchange rate changes on cash		(1,656)	5,096

NET CHANGE IN CASH AND CASH EQUIVALENTS		637,314	106,454

CASH AND CASH EQUIVALENTS at beginning of year		106,454	0

CASH AND CASH EQUIVALENTS at end of year	3	743,768	106,454

The accompanying notes are integral part of financial statements

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

1.	DESCRIPTION OF BUSINESS

PGD Services LLP is the limited liability partnership according to the Civil code of the Republic of Kazakhstan (hereinafter referred to as the “Company”). The Company was established in January 30, 2004.
The Company is registered at the following address: 172, Kabanbay batyr str, Almaty, 050026
Core PGD Services LLP activities are geological and geophysical data processing and interpretation. PGD is able to provide widest services in geophysical study with subsequent complex analysis of all results. These services are directed toward enabling our clients increase oil and gas recovery from their oil fields.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

These Financial Statements are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

The Company maintains its accounting records in Kazakhstan Tenge (further KZT) and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying Financial Statements, statutory accounting records, reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and affect the results reported in these Financial Statements.

Licence agreement

PGD Services LLP signed license agreement with Paradigm Geophysical B.V. on software package use in March 01, 2004. According to the Agreement payments are made as invoiced.

Foreign currency translation

The Company’s functional currency is primarily the Kazakhstan Tenge. All assets and liabilities denominated in foreign currencies are translated to US Dollar ($) at the rates of exchange prevailing at the balance sheet dates. The resulting adjustments are charged or credited directly to the Equity section of the Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are translated at the weighted-average exchange rate for the year. All realized and unrealized transaction gains and losses are included in income in the period in which they occur.

Risks and uncertainties

Company activity is subject to economical, political and social risks inherent to doing business in Kazakhstan. Those risks include the consequences of government policy, economic conditions, legislative changes in tax and laws, currency exchange rates fluctuations, uncovered execution of the rights under the contracts.

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Recognition of revenue and cost

Revenue is recognized when services are rendered and collectibility is reasonably assured. All advance client payments are classified as unearned revenues until services are provided. We recognise revenue when we determine that following criteria are met: (i) persuasive evidence an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectibility is reasonable assured.

Income taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

Cash and cash equivalents

The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Trade accounts receivable and prepaid expenses

Accounts receivable and prepaid expenses are stated at their net realizable values after deducting provisions for uncollectable amounts. Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of accounts receivable and prepaid expense accounts approximates their carrying amounts due to their short-term maturity.

Property, plant and equipment

Fixed assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.
Depreciation of fixed assets is calculated using the straight line method based upon estimated useful lives:
Machinery and equipment -	4- 10 years
Other	2-10 years
Book value has been translated to $ using exchange rate prevailing at the balance sheet date.
Maintenance and repairs is charged to expenses as incurred. Renewals and betterments are capitalized.
Fixed assets of the Company are evaluated for impairment. If the sums of expected undiscounted cash flows are less than net book value, unamortized costs of fixed assets will be reduced to a fair value.

Intangible assets

Intangible assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the intangible assets. Amortization of intangible assets is calculated using straight line method upon estimated useful life.
Book value has been translated to $ using exchange rate prevailing at the balance sheet date.

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents and trade accounts receivable. All cash and cash equivalents are on deposit at commercial banks with significant financial resources. Our trade receivables are with a variety of domestic and national oil and gas companies. We had no clients who provided more than 10% of our revenues for the years ended December 31, 2005 and 2004. We consider our credit risk related to trade accounts receivable to be limited due to the creditworthiness and financial resources of our clients. We evaluate our estimate of the allowance for doubtful accounts on an on-going basis throughout the year.

Recent accounting pronouncements

In November 2004, the EITF ratified Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No.144, Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations.” The EITF reached a consensus that classification of a disposed of or held-for-sale component as a discontinued operation is only appropriate if the ongoing entity (i) expects to have no continuing “direct” cash flows, and (ii) does not retain or expect to retain an interest, contract or other arrangement sufficient to enable it to exert significant influence over the disposed component’s operating and financial policies after the disposal transaction. Application of this consensus did not have a material impact on the Company’s Financial Statements.

In December 2004, the FASB issued Statement 153, “Exchanges of Non-monetary Assets”, an amendment of APB Opinion 29, “Accounting for Non-monetary Transactions.” This amendment eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under Statement 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. This statement is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005 and will not impact the Company’s financial position or results of operations, and cash flows.

3.	CASH AND CASH EQUIVALENTS

	At December 31, 2005	At December 31, 2004
Cash at bank, national currency	672,685	106,454
Cash at bank, foreign currency	71,083
Total	743,768	106,454

4.	PREPAID TAXES

	At December 31, 2005	At December 31, 2004
VAT refundable	61,194	1,303
Pension benefits	1,401	1,885
Prepaid corporate income tax	8,442	5,608
other	1,306	77
TOTAL	72,343	8,873

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

5.	OTHER ACCOUNTS RECEIVABLE

	at December 31, 2005	at December 31, 2004
Receivables from employees	0	10,633
Advanced paid	61,004
Other	2,862	667
Total	63,866	11,300
Bad debt allowance	0	0
Other accounts receivable, net	63,866	11,300

6.	PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment were as follows at December 31, 2005 and 2004:

	At December 31, 2005	At December 31, 2004
Machinery and equipment	68,393	45,791
Other	16,699	2,313
Total property, plant and equipment	85,092	48,104
Less - accumulated depreciation and amortization	20,035	7,022
Property, plant and equipment, net	$65,057	$41,082

7.	INTANGIBLE ASSETS

The components of intangibles as of December 31, 2005 and 2004 are as follows:

		2005		2004
	Estimated life in years	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization

Software	3-7	$19,576	$5,605	$20,144	$2,747
Total intangibles		$19,576	$5,605	$20,144	$2,747

8.	OTHER ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	At December 31, 2005	At December 31, 2004
Interest payable	2,205	748
Unearned revenues	223,434	-
Other	-	417
Total	225,639	1,165

9.	LOANS

In June 2004 Company entered into a $29,440, Credit Agreement with Paradigm Geophysical B.V. Loan is callable upon request of creditor. Loan is unsecured debt.
Interests 5 % of principal amount were accrued but not paid.

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

10.	CHARTER CAPITAL

	At December 31, 2005	At December 31, 2004
Opening balance	43,048	0
Contribution to charter capital		43,048
Closing balance	43,048	43,048

The founders of the Company are as follows:

1. Janseitov Nurlan Sattarovich, date of birth: 30.04.1951, place of birth: South-Kazakhstan oblast, Identity card # 018589687 given by Ministry of Justice of 09.11.2005, place of residence: 4, Novaya str., Almaty. Share in charter capital -85%
2 Janseitova Irina Petrovna, date of birth: 16.06.1953, place of birth: Karl-Marx Schtadt, Germany, Identity card # 009965645 given by Ministry of Internal Affairs of Republic of Kazakhstan of 28.08.1998, place of residence: 4, Novaya str., Almaty. Share in charter capital -5%.
3. .Safronov Gennadiy Nikolayevich, date of birth: 06.08.1952, place of birth: Almaty oblast, Identity card #007030654 given by Ministry of Internal Affairs of Republic of Kazakhstan of 08.08.1997, place of residence: flat 25, house 215, Mukanov str.., Almaty. Share in charter capital -5%.
4. Sapojnikov Anatoliy Ivanovich, date of birth: 28.02.1951, place of birth: Western-Kazakhstan oblast, Identity card # 0077418083 given by Ministry of Internal Affairs of Republic of Kazakhstan of 02.08.1998, place of residence: flat #2, house 130, Kojamkulov str. Almaty. Share in charter capital -5%.

11.	GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31, 2005	For the period from January 20, 2004 (inception date) through December 31, 2004
Salaries and wages and taxes paid thereon	56,026	38,290
Taxes	39,492
Depreciation and amortization	2,720	9,769
Consulting and audit services	1,621	5,235
Entertainment and travelling expenses	8,917	1,086
Rental payments	2,771
Repair	10,409
Royalty	17,433
Insurance	3,847
Banking services	4,045
Communication	18,122
Others	18,560	2,103
Total	183,963	56,483

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

12.	TRANSACTIONS WITH RELATED PARTIES

Related parties include legal entities and individuals being partners, affiliates or companies directed by the Company’s management.
Revenues that have been received from related parties for 2005 and 2004 included services rendered to SIF Dank LLP in the amount of $11,864 and $335,069 respectively.

	Accounts receivable at December 31, 2004	Transaction for the year (Services revenue)	Accounts receivable at December 31, 2005
SIF Dank LLP	11,307	11,864	10,989
Total	11,307	11,864	10,989

EXECUTIVE COMPENSATION

		Year ended December 31, 2005	For the period from January 20, 2004 (inception date) through December 31, 2004
Janseitov N.S.	Partner	48,069	22,733
Bannikov G.A..	General Director	30,439	22,733

13.	COMMITMENTS AND CONTINGENCIES

Operating Environment

The Company operates within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company's assets and operations could be at risk in the event of negative changes in the political and business environment.

Government taxes and legislation in the Republic of Kazakhstan

The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations can lead to imposition of penalties and interest.

Environmental matters

The Company believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future.

Pension and retirement plans

Employees of the Company receive pension benefits in accordance with the laws and regulations of the respective countries. As of December 31, 2005 and 2004 the Company was not liable for any supplementary pensions, post-retirement, health care, insurance benefits or retirement indemnities to its current or former employees.

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

14.	FINANCIAL INSTRUMENTS

The nature of the Company’s operations exposes the Company to fluctuations in foreign currency exchange rates, credit risk and country risk. The Company recognizes these risks and manages operations in a manner such that exposure to these risks minimized to the extent practical.

15.	POST BALANCE SHEET EVENTS

There were no significant post balance sheet events that may have material impact on financial statements except for intention to sell 100% participation in PGD Services LLP to Dank LLP but the contract was not signed.

PGD SERVICES LLP
UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2006

PGD SERVICES LLP
UNAUDITED BALANCE SHEETS

	Notes	At March 31, 2006	At December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	$502,629	$743,768
Inventories		21,225	16,196
Accounts receivable, net	5	737,615	323,023
Other receivable, net	6	44,879	63,866
Prepaid taxes	4	58,908	72,343
Total current assets		1,365,256	1,219,196

NON-CURRENT ASSETS
Property, plant and equipment, net	7	72,340	65,057
Intangible assets, net	8	14,042	13,971
Total non-current assets		86,382	79,028

TOTAL ASSETS		$1,451,638	$1,298,224

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable		$1,205,520	$1,030,642
Other payables and accrued liabilities	9	99,882	225,639
Loans	10	29,440	29,440
Total current liabilities		1,334,842	1,285,721

EQUITY
Charter capital	11	43,048	43,048
Accumulated other comprehensive income		38,948	3,441
Retained earnings (Accumulated deficit)		34,800	(33,986)
Total Equity		116,796	12,503

TOTAL LIABILITIES AND EQUITY		$1,451,638	$1,298,224

The accompanying notes are integral part of financial statements.

General Director
Bannikov G.

Chief Accountant
Smekhnova A.

PGD SERVICES LLP
UNAUDITED STATEMENTS OF OPERATIONS

	Notes	Three months ended March 31, 2006	Three months ended March 31, 2005

REVENUES

Service Revenues		$915,164	$124,153

EXPENSES

Cost of services exclusive of depreciation shown below		(583,215)	(69,845)
Depreciation and amortization expenses		(3,867)	(3,100)
General and administrative expenses	12	(214,646)	(45,827)
Total		(801,728)	(118,772)
OPERATING INCOME		113,436	5,381

INTEREST EXPENSES and OTHER LOSS
Interests expense		(366)	(370)
Other loss		(682)	(4)
Total		(1,048)	(374)

INCOME BEFORE INCOME TAXES		112,388	5,007

INCOME TAX EXPENSE		(43,602)	(1,502)

NET INCOME		$68,786	$3,505

OTHER COMPREHENSIVE INCOME

Foreign currency translation adjustments, net of $0 tax		35,507

NET OTHER COMPREHENSIVE INCOME		104,293

The accompanying notes are integral part of financial statements

 PGD SERVICES LLP
UNAUDITED STATEMENTS OF EQUITY

	Notes	Charter capital	Accumulated other comprehensive income	Retained earnings (Accumulated deficit)	Total
At December 31, 2004		$43,048	$5,097	$9,331	$57,476

Net loss for the year				(43,317)	(43,317)
Foreign currency translation adjustments, net of $0 tax			(1,656)		(1,656)

At December 31, 2005		43,048	3,441	(33,986)	12,503

Net income for the period				68,786	68,786
Foreign currency translation adjustments, net of $0 tax			35,507		35,507

At March 31, 2006		$43,048	$38,948	$34,800	$116,796

The accompanying notes are integral part of financial statements

PGD SERVICES LLP
UNAUDITED STATEMENTS OF CASH FLOW

	Notes	Three months ended March 31, 2006	Three months ended March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME		$68,786	$3,505

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense		5,127	3,318
Changes in current assets and liabilities
Accounts receivables		(393,343)	56,213
Other receivables		21,224	(5,330)
Inventories		(4,272)	(219)
Prepaid taxes		53,066	5,260
Accounts payable		129,600	(61,820)
Other payables and accrued liabilities		(169,425)	19,229
Income tax paid		-	(1,919)

Net cash provided (used) in operating activities		(289,237)	18,237

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of PPEs		(9,054)	(11,421)

Net cash used in investing activities		(9,054)	(11,421)

Effect of exchange rate changes on cash		57,152	(777)

NET CHANGE IN CASH AND CASH EQUIVALENTS		(241,139)	6,039

CASH AND CASH EQUIVALENTS at beginning of period		743,768	106,454

CASH AND CASH EQUIVALENTS at end of period	3	$502,629	$112,493

The accompanying notes are integral part of financial statements

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

PGD Services LLP is the limited liability partnership according to the Civil code of the Republic of Kazakhstan (hereinafter referred to as the “Company”). The Company was established in January 30, 2004.
The Company is registered at the following address: 172, Kabanbay batyr str, Almaty, 050026
Core PGD Services LLP activities are geological and geophysical data processing and interpretation. PGD is able to provide widest services in geophysical study with subsequent complex analysis of all results. These services are directed toward enabling our clients to increase oil and gas recovery from their oil fields.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

These Financial Statements are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

The Company maintains its accounting records in Kazakhstan Tinge (further KZT) and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying Financial Statements reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and affect the results reported in these Financial Statements.

Licence agreement

PGD Services LLP signed license agreement with Paradigm Geophysical B.V. on software package use in March 01, 2004. According to the Agreement payments are made as invoiced.

Foreign currency translation

The Company’s functional currency is primarily the Kazakhstan Tenge. All assets and liabilities denominated in foreign currencies are translated to US Dollar ($) at the rates of exchange prevailing at the balance sheet dates. The resulting adjustments are charged or credited directly to the Equity section of the Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are translated at the weighted-average exchange rate for the year. All realized and unrealized transaction gains and losses are included in income in the period in which they occur.

Risks and uncertainties

Company activity is subject to economical, political and social risks inherent to doing business in Kazakhstan. Those risks include the consequences of government policy, economic conditions, legislative changes in tax and laws, currency exchange rates fluctuations, uncovered execution of the rights under the contracts.

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS

Recognition of revenue and cost

Revenue is recognized when services are rendered and collectibility is reasonably assured. All advance client payments are classified as unearned revenues until services are provided. We recognise revenue when we determine that following criteria are met: (i) persuasive evidence an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectibility is reasonable assured.

Income taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

Cash and cash equivalents

The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Trade accounts receivable and prepaid expenses

Accounts receivable and prepaid expenses are stated at their net realizable values after deducting provisions for uncollectable amounts. Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of accounts receivable and prepaid expense accounts approximates their carrying amounts due to their short-term maturity.

Property, plant and equipment

Fixed assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.
Depreciation of fixed assets is calculated using the straight line method based upon estimated useful lives:
Machinery and equipment -	4- 10 years
Other	2-10 years
Book value has been translated to $ using exchange rate prevailing at the balance sheet date.
Maintenance and repairs is charged to expenses as incurred. Renewals and betterments are capitalized.
Fixed assets of the Company are evaluated for impairment. If the sums of expected undiscounted cash flows are less than net book value, unamortized costs of fixed assets will be reduced to a fair value.

Intangible assets

Intangible assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the intangible assets. Amortization of intangible assets is calculated using straight line method upon estimated useful life. Book value has been translated to $ using exchange rate prevailing at the balance sheet date.

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents and trade accounts receivable. All cash and cash equivalents are on deposit at commercial banks with significant financial resources. Our trade receivables are with a variety of domestic and national oil and gas companies. We had no clients who provided more than 10% of our revenues for the years ended December 31, 2005 and 2004. We consider our credit risk related to trade accounts receivable to be limited due to the creditworthiness and financial resources of our clients. We evaluate our estimate of the allowance for doubtful accounts on an on-going basis throughout the year.

Recent accounting pronouncements

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FASB Statement No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

3.	CASH AND CASH EQUIVALENTS

	at March 31, 2006	At December 31, 2005
Cash at bank, national currency	502,629	672,685
Cash at bank, foreign currency		71,083
Total	502,629	743,768

4.	PREPAID TAXES

	at March 31, 2006	At December 31, 2005
VAT receivable	49,314	61,194
Pension benefits	-	1,401
Prepaid corporate income tax	8,771	8,442
Property tax	823	100
Social tax	-	646
Personal income tax	-	560
TOTAL	58,908	72,343

5.	TRADE ACCOUNTS RECEIVABLE

	at March 31, 2006	at December 31, 2005
Trade accounts receivable	779,487	323,023
Bad debts allowance	(41,872)	0
Trade accounts receivable, net	737,615	323,023

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS

6. OTHER RECEIVABLES

	at March 31, 2006	at December 31, 2005
Advanced paid	43,367	61,004
Other	1,512	2,862
Total	44,879	63,866
Bad debt allowance	0	0
Other accounts receivable, net	44,879	63,866

7.	PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment were as follows:

	At March 31, 2006	At December 31, 2005
Machinery and equipment	79,515	68,393
Other	18,156	16,699
Total property, plant and equipment	97,671	85,092
Less - accumulated depreciation and amortization	25,331	20,035
Property, plant and equipment, net	$72,340	$65,057

8.	INTANGIBLE ASSETS

The components of intangibles are as follows:

		At March 31,2006		At December 31,2005
	Estimated life in years	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization

Software	3-7	20,645	6,603	$19,576	$5,605
Total intangibles		20,645	6,603	$19,576	$5,605

9.	OTHER ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	at March 31, 2006	At December 31, 2005
Interest payable	2,588	2,205
Unearned revenues	25,363	223,434
Taxes payable	37,696	-
Other	34,235	-
Total	99,882	225,639

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS

10.	LOANS

In June 2004 Company entered into a $29,440, Credit Agreement with Paradigm Geophysical B.V  Loan is callable upon request of creditor. Loan is unsecured debt.
Interests 5 % of principal amount were accrued but not paid.

11.	CHARTER CAPITAL

	at March 31, 2006	At December 31, 2005
Opening balance	43,048	43,048
Contribution to charter capital
Closing balance	43,048	43,048

The founders of the Company are as follows:

1. Janseitov Nurlan Sattarovich, date of birth: 30.04.1951, place of birth: South-Kazakhstan oblast, Identity card # 018589687 given by Ministry of Justice of 09.11.2005, place of residence: 4, Novaya str., Almaty. Share in charter capital -85%
2 Janseitova Irina Petrovna, date of birth: 16.06.1953, place of birth: Karl-Marx Schtadt, Germany, Identity card # 009965645 given by Ministry of Internal Affairs of Republic of Kazakhstan of 28.08.1998, place of residence: 4, Novaya str., Almaty. Share in charter capital -5%.
3. .Safronov Gennadiy Nikolayevich, date of birth: 06.08.1952, place of birth: Almaty oblast, Identity card #007030654 given by Ministry of Internal Affairs of Republic of Kazakhstan of 08.08.1997, place of residence: flat 25, house 215, Mukanov str.., Almaty. Share in charter capital -5%.
4. Sapojnikov Anatoliy Ivanovich, date of birth: 28.02.1951, place of birth: Western-Kazakhstan oblast, Identity card # 0077418083 given by Ministry of Internal Affairs of Republic of Kazakhstan of 02.08.1998, place of residence: flat #2, house 130, Kojamkulov str. Almaty. Share in charter capital -5%.

12.	GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended March 31, 2006	Three months ended March 31, 2005
Salaries and wages and taxes paid thereon	13,801	11,114
Taxes	96,758	1,885
Depreciation and amortization	1,260	218
Consulting and audit services	26,110	921
Entertainment and travelling expenses	192	639
Rental payments	24,823	16,655
Repair	20	7,407
Insurance	847	767
Banking services	1,392	600
Communication	6,583	3,472
Provision for bad debts	41,872	-
Others	988	2,149
	214,646	45,827

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS

13.	TRANSACTIONS WITH RELATED PARTIES

Related parties include legal entities and individuals being partners, affiliates or companies directed by the Company’s management.

Transactions with related parties for 2005 included services rendered to SIF Dank LLP in the amount of $11,864
	Accounts Receivable Balance at December 31, 2005	Transaction for the quarter (Services revenue)	Accounts Receivable Balance at March 31, 2006
SIF Dank LLP	10,989	-	10,989
Total	10,989	-	10,989

EXECUTIVE COMPENSATION

		Three month ended March 31, 2006	Three month ended March 31, 2005
Janseitov N.S.	Partner	7,600	7,553
Bannikov G.A..	General Director	9,205	7,415

14.	COMMITMENTS AND CONTINGENCIES

Operating Environment

The Company operates within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company's assets and operations could be at risk in the event of negative changes in the political and business environment.

Government taxes and legislation in the Republic of Kazakhstan

The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations can lead to imposition of penalties and interest.

Environmental matters

The Company believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future.

Pension and retirement plans

Employees of the Company receive pension benefits in accordance with the laws and regulations of the respective countries. As of March 31, 2006 the Company was not liable for any supplementary pensions, post-retirement, health care, insurance benefits or retirement indemnities to its current or former employees.

PGD SERVICES LLP
NOTES TO THE FINANCIAL STATEMENTS

15.	FINANCIAL INSTRUMENTS

The nature of the Company’s operations exposes the Company to fluctuations in foreign currency exchange rates, credit risk and country risk. The Company recognizes these risks and manages operations in a manner such that exposure to these risks minimized to the extent practical.

16.	POST BALANCE SHEET EVENTS

In May 2006 there was a change in list of the founders. 100% of participation in PGD Services LLP was sold to SIF Dank, LLP.

CGE LLP
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Report of Independent Registered Public Accounting Firm

To the Founders of
CGE LLP

We have audited the accompanying balance sheets of CGE LLP as of December 31, 2005 and 2004, and the related statements of operations, equity and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CGE LLP at December 31, 2005 and 2004 and the results of its operations and its cash flow for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Kazakhstanaudit, LLP

BDO Kazakhstanaudit, LLP

May 20, 2006
Almaty, Kazakhstan

 CGE LLP
BALANCE SHEETS

	Notes	at December 31, 2005	at December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	96,349	48,954
Inventories		7,790	4,957
Accounts receivable, net	4	501,204	84,991
Other receivables, net	5	96,794	336,484
Deferred tax asset		18,452	0
Total current assets		720,589	475,386

NON-CURRENT ASSETS
Property, plant and equipment, net	6	390,021	248,599
Total non-current assets		390,021	248,599

TOTAL ASSETS		1,110,610	723,985

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Deferred taxes		0	825
Accounts payable		79,615	341,456
Taxes payable	7	281,114	62,301
Accrued liabilities	8	271,149	192,576
Total current liabilities		631,878	597,158

EQUITY
Charter capital	9	84,832	84,832
Accumulated other comprehensive income		6,499	8,861
Retained earnings		387,401	33,134
Total Equity		478,732	126,827

TOTAL LIABILITIES AND EQUITY		1,110,610	723,985

The accompanying notes are integral part of financial statements

General Director
Belgibaev G.

Chief Accountant
Nurbakova B.

CGE LLP
STATEMENTS OF OPERATIONS

	Notes	Year ended December 31, 2005	Year ended December 31, 2004

REVENUES

Service Revenues		1,788,342	762,299

EXPENSES
Cost of services, exclusive of depreciation shown below		(655,813)	(390,636)
Depreciation and amortization expenses		(58,088)	(17,404)
General and administrative expenses	11	(522,262)	(300,420)
Total		(1,236,163)	(708,460)
OPERATING INCOME		552,179	53,839

INTEREST EXPENSES and OTHER LOSS
Interests expense
Other loss		(2,678)	-
Total		(2,678)	-

INCOME BEFORE INCOME TAXES		549,501	53,839

INCOME TAX EXPENSE	10	(167,729)	(18,993)

NET INCOME		381,772	34,846

OTHER COMPREHENSIVE INCOME

Foreign currency translation adjustments, net of $0 tax		(2,362)	9,062

NET OTHER COMPREHENSIVE INCOME		$379,410	$43,908

The accompanying notes are integral part of financial statements

CGE LLP
STATEMENTS OF EQUITY

	Notes	Charter capital	Accumulated other comprehensive income	Retained earning	Total

At December 31, 2003		974	(201)	(1,712)	(939)
Net income				34,846	34,846
Additional capital contribution		83,858			83,858
Foreign currency translation adjustments, net of $0 tax			9,062		9,062

At December 31, 2004		84,832	8,861	33,134	126,827

Net income				381, 772	381, 772
Partners’ withdrawal of share in profits	12			(27,505)	(27,505)
Foreign currency translation adjustments, net of $0 tax			(2,362)		(2,362)

At December 31, 2005		84,832	6,499	387,401	478,732

The accompanying notes are integral part of financial statements

CGE LLP
STATEMENTS OF CASH FLOW

	Notes	Year ended December 31, 2005	Year ended December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME		$381,772	$34,846

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense		58,340	17,645
Loss on PPEs disposal		2,718	-
Changes in current assets and liabilities:
Accounts receivable		(416,213)	(84,658)
Other receivables		239,690	(336,484)
Inventories		(2,833)	(4,428)
Taxes payable		215,070	75,011
Accounts payable		(261,841)	336,568
Accrued liabilities		78,573	192,073
Income tax paid		(15,534)	(11,885)

Net cash provided by operating activities		279,742	218,688

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of PPEs		(207,577)	(178,830)
Proceeds from disposal of PPEs		971	-

Net cash used in investing activities		(206,606)	(178,830)

CASH FLOWS FROM FINANCING ACTIVITIES

Partners’ withdrawal of share in profits	12	(23,379)

Net cash used in financing activities		(23,379)	-

Effect of exchange rate changes on cash		(2,362)	9,062

NET CHANGE IN CASH AND CASH EQUIVALENTS		47,395	48,920

CASH AND CASH EQUIVALENTS at beginning of year		48,954	34

CASH AND CASH EQUIVALENTS at end of year		96,349	48,954

Non cash transactions
Capital Contribution by PPE			83,858
Personnel income tax on Partner’s withdrawal		4,126

The accompanying notes are integral part of financial statements

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

1.	DESCRIPTION OF BUSINESS

CGE LLP is the limited liability partnership according to the Civil code of the Republic of Kazakhstan (hereinafter referred to as the “Company”). The Company was established in April 28, 1999.
The Company is registered at the following address: 58, Abylai Khan St., Almaty, Kazakhstan.
Core activities are topographical and geodetic operations, engineering researches, field seismic survey and vertical seismic profiling (“VSP”) of deep wells. Topography-land survey department of CGE takes the leading position in market by service providing in geophysical survey execution including 2D/3D survey. Its activity is conducted on the basis of government license 03 government license No. 014870 from May 06, 2004 and covered all regions of Kazakhstan

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

These Financial Statements are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

The Company maintains its accounting records in Kazakhstan Tenge (further KZT) and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying Financial Statements reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and affect the results reported in these Financial Statements.

Licences

CGE LLP has the state license #0002129 dated 16.07.1999 for following activities:
-	Seismic works with explosives use at oil and gas deposits and exploration grounds of the Republic of Kazakhstan located on the ground, transition zone and in the sea;
-	Investigations on VSP with explosives use;
-	Perforation works in oil and gas wells;
-	Field logging works at oil deposits;
-	Assembling/dismantling of equipment and devices

Foreign currency translation

The Company’s functional currency is primarily the Kazakhstan Tenge. All assets and liabilities denominated in foreign currencies are translated to US Dollar ($) at the rates of exchange prevailing at the balance sheet dates. The resulting adjustments are charged or credited directly to the Equity section of the Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are translated at the weighted-average exchange rate for the year. All realized and unrealized transaction gains and losses are included in income in the period in which they occur.

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

Risks and uncertainties

Company activity is subject to economical, political and social risks inherent to doing business in Kazakhstan. Those risks include the consequences of government policy, economic conditions, legislative changes in tax and laws, currency exchange rates fluctuations, uncovered execution of the rights under the contracts.

Recognition of revenue and cost

Revenue is recognized when services are rendered and collectibility is reasonably assured. All advance client payments are classified as unearned revenues until services are provided. We recognise revenue when we determine that following criteria are met: (i) persuasive evidence an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectibility is reasonable assured.

Income taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

Cash and cash equivalents

The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Accounts receivable and other receivables

Accounts receivable are stated at their net realizable values after deducting provisions for uncollectable amounts. Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of accounts receivable and prepaid expense accounts approximates their carrying amounts due to their short-term maturity.

Property, plant and equipment

Fixed assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets.
Depreciation of fixed assets is calculated using the straight line method based upon estimated useful lives.
Machinery and equipment -	3-10 years
Vehicles	5-10 years
Other	3-5 years

Book value has been translated to USD using exchange rate prevailing at the balance sheet date.
Maintenance and repairs is charged to expenses as incurred. Renewals and betterments are capitalized.

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

Fixed assets of the Company are evaluated for impairment each year. If the sums of expected undiscounted cash flows are less than net book value, unamortized costs of fixed assets will be reduced to a fair value.

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents and trade accounts receivable. All cash and cash equivalents are on deposit at commercial banks with significant financial resources. Our trade receivables are with a variety of domestic and national oil and gas companies. We had no clients who provided more than 10% of our revenues for the years ended December 31, 2005 and 2004. We consider our credit risk related to trade accounts receivable to be limited due to the creditworthiness and financial resources of our clients. We evaluate our estimate of the allowance for doubtful accounts on an on-going basis throughout the year.

Comparative figures

The presentation of certain amounts for previous year has been reclassified to conform to the presentation adopted for the current year.

Recent accounting pronouncements

In November 2004, the EITF ratified Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No.144, Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations.” The EITF reached a consensus that classification of a disposed of or held-for-sale component as a discontinued operation is only appropriate if the ongoing entity (i) expects to have no continuing “direct” cash flows, and (ii) does not retain or expect to retain an interest, contract or other arrangement sufficient to enable it to exert significant influence over the disposed component’s operating and financial policies after the disposal transaction. Application of this consensus did not have a material impact on the Company’s Financial Statements.

In December 2004, the FASB issued Statement 153, “Exchanges of Non-monetary Assets”, an amendment of APB Opinion 29, “Accounting for Non-monetary Transactions.” This amendment eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under Statement 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. This statement is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005 and will not impact the Company’s financial position or results of operations, and cash flows.

3.	CASH AND CASH EQUIVALENTS

	At December 31, 2005	At December 31, 2004

Cash at bank, national currency	96,349	45,513
Cash on hand		3,441
Total	96,349	48,954

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

4.	TRADE ACCOUNTS RECEIVABLE

	At December 31, 2005	At December 31, 2004
Trade accounts receivable	594,114	89,837
Bad debts allowance	(92,910)	(4,846)
Trade accounts receivable, net	501,204	84,991

As at December 31, 2005 and 2004 it is included accounts receivable from affiliated company (DANK SIF LLP) in amount $193,120 and $ 1,403 respectively.

5.	OTHER ACCOUNTS RECEIVABLE

	At December 31, 2005	At December 31, 2004
Receivables from employees	4,670	-
VAT receivable	1,296	-
Financial aid	90,828	334,615
Others	-	1,869
TOTAL	96,794	336,484

Other receivables included $90,828 and $334,615 of financial aid under term of contracts concluded with affiliated company (DANK SIF LLP) without charge for interest as at December 31, 2005 and 2004 respectively. Financial aid is due by the end of 2006.

6.	PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment were as follows at December 31, 2005 and 2004:

	At December 31, 2005	At December 31, 2004
Machinery and equipment	285,282	100,745
Vehicles	26,480	17,938
Other	153,334	148,210
Total property, plant and equipment	465,096	266,893
Less - accumulated depreciation and amortization	75,075	18,294
Property, plant and equipment, net	$390,021	$248,599

Depreciation charge for 2005 and 2004 was $58,340 and $17,645 respectively

7.	TAXES PAYABLE

	at December 31, 2005	at December 31, 2004
Corporate income tax	178,580	7,108
VAT	-	7,407
Social tax	34,458	20,893
Property tax	607	461
Individual income tax	67,469	26,432
Vehicle tax
	281,114	62,301

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

8.	ACCRUED LIABILITIES

	at December 31, 2005	at December 31, 2004
Salaries and wages	$210,530	$166,809
Provisions (estimated liabilities)	23,134	13,590
Payables for pension funds stipulated be the law	37,485	12,177
Total	271,149	192,576

9.	CHARTER CAPITAL

	at December 31, 2005	at December 31, 2004
Charter capital at December 31, 2004	84,832	974
Contribution to charter capital		83,858
Charter capital at December 31, 2005	84,832	84,832

1.	Janseitov Nurlan Sattarovich	29,75%
2.	Janseitova Irina Petrovna	18,75%
3.	Aitmagambetov Sundetbay Shegebayevich	10,00%
4.	Amirov Valeriy Khamitovich	10,00%
5.	Safronov Gennadiy Nikolayevich	5,0%
6.	Sapozhnikov Anatoliy Ivanovich	5,0%
7.	Dautbayeva Meruert Nurlanovna	5,0%
8.	Esenzhanov Rashid Orazalyyevich	5,0%
9.	Janseitov Daniyar Nurlanovich	5,0%
10.	Pavlovichev Sergei Ivanovich	4,0%
11.	Kurmanbayev Myssyr Saduyevich	1,5%
12.	Pokidov Valeriy Leonidovich	1,0%
TOTAL		100%

10.	INCOME TAX

	Year ended December 31, 2005	Year ended December 31, 2004
Current tax expenses
Income tax for the year	187,006	18,168
Deferred income tax	(19,277)	825
Total	167,729	18,993

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

11.	GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31, 2005	Year ended December 31, 2004
Salaries and wages	265,000	184,000
Fines and penalties	5,400	6,000
Insurance	43,000	0
Rental payments	12,500	16,000
Taxes and other obligatory payments to budget	35,500	19,000
Bad debts allowance	88,064	4,000
Provision (estimated liabilities)	10,000	13,000
VAT offset in percentage to turnovers taxable at different rates	46,000	41,000
Others	16,798	17,420
Total	522,262	300,420

12.	PARTNERS’ WITHDRAWAL OF SHARE IN PROFITS

General meeting of the founders held in August 08, 2005 made a decision on distribution of retained earnings for 2004 to partners. According to the legislation of the Republic of Kazakhstan personal income tax in amount $ 4,126 was withheld at the source of payment in amount $ 27, 505. Net cash paid out to partners is in amount $23,379.

13.	TRANSACTIONS WITH RELATED PARTIES

Related parties include legal entities and individuals being partners, affiliates or companies directed by the Company’s management.

Revenue that received from related parties for 2004 and 2005 years and balance are shown below:

SIF DANK LLP
2005
Works and services performance for the Year	1,023,388
Accounts receivable at December 31, 2005	193,120

2004
Works and services performance for the year	537,087
Accounts receivable at December 31, 2004	1,403

14.	EXECUTIVE COMPENSATION

		Year ended December 31, 2005	Year ended December 31, 2004
Janseitov N.S.	Partner	56,711	56,296
Sapozhnikov A.I.	General Director	28,631	15,238

In 2006 Belgibaev G.S. was appointed to the position of General Director.

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

15.	COMMITMENTS AND CONTINGENCIES
Operating Environment

The Company operates within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company's assets and operations could be at risk in the event of negative changes in the political and business environment.

Government taxes and legislation in the Republic of Kazakhstan

The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations can lead to imposition of penalties and interest.

Environmental matters

The Company believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future.

Pension and retirement plans

Employees of the Company receive pension benefits in accordance with the laws and regulations of the respective countries. As of December 31, 2005 and 2004 the Company was not liable for any supplementary pensions, post-retirement, health care, insurance benefits or retirement indemnities to its current or former employees.

16.	FINANCIAL INSTRUMENTS

The nature of the Company’s operations exposes the Company to fluctuations in foreign currency exchange rates, credit risk and country risk. The Company recognizes these risks and manages operations in a manner such that exposure to these risks minimized to the extent practical.

17.	POST BALACE SHEET EVENTS

According to the Contract on sale of 95% of shares in charter capital in May 10, 2006 partners listed below sold to “Caspian International Oil Corporation B.V.” incorporated in the Netherlands under registration # 24243035 their participations to the total amount of KZT11400000 (eleven million four hundred thousand):
Janseitov Nurlan Sattarovich, 29.75% of participation
Janseitova Irina Petrovna, 18.75% of participation
Safronov Gennadiy Nickolaevich, 5% of participation
Sapozhnikov Anatoliy Nikolaevich, 5% of participation
Esenzhanov Rashid Orazalievich, 5% of participation
Janseitov Daniyar Nurlanovich, 5% of participation
Amirov VAleriy Leonidovich, 10% of participation
Aitmagambetov Sundetbay Shegebaevich, 10% of participation
Pavlovichev Sergey Ivanovich, 4% of participation

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2005

Pokidov Valeriy Leonidovich, 1% of participation
Kurmanbaev Misir Saduevich , 1.5% of participation
Department of Justice of the Republic of Kazakhstan registered CGE LLP under #26153-1910-LLP (IU) in May 15, 2006.

Charter capital of CGE LLP accounts to KZT12000000 (USD97,339) allocated as follows:
Caspian International Oil Corporation B.V. - (95%) KZT11400000 (USD92,472)
Dautbaeva Meruert Nurlanovna - (5%) KZT600000 (USD4867)

CGE LLP
UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2006

CGE LLP
UNAUDITED BALANCE SHEETS

	Notes	at March 31, 2006	at December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	$235,203	$96,349
Inventories		12,026	7,790
Accounts receivable, net	4	462,711	501,204
Other receivable, net	5	200,391	96,794
Deferred tax asset		19,217	18,452
Total current assets		929,548	720,589

NON-CURRENT ASSETS
Property, plant and equipment, net	6	389,236	390,021
Intangible assets	7	12,032
Total non-current assets		401,268	390,021

TOTAL ASSETS		$1,330,816	$1,110,610

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable		120,876	79,615
Taxes payable	8	278,616	281,114
Accrued liabilities	9	301,790	271,149
Total current liabilities		701,282	631,878

EQUITY
Charter capital		84,832	84,832
Accumulated other comprehensive income		29,592	6,499
Retained earnings		515,110	387,401
Total Equity		629,534	478,732

TOTAL LIABILITIES AND EQUITY		$1,330,816	$1,110,610

The accompanying notes are integral part of financial statements

CGE LLP
UNAUDITED STATEMENTS OF OPERATIONS

	Notes	Three months ended March 31, 2006	Three months ended March 31, 2005

REVENUES

Service Revenues		$415,984	$287,939

EXPENSES
Cost of services, exclusive of depreciation shown below		(119,898)	(95,583)
Depreciation and amortization expenses		(18,795)	(13,076)
General and administrative expenses	11	(94,875)	(25,087)
Total		(233,568)	(133,746)
OPERATING INCOME		182,416	154,193

OTHER LOSS		-	(48)

INCOME BEFORE INCOME TAXES		182,416	154,145

INCOME TAX EXPENSE	10	(54,707)	(46,229)

NET INCOME		127,709	107,916

OTHER COMPREHENSIVE INCOME

Foreign currency translation adjustments, net of $0 tax		23,093

NET OTHER COMPREHENSIVE INCOME		150,802

The accompanying notes are integral part of financial statements

CGE LLP
UNAUDITED STATEMENTS OF EQUITY

	Notes	Charter capital	Accumulated other comprehensive income	Retained earnings	Total

At December 31, 2004		84,832	8,861	33,134	126,827

Net income				381, 772	381, 772
Partners’ withdrawal of share in profits	12			(27,505)	(27,505)
Foreign currency translation adjustments, net of $0 tax			(2,362)		(2,362)

At December 31, 2005		84,832	6,499	387,401	478,732

Net income				127,709	127,709
Foreign currency translation adjustments, net of $0 tax			23,093		23,093

At March 31, 2006		84,832	29,592	515,110	629,534

The accompanying notes are integral part of financial statements

CGE LLP
UNAUDITED STATEMENTS OF CASH FLOW

	Notes	Three months ended March 31, 2006	Three months ended March 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES

NET INCOME		127,709	107,916

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense		18,795	13,076
Changes in current assets and liabilities
Accounts receivable		58,089	(176,239)
Other receivables		17,218	275,094
Inventories		(3,837)	(17,065)
Taxes payable		(54,091)	19,295
Accounts payable		(32,291)	(231,723)
Accrued liabilities		19,794	21,827
Income tax paid		(4,358)	-

Net cash provided by operating activities		147,028	12,181

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of PPEs		(2,038)	(1,223)
Acquisition of intangible assets		(12,184)

Net cash used in investing activities		(14,222)	(1,223)

Effect of exchange rate changes on cash		6,048	(1,195)

NET CHANGE IN CASH AND CASH EQUIVALENTS		138,854	9,763

CASH AND CASH EQUIVALENTS at beginning of period		96,349	48,954

CASH AND CASH EQUIVALENTS at end of period		235,203	58,717

The accompanying notes are integral part of financial statements

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

CGE LLP is the limited liability partnership according to the Civil code of the Republic of Kazakhstan (hereinafter referred to as the “Company”). The Company was established in April 28, 1999.
The Company is registered at the following address: 58, Abylai Khan St., Almaty, Kazakhstan.
Core activities are topographical and geodetic operations, engineering researches, field seismic survey and vertical seismic profiling (“VSP”) of deep wells. Topography-land survey department of CGE takes the leading position in market by service providing in geophysical survey execution including 2D/3D survey. Its activity is conducted on the basis of government license 03 government license ¹ 014870 from May 06, 2004 and covered all regions of Kazakhstan

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

These Financial Statements are prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”).

The Company maintains its accounting records in Kazakhstan Tenge (further KZT) and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying Financial Statements reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates and affect the results reported in these Financial Statements.

Licences

CGE LLP has the state license #0002129 dated 07/16/1999 for following activities:
-	Seismic works with explosives use at oil and gas deposits and exploration grounds of the Republic of Kazakhstan located on the ground, transition zone and in the sea;
-	Investigations on VSP with explosives use;
-	Perforation works in oil and gas wells;
-	Field logging works at oil deposits;
-	Assembling/dismantling of equipment and devices

Foreign currency translation

The Company’s functional currency is primarily the Kazakhstan Tenge. All assets and liabilities denominated in foreign currencies are translated to US Dollar ($) at the rates of exchange prevailing at the balance sheet dates. The resulting adjustments are charged or credited directly to the Equity section of the Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are translated at the weighted-average exchange rate for the year. All realized and unrealized transaction gains and losses are included in income in the period in which they occur.

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS

Risks and uncertainties

Company activity is subject to economical, political and social risks inherent to doing business in Kazakhstan. Those risks include the consequences of government policy, economic conditions, legislative changes in tax and laws, currency exchange rates fluctuations, uncovered execution of the rights under the contracts.

Recognition of revenue and cost

Revenue is recognized when services are rendered and collectibility is reasonably assured. All advance client payments are classified as unearned revenues until services are provided. We recognise revenue when we determine that following criteria are met: (i) persuasive evidence an arrangement exists; (ii) services have been rendered; (iii) the fee is fixed or determinable; and (iv) collectibility is reasonable assured.

Income taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

Cash and cash equivalents

The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Accounts receivable and other receivables

Accounts receivable are stated at their net realizable values after deducting provisions for uncollectable amounts. Such provisions reflect either specific cases or estimates based on evidence of collectability. The fair value of accounts receivable and prepaid expense accounts approximates their carrying amounts due to their short-term maturity.

Property, plant and equipment

Fixed assets are valued at the historical cost adjusted for impairment loss less accumulated depreciation. Historical cost includes all direct costs associated with the acquisition of the fixed assets. Depreciation of fixed assets is calculated using the straight line method based upon estimated useful lives:
Machinery and equipment -	3-10 years
Vehicles	5-10 years
Other	3-5 years
Book value has been translated to $ using exchange rate prevailing at the balance sheet date.
Maintenance and repairs is charged to expenses as incurred. Renewals and betterments are capitalized.

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS

Fixed assets of the Company are evaluated for impairment each year. If the sums of expected undiscounted cash flows are less than net book value, unamortized costs of fixed assets will be reduced to a fair value.

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents and trade accounts receivable. All cash and cash equivalents are on deposit at commercial banks with significant financial resources. Our trade receivables are with a variety of domestic and national oil and gas companies. We had no clients who provided more than 10% of our revenues for the years ended December 31, 2005 and 2004. We consider our credit risk related to trade accounts receivable to be limited due to the creditworthiness and financial resources of our clients. We evaluate our estimate of the allowance for doubtful accounts on an on-going basis throughout the year.

Comparative figures

The presentation of certain amounts for previous year has been reclassified to conform to the presentation adopted for the current year.

Recent accounting pronouncements
In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FASB Statement No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after September 15, 2006. Management does not anticipate this Statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

3.	CASH AND CASH EQUIVALENTS

	At March 31, 2006	At December 31, 2005
Cash at bank, foreign currency	88
Cash at bank, national currency	231,677	96,349
Cash on hand	3,438
Total	235,203	96,349

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS

4.	ACCOUNTS RECEIVABLE

	At March 31, 2006	At December 31, 2005
Trade accounts receivable	559,469	594,114
Bad debts allowance	(96,758)	(92,910)
Trade accounts receivable, net	462,711	501,204

As at March 31, 2006 and December 31, 2005 accounts receivable from affiliated company (DANK SIF LLP) is in amount $353681 and $193120 respectively.

5.	OTHER RECEIVABLES

	At March 31, 2006	At December 31, 2005
Receivables from employees	22,291	4,670
VAT recoverable	1,223	1,296
Financial aid	8,953	90,828
Advances paid	114,685
Others	53,239
TOTAL	200,391	96,794

Other receivables included $8,953 and $90,828 of financial aid under term of contracts concluded with affiliated company (DANK SIF LLP) without charge for interest at March 31, 2006 and at December 31, 2005 respectively. Financial aid is due by the end of 2006.

6.	PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment were as follows at March 31, 2006 and at December 31, 2005:

	At March 31, 2006	At December 31, 2005
Machinery and equipment	297,097	285,282
Vehicles	27,577	26,480
Other	161,765	153,334
Total property, plant and equipment	486,439	465,096
Less - accumulated depreciation and amortization	97,203	75,075
Property, plant and equipment, net	$389,236	$390,021

7.	INTANGIBLE ASSETS

The components of intangibles are as follows:

		At March 31,2006		At December 31,2005
	Estimated life in years	Gross Carrying Value	Accumulated Amortization	Gross Carrying Value	Accumulated Amortization
Software	3-7	$12,184	$152	$-	$-
Total intangibles		12,184	152	$-	$-

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS

8.	TAXES PAYABLE

	At March 31, 2006	At December 31, 2005
Corporate income tax	237,332	178,580
VAT	-	-
Social tax	-	34,458
Property tax	-	607
Individual income tax	41,284	67,469
Vehicle tax	-	-
	278,616	281,114

9.	ACCRUED LIABILITIES

	At March 31, 2006	At December 31, 2005
Salaries and wages	239,085	210,530
Provisions (estimated liabilities)	24,092	23,134
Payables for pension funds stipulated be the law	38,613	37,485
	301,790	271,149

10.	INCOME TAX

The income tax charge in the income statement comprised:

	Three months ended March 31, 2006	Three months ended March 31, 2005

Current tax expense	54,707	46,229
Deferred tax expense
	54,707	46,229

11.	GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended March 31, 2006	Three months ended March 31, 2005
Salaries and wages	21,415	11,920
Fines and penalties	7,060	5,130
Insurance	64,380
Rental payments	1,940	3,113
Taxes and other obligatory payments to budget	-	4,744
Others	80	180
Total	94,875	25,087

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS

12.	PARTNERS’ WITHDRAWAL OF SHARE IN PROFITS

General meeting of the founders held in August 08, 2005 made a decision on distribution of retained earnings for 2004 to partners. According to the legislation of the Republic of Kazakhstan personal income tax in amount $ 4,126 was withheld at the source of payment in amount $ 27, 505. Net cash paid out to partners is in amount $23,379.

13.	TRANSACTIONS WITH RELATED PARTIES

Related parties include legal entities and individuals being partners, affiliates or companies directed by the Company’s management.

Revenue that received from related parties for three month period 2006 and 2005 are shown below:

SIF DANK LLP
Three months ended March 31, 2006
Works and services performance for the period	269,340
Accounts receivable at March 31, 2006	353,681

Three months ended March 31, 2005
Works and services performance for the period	212,088
Accounts receivable at December 31, 2005	193,120

EXECUTIVE COMPENSATION

		Three months ended March 31, 2006	Three months ended March 31, 2005
Sapozhnikov A.I.	General Director	3,230	3,022

In 2006 Belgibaev G.S. was appointed to the position of General Director.

14.	COMMITMENTS AND CONTINGENCIES

Operating Environment

The Company operates within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company's assets and operations could be at risk in the event of negative changes in the political and business environment.

Government taxes and legislation in the Republic of Kazakhstan

The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations can lead to imposition of penalties and interest.

Environmental matters

The Company believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future.

CGE LLP
NOTES TO THE FINANCIAL STATEMENTS

Pension and retirement plans

Employees of the Company receive pension benefits in accordance with the laws and regulations of the respective countries. As of March 31, 2006 the Company was not liable for any supplementary pensions, post-retirement, health care, insurance benefits or retirement indemnities to its current or former employees.

15.	FINANCIAL INSTRUMENTS

The nature of the Company’s operations exposes the Company to fluctuations in foreign currency exchange rates, credit risk and country risk. The Company recognizes these risks and manages operations in a manner such that exposure to these risks minimized to the extent practical.

16.	POST BALACE SHEET EVENTS

According to the Contract on sale of 95% of shares in charter capital in May 10, 2006 partners listed below sold to “Caspian International Oil Corporation B.V.” incorporated in the Netherlands under registration # 24243035 their participations to the total amount of KZT11400000 (eleven million four hundred thousand) :
Janseitov Nurlan Sattarovich, 29.75% of participation
Janseitova Irina Petrovna, 18.75% of participation
Safronov Gennadiy Nickolaevich, 5% of participation
Sapozhnikov Anatoliy Nikolaevich, 5% of participation
Esenzhanov Rashid Orazalievich, 5% of participation
Janseitov Daniyar Nurlanovich, 5% of participation
Amirov VAleriy Leonidovich, 10% of participation
Aitmagambetov Sundetbay Shegebaevich, 10% of participation
Pavlovichev Sergey Ivanovich, 4% of participation
Pokidov Valeriy Leonidovich, 1% of participation
Kurmanbaev Misir Saduevich , 1.5% of participation

Department of Justice of the Republic of Kazakhstan registered CGE LLP under #26153-1910-LLP (IU) in May 15, 2006.

Charter capital of CGE LLP accounts to KZT12000000 (USD97,339) allocated as follows:

Caspian International Oil Corporation B.V. - (95%) KZT11400000 (USD92,472)
Dautbaeva Meruert Nurlanovna - (5%) KZT600000 (USD4867)

KOR-TAZH LLP
FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005

Report of Independent Registered Public Accounting Firm

To the Founders of
Kor-Tazh LLP

We have audited the accompanying separate balance sheets of “Kor-Tazh” LLP (the “Company”) as of December 31, 2005 and 2004, and the related separate statements of loss, capital deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the separate financial position of Kor-Tazh LLP at December 31, 2005 and 2004 and the separate results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as going concern. As discussed in Note 3 to the financial statements, Kor-Tazh LLP will require substantial additional funding, and development of qualified personnel in all areas. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Kazakhstanaudit, LLP

BDO Kazakhstanaudit, LLP

May 20, 2006
Almaty, Kazakhstan

KOR-TAZH LLP
BALANCE SHEETS

	Notes	At December 31, 2005	At December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents		100,664	-
Other current assets	4	5,200	10,472
Total current assets		105,864	10,472

NON-CURRENT ASSETS
Oil and natural gas properties full cost pool	5	2,885,123	2,840,340
Evaluated		931,895	-
Unevaluated		1,953,228	2,840,340
Restricted cash		398
Total non-current assets		2,885,521	2,840,340

TOTAL ASSETS		2,991,385	2,850,812

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities		60,620	5,739
Bonus payable due Government of Kazakhstan		100,000	100,000
Obligation for historical reimbursement	6	-	85,905
Other liabilities	8	220,403	21,931
Total current liabilities		381,023	213,575

LONG TERM LIABILITIES
Obligation for historical reimbursement	6	2,720,620	2,535,439
Asset retirement obligation	7	115,661	108,918

Total long term liabilities		2,836,281	2,644,357

CAPITAL DEFICIT
Charter capital	9	572	572
Accumulated other comprehensive income		(711)	(929)
Accumulated deficit		(225,780)	(6,763)

Total Capital Deficit		(225,919)	(7,120)

TOTAL LIABILITIES AND CAPITAL DEFICIT		2,991,385	2,850,812

The accompanying notes are integral part of financial statements.

GENERAL DIRECTOR

CHIEF ACCOUNTANT

KOR-TAZH LLP
STATEMENTS OF LOSS

	Notes	Year ended December 31, 2005	Year ended December 31, 2004

EXPENSES
General and administrative expenses	10	(27,093)	(6,763)
Accretion expenses		(191,924)
TOTAL OPERATING EXPENSES		(219,017)	(6,763)

LOSS FROM OPERATIONS		(219,017)	(6,763)

LOSS BEFORE INCOME TAXES		(219,017)	(6,763)

INCOME TAX EXPENSE		0	0

NET LOSS		(219,017)	(6,763)

OTHER COMPREHENSIVE LOSS

Foreign currency translation adjustments, net of $0 tax		218	(897)

NET OTHER COMPREHENSIVE LOSS		(218,799)	(7,660)

The accompanying notes are integral part of financial statements

KOR-TAZH LLP
STATEMENTS OF CAPITAL DEFICIT

	Notes	Charter capital	Accumulated deficit	Accumulated other comprehensive loss	Total

At December 31, 2003		572	0	(32)	540
Net loss			(6,763)		(6,763)
Foreign currency translation adjustments, net of $0 tax				(897)	(897)
At December 31, 2004		572	(6,763)	(929)	(7,120)
Net loss			(219,017)		(219,017)
Foreign currency translation adjustments, net of $0 tax				218	218
At December 31, 2005		572	(225,780)	(711)	(225,919)

The accompanying notes are integral part of financial statements.

KOR-TAZH LLP
STATEMENTS OF CASH FLOW

	Notes	Year ended December 31, 2005	Year ended December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS		(219,017)	(6,763)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion expenses		191,924
Decrease (increase) in other current assets		(5,168)	(32)
Increase in accounts payable and accrued liabilities		26,342	5,639

Net cash used in operating activities		(5,919)	(1,156)

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash		(398)
Acquisition of oil and natural gas properties		(5,000)	(19,985)
Net cash used in investing activities		(5,398)	(19,985)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from financial aid		198,170	21,931
Payment of obligation due Government of Kazakhstan		(85,905)
Net cash from financing activities
		112,265	21,931

Effect of exchange rate changes on cash		(284)	(861)

NET CHANGE IN CASH AND CASH EQUIVALENTS		100,664	(71)

CASH AND CASH EQUIVALENTS at beginning of year		0	71

CASH AND CASH EQUIVALENTS at end of year		100,664	0

Non cash transactions:
Increase in capitalized expenditures under the contract terms			2,839,807

The accompanying notes are integral part of financial statements.

GENERAL DIRECTOR

CHIEF ACCOUNTANT

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Kor-Tazh LLP (the “Company”) was established in October 28, 2001 according to the Charter agreement.
The Company is the operator of the Zhetibay Severo-Zapadnay oil and natural gas fields in Mangistauskiy region of western Kazakhstan.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

Company maintains its accounting records in Kazakhstan Tenge (further KZT) and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying Financial Statements reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Significant assumptions are required in the quantification and valuation of proved oil and natural gas reserves, which as described herein may affect the amount at which oil and natural gas properties are recorded and related depreciation, depletion and amortization are calculated. Accordingly, actual results could differ from those estimates and affect the results reported in these Financial Statements.

Foreign currency translation

The Company’s functional currency is primarily the Kazakhstan Tenge. All assets and liabilities denominated in foreign currencies are translated to U.S. dollar at the rates of exchange prevailing at the balance sheet dates. The resulting adjustments are charged or credited directly to the Equity section of the Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are translated at weighted-average exchange rate for the year. All realized and unrealized transaction gains and losses are included in income in the period in which they occur.

Risks and uncertainties

The ability of the Company to realize the carrying value of its assets is dependent on being able to develop, transport and market oil and natural gas. Currently exports from the Republic of Kazakhstan are primarily dependent on transport routes either via rail, barge or pipeline, through Russian territory. Domestic markets in the Republic of Kazakhstan might not permit world market price to be obtained. However, management believes that over the life of the project, transportation options will be improved by further increases in the capacity of the transportation options.

Recognition of revenue and cost

The Company uses the sales method of accounting for natural gas and crude oil revenues. Under this method, revenues are recognized based on actual volumes of oil and natural gas sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on its interests in the properties. These differences create imbalances that are recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under produced owner to recoup its entitled share through production. There are no significant balancing arrangements or obligations related to the Company’s operations.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

Cash and cash equivalents

The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Restricted cash

Restricted cash includes funds deposited in a Kazakhstan bank and is restricted to meet possible environmental obligations according to the regulations of the Republic of Kazakhstan. The fair value of these funds approximates their carrying amounts as amount and conditions of deposited funds governed by the Government of the Republic of Kazakhstan.

Oil and natural gas properties

The Company follows the full cost method of accounting for its costs of acquisition, exploration and development of oil and natural gas properties. Under this method, all productive and non-productive costs incurred in connection with the acquisition of, exploration for and development of oil and natural gas reserves for each cost center are capitalized. Capitalized costs include acquisition costs, geological and geophysical work, delay rentals and the costs of drilling, completing and equipping oil and natural gas wells. Capitalized costs of proved oil and natural gas properties are depleted on a unit of production method using estimated proved oil and natural gas reserves. The amortizable base used to calculate unit of production depletion includes estimated future development costs and dismantlement, restoration, and abandonment costs, net of estimated salvage values. Sales of oil and natural gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves.

Internal costs, including salaries, benefits and other salary related costs, which can be directly identified with acquisition, exploration or development activities, are capitalized while any costs related to production, general corporate overhead, or similar activities are charged to expense. Geological and geophysical costs not directly associated with a specific unevaluated property are included in the amortization base as incurred. Capitalized internal costs directly identified with the Company’s acquisition, exploration and development activities amounted to approximately $45,316 and $533 during the year ended December 31, 2005 and 2004, respectively.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

Under full cost accounting rules, the net capitalized costs of evaluated oil and natural gas properties shall not exceed an amount equal to the present value of future net cash flows from estimated production of proved oil and natural gas reserves, based on current economic and operating conditions, including the use of oil and natural gas prices as of the end of each quarter.

Given the volatility of oil and natural gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and natural gas reserves could change. If oil and natural gas prices decline, even if only for a short period of time, it is possible that impairments of oil and natural gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the cost ceiling, revisions to proved oil and natural gas reserves occur, or if properties are sold for proceeds less than the discounted present value of the related proved oil and natural gas reserves.

The capitalized oil and natural gas property costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, if any, are generally limited to an amount (the ceiling limitation) equal to the sum of (a) the present value of estimated future net revenues computed by applying current prices in effect as of the balance sheet date to estimated future production of proved oil and natural gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the reserves using a discount factor of 10% and assuming continuation of existing economic conditions; and (b) the cost of investments in unevaluated properties excluded from the costs being amortized. In determining whether impairment of unevaluated properties has occurred, management evaluates, among other factors, current oil and natural gas industry conditions, capital availability, holding periods of the properties, and available geological and geophysical data. Any impairment assessed is added to the costs being amortized. Costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that a well is dry. At December 31, 2005 and 2004, all of the Company's oil and natural gas properties were classified as unevaluated.
No ceiling write down was recorded in any of the periods presented.

The Company’s oil and natural gas properties primarily include the value of the license and other capitalized costs under this method of accounting.

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents and trade accounts receivable. All cash and cash equivalents are on deposit at commercial banks with significant financial resources.

Recent accounting pronouncements

In November 2004, the EITF ratified Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No.144, Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations.” The EITF reached a consensus that classification of a disposed of or held-for-sale component as a discontinued operation is only appropriate if the ongoing entity (i) expects to have no continuing “direct” cash flows, and (ii) does not retain or expect to retain an interest, contract or other arrangement sufficient to enable it to exert significant influence over the disposed component’s operating and financial policies after the disposal transaction. Application of this consensus did not have a material impact on the Company’s Consolidated Financial Statements.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

In December 2004, the FASB issued Statement 153, “Exchanges of Non-monetary Assets”, an amendment of APB Opinion 29, “Accounting for Non-monetary Transactions.” This amendment eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under Statement 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. This statement is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005 and will not impact the Company’s financial position or results of operations, and cash flows.

3.	GOING CONCERN

The Company financial statements have been presented on the basis that Company continues as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The management of the Company is in the process of building the oil and gas business, which is intended to generate revenue to sustain the operations of the Company. To fully develop the geographical area covered by the oil exploration license held by Kor-Tazh LLP, the Company needs substantial additional funding and develop of qualified personnel in all areas. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

4.	OTHER CURRENT ASSETS

	at December 31, 2005	at December 31, 2004
VAT	5,200	32
Advances paid		10,440
Total	5,200	10,472

5.	OIL AND NATURAL GAS PROPERTIES, NET

	At December 31, 2005	at December 31, 2004
Acquisition cost	2,839,807	2,839,807
Other capitalized costs	45,316	533
Total	2,885,123	2,840,340

6.	OBLIGATIONS FOR HISTORICAL COSTS REIMBURSEMENT

In August 04, 2004, the contract was assigned to Kor-Tazh LLP. The Contract was signed for twenty consequent years ending 2024 with five years for exploration at the beginning of the contract period. The Company is legally entitled to receive this commercial production contract and has an exclusive right to negotiate this Contract and the Government is obligated to conduct these negotiations under the Law of Petroleum in Kazakhstan.
Commercial discovery provides the Company with exclusive right to start Production stage.
Shall the Commercial discovery take place, Company has the right to full or partial reimbursement of expenses incurred in relation to Commercial discovery.
Company shall start Production upon approval by State Commission on deposit resources and by Central Commission on development of oil and natural gas deposits of project documentation on deposit development and construction. Production period lasts till the end of Contract period including 2024.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

The Company through its purchase of Kor-Tazh is unavoidably obliged to reimburse $6,363,310, which represents historical costs incurred by the Republic of Kazakhstan for the oilfield pursuant to the terms of the Subsurface Use Contract # 1483 dated August 04, 2004 and the Agreement on acquisition of the right on the geological information use. Payment of these obligations should be made according to a payment schedule agreed between Kor-Tazh and the Government. Company paid 1.5% of historical costs which is $95,450 (ninety five thousand four hundred and fifty) for the right to use geological information, residual amount of historical cost shall be paid by equal portions starting from the date of exploration period end.
These obligations are recorded as a liability, discounted at the estimated credit-adjusted risk free discount rate of 7.65%, giving a present value of obligation of $2,885,123 as at December 31, 2005. Accretion expenses for the year ended December 31, 2005 is in amount $185, 183 (2004 - Nil).

7.	ASSET RETIREMENT OBLIGATION

The Company follows SFAS 143, “Accounting for Asset Retirement Obligations.” SFAS 143 requires that the fair value of a liability for an asset’s retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement cost is capitalized as part of the carrying value of the long-lived asset. Subsequently, the asset retirement cost is amortized to expense over the useful life of the asset. The asset retirement obligation recorded relates to the expected plugging and abandonment costs of oil and natural gas wells and the removal of pipeline, compressor and related production facilities. As a result of the acquisition of the Zhetibay Severo-Zapadnay oil and natural gas fields, the Company recorded a long-term asset retirement obligation of $108,918 and an increase to oil and natural gas properties of $108,918 based on the present value of the obligation. The present value of the asset retirement obligation will be accreted to full value over the remaining useful life of oil and natural gas properties and production facilities.

The changes to the Company’s asset retirement obligation from January 1, 2004 and for the year ended December 31, 2005 are summarized as follows:
Asset retirement obligation at January 1, 2004	0
Liability recognized from purchase of properties	108,918
Asset retirement obligation at December 31, 2004	108,918
Accretion expense	6,743
Asset retirement obligation at December 31, 2005	$115,661

Management determined that an asset retirement obligation should be recognized for future abandonment costs of wells drilled at fields before the Company signed the Subsurface Use Contracts, but which, in management’s opinion were not properly abandoned. Management believes that this obligation is likely to be settled at the end of the exploration phase.

As at December 31, 2005, undiscounted future cash flows that will be required to satisfy the Corporation’s liability for the field is $146,300. After application of a 7.65% credit-adjusted risk free discount rate, the present value of the Corporation’s liability at December 31, 2005 is $115,661. During the year ended December 31, 2005, the Company recorded these obligations at their present value as Contract terms provides for creation of asset retirement fund in the amount of $146,300 without indicating lump sum payments during exploration period..

8.	OTHER LIABILITIES

Other liabilities included $220,101 and $21,931 of financial aid under term of contracts concluded with various entities without charge for interest in 2005 and 2004 respectively.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

9.	CHARTER CAPITAL

Partners	Participation in charter capital (%)	Participation in charter capital
Kazshina LLP	90	515
Voitenko N.Y.	10	57
Total	100	572

10.	GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31, 2005	Year ended December 31, 2004
GGI package		1,107
Banking services	111	17
Penalties	26,342	5,639
Audit fees	640
Total	27,093	6,763

In accordance with the Subsurface Use Contract there was an obligation to pay signature bonus in total of $ 100,000 for acquiring the subsurface use rights for oilfield. This bonus was due for payment within 30 days after signing the Subsurface Use Contract. Penalties accrued on delaying the payment of signature bonus for oilfield amounted to $26,342 and 5,639 for 2005 and 2004 years respectively. These penalties are included in accrued liabilities.

11.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

Under the terms of the contract, Kor-Tazh is required to spend a total of $14.6 million in exploration and development activities on the oilfield during twenty years. The failure to make these minimum capital expenditures could result in the loss of the subsoil contract.

In accordance with the Subsurface Use Contracts, the Company is committed to contribute to social sphere development in the total amount of $844,000 for all oilfields during the twenty years. During the year ended, December 31, 2005, the Company had not made any payments. Management believes that the Company will meet this obligation within the exploration phase and payment delay will not terminate or deteriorate terms of the Subsurface Use Contracts.

In accordance with the Subsurface Use Contracts, the Company is committed to finance professional training in the total amount of $146,000 for all oilfields during the twenty years. During the year ended, December 31, 2005, the Company had not made any payments. Management believes that the Company will meet this obligation within the exploration phase and payment delay will not terminate or deteriorate terms of the Subsurface Use Contracts.

The following table lists our significant commitments at December 31, 2005, excluding current liabilities as listed on our balance sheet:

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

	Payments Due By Period
Contractual obligations	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Capital Expenditure Commitment	$14,630,000		$3,130,000	$7,600,000	$3,900,000
Historical cost Due to the Government of Kazakhstan	$6,267,860				$$6,267,860
Social sphere development commitment	$844,000	42,200	126,600	84,400	590,800
Obligation to finance professional training	$146,000	7,300	21,900	14,600	102,200
Liquidation Fund	$146,300				$146,300
Total	$22,034,160	49,500	3,278,500	7,699,000	$11,007,160

Operating Environment

The Company operates within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company's assets and operations could be at risk in the event of negative changes in the political and business environment.

Government taxes and legislation in the Republic of Kazakhstan

The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations can lead to imposition of penalties and interest.

Environmental matters

The Company believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future.

Pension and retirement plans

Employees of the Company receive pension benefits in accordance with the laws and regulations of the respective countries. As of December 31, 2005 and 2004 the Company was not liable for any supplementary pensions, post-retirement, health care, insurance benefits or retirement indemnities to its current or former employees.

12.	FINANCIAL INSTRUMENTS

The nature of the Company’s operations exposes the Company to fluctuations in commodity prices, foreign currency exchange rates, credit risk and country risk. The Company recognizes these risks and manages operations in a manner such that exposure to these risks minimized to the extent practical.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

13.	POST BALANCE SHEET EVENTS

In 2005 there was a change in list of the founders. 95% of participation in Kor-Tazh LLP was sold to Caspian International Oil Corporation B.V. and 5 % to Bergaliev T.M.
As noted on its Balance Sheet, the Company’s Oil and Gas Properties at March 31, 2006 were “unevaluated”. On May 30, 2006, the Company received a report from Ryder Scott Company, Petroleum Consultants, on the estimated future reserves and income attributable to certain leasehold interests held by the Company in the N.W. Zhetybay Field, Kazakhstan, based on SEC parameters as of December 31, 2005. The report reflected 2,161,104 barrels of total “Proved Undeveloped” oil reserves and related future net income, discounted at 10% of $16,962,723. Had these properties been “evaluated” as of March 31, 2006 and appropriate tests performed for possible impairment, no entry for same would have been required since the 10% discounted present value of the future net income from the related oil reserves exceeded the amount reflected on the Company’s Balance Sheet at that date.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

14.	SUPPLEMENTARY FINANCIAL INFORMATION ON OIL AND NATURAL GAS EXPLORATION DEVELOPMENT AND PRODUCTION ACTIVITIES (unaudited)

This footnote provides unaudited information required by SFAS No. 69, “Disclosures about Oil and Natural Gas Producing Activities.” The Company’s oil and natural gas properties are located in the Republic of Kazakhstan, which constitutes one cost center.

Capitalized Costs - Costs incurred in oil and gas property acquisition, exploration and development activities, whether expensed or capitalized, are reflected in the table below. All costs were related to oil properties in the Republic of Kazakhstan. The Company has no operations in the United States.

	December 31, 2005	December 31, 2004

Proved properties	$931,895	$917,430
Unproved properties not subject to amortization	1,953,228	1,922,910
Accumulated depletion, depreciation and amortization	-	-
Net capitalized cost	$2,885,123	$2,840,340

Oil and Gas Reserve Information
Basis of Presentation
Proved oil and gas reserve quantities are based on estimates prepared by Ryder Scott Company, independent petroleum engineers. There are numerous uncertainties in estimating quantities of proved reserves and projecting future rates of production and the timing of development expenditures. These uncertainties are greater for properties that are undeveloped or have a limited production history, such as those in the North-West Zhetybai Oil field. The following reserve data represents estimates only and actual reserves may vary substantially from these estimates. Although the Company acquired the Contract in August 2004 with the currently existent proved reserves in place, oil prices in the area as of December 31, 2004 were too low to enable an economic recovery of these reserves. Consequently, these reserves would not qualify as "proved" and the related costs were considered as "unevaluated" as of December 31, 2004. As of December 31, 2005, all of the Company's proved reserves were in the Republic of Kazakhstan. The Company's net quantities of proved developed and undeveloped reserves of crude oil and changes thereto are reflected in the table below.

Estimated Quantities of Proved Crude Oil Reserves
(Quantities in Barrels)
December 31,

	2005	2004
Net proved crude oil reserves:
Beginning of year	-	-
Revisions of previous estimates	-	-
Extensions, discoveries and other additions	2 161 104	-
Revisions of net interest	-	-
Production	-	-
End of year	2 161 104	-
Net proved developed reserves:
Beginning of year	-	-
End of year	2 161 104	-

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2005, the Company is operating under a Hydrocarbon Exploration and Production Contract that provides the Company the right and obligation to perform hydrocarbon exploration and production in the North-West Zhetybai Oil Field of the Mangistau Oblast region of western Kazakhstan. The Contract was executed in August 2004. Its term is 20 years, provided the Company invests a minimum of $14,600,000 in exploration and development activities during the Contract term in order to maintain its rights under the Contract. Net revenue interest used in the Ryder Scott reserve report reflects certain fees that are calculated by contract prior to the deduction of costs and reflects a deduction for a 3.35% royalty payment to the Kazakhstan government during the life of the production and 2% property tax, pipeline fees and custom fees.
The proved reserves as of December 31, 2005 represent the oil reserves that were estimated to be recovered from 4 of the 9 wells previously drilled in the field. Well Nos. 3, 5, 9, and 10 are planned to be utilized in the development scheme. The condition of the well bores has been reviewed and all are in acceptable condition for successful completion. There are no associated gas reserves present in the NW Zhetybai Oil Field and as of December 31, 2005 there were no oil or gas sales from the field.

Costs Incurred - Costs incurred in oil and natural gas property acquisition, exploration and development activities are summarized below:

	December 31, 2005	December 31, 2004

Acquisition costs:
Unproved properties	$1,848,812	$1,848,812
Proved properties	882,077	882,077
Exploration costs	-	-
Development costs	45,316	533
Subtotal	2,776,205	2,731,422
Asset retirement costs	108,918	108,918
Total costs incurred	$2,885,123	$2,840,340

Results of operations
The Company did not have any oil and gas producing activities in 2005 and 2004.

Standardized Measure of Discounted Future Net Cash Flows
Basis of Presentation
The standardized measure data includes estimates of oil and gas reserve volumes and forecasts of future production rates over the life of the reserves. Estimates of future production expenditures, including taxes and future development costs, are based on management's best estimates of such costs assuming a continuation of current economic conditions. No provision is included for depletion, depreciation and amortization of property acquisition costs or indirect costs. Income tax expense has been computed using estimated expected future tax rates and giving effect to tax deductions and credits available under current laws and which relate to oil and gas producing activities. The sales prices used in the calculation are the year-end prices of crude oil for oil sold in the area which, as of December 31, 2005, was $38.16 per barrel. Changes in price and cost levels, as well as the timing of future development costs, may cause actual results to vary significantly from the data presented. This information is not intended to represent a forecast or fair market value of the Company's oil and gas assets, but does present a standardized disclosure of discounted future net cash flows that would result under the assumptions used. The standardized measure of discounted net cash flows relating to proved oil and gas reserves for 2005, 2004 were as follows:

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

Standardized Measure of Discounted Net Cash Flows

(Amounts in Thousands)
December 31, 2005:
Future cash inflows	$82 468
Future production costs	$(5 857)
Future development costs	$(37 010)
Undiscounted future net cash flows before income tax	$39 601
10% discount for estimated timing of cash flows	$(22 638)
Present value of future net cash flows before income tax	$16 963
Future income tax expense, discounted at 10%	$(4 410)
Standardized measure of discounted future net cash flows	$12 553
December 31, 2004:
Future cash inflows	-
Future production costs	-
Future development costs	-
Undiscounted future net cash flows before income tax	-
1-% discount for estimated timing of cash flows	-
Present value of future net cash flows before income tax	-
Future income tax expense, discounted at 10%	-
Standardized measure of discounted future net cash flows	-

Changes in the Standardized Measure of Discounted Net Cash Flows
The following table presents a reconciliation of changes in the standardized measure of discounted net cash flows:

Year ended December 31,
	2005	2004
Standardized Measure, beginning of year:
Sales and transfers of oil and gas produced, net of production costs	-	-
Net changes in prices, development and production costs	-	-
Extensions, discoveries and improved recovery, less related costs	-	-
Purchase of minerals in place	-	-
Development costs incurred and changes during the period	-	-
Revisions of previous quantity estimates	$12 553	-
Increase in present value due to passage of one year	-	-
Net changes in production rates and other	-	-
Net change in income taxes	-	-
Standardized Measure, end of year	$12 553	-

KOR-TAZH LLP
UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2006

KOR-TAZH LLP
UNAUDITED BALANCE SHEETS

	Notes	At March 31, 2006	At December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$64	$100,664
Other current assets	4	23,813	5,200
Total current assets		23,877	105,864

NON-CURRENT ASSETS
Oil and gas properties, full cost pool,	5	2,891,842	2,885,123
Evaluated		934,065	931,895
Unevaluated		1,957,777	1,953,228
Restricted cash		398	398
Total non-current assets		2,892,240	2,885,521

TOTAL ASSETS		$2,916,117	$2,991,385

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities		$63,798	$60,620
Bonus payable due Government of Kazakhstan		-	100,000
Other liabilities	8	258,240	220,403
Total current liabilities		322,038	381,023

LONG TERM LIABILITIES
Obligation for historical reimbursement	6	2,770,457	2,720,620
Asset retirement obligation	7	118,286	115,661
Total long term liabilities		2,888,743	2,836,281

EQUITY
Charter capital	9	572	572
Accumulated other comprehensive income		(14,159)	(711)
Accumulated deficit		(281,077)	(225,780)

Total Equity		(294,664)	(225,919)

TOTAL LIABILITIES AND EQUITY		$2,916,117	$2,991,385

The accompanying notes are integral part of financial statements.

GENERAL DIRECTOR

CHIEF ACCOUNTANT

KOR-TAZH LLP
UNAUDITED STATEMENTS OF LOSS

	Notes	Three months ended March 31, 2006	Three months ended March 31, 2005

EXPENSES
General and administrative expenses	10	$(2,587)	$-
Accretion expenses		(52,462)	(49,296)
TOTAL OPERATING EXPENSES		(55,049)	(49,296)

Foreign Exchange gain (loss)		(248)
LOSS FROM OPERATIONS		(55,297)	(49,296)

LOSS BEFORE INCOME TAXES		(55,297)	(49,296)
INCOME TAX EXPENSE

NET LOSS		$(55,297)	$(49,296)

OTHER COMPREHENSIVE INCOME

Foreign currency translation adjustments, net of $0 tax		(13,448)	-

NET OTHER COMPREHENSIVE INCOME		(68,745)

The accompanying notes are integral part of financial statements.

GENERAL DIRECTOR

CHIEF ACCOUNTANT

KOR-TAZH LLP
UNAUDITED STATEMENTS OF CAPITAL DEFICIT

	Notes	Charter capital	Accumulated deficit	Accumulated other comprehensive loss	Total

At December 31, 2004		$572	$(6,763)	$(929)	$(7,120)

Net loss			(219,017)		(219,017)
Foreign currency translation adjustments, net of $0 tax				218	218

At December 31, 2005		$572	$(225,780)	$(711)	$(225,919)

Net loss			(55,297)		(55,297)
Foreign currency translation adjustments, net of $0 tax				(13,448)	(13,448)

At March 31, 2006		$572	$(281,077)	$(14,159)	$(294,664)

The accompanying notes are integral part of financial statements.

GENERAL DIRECTOR

CHIEF ACCOUNTANT

KOR-TAZH LLP
UNAUDITED STATEMENTS OF CASH LOW

	Notes	Three months ended March 31, 2006	Three months ended March 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS		$(55,297)	$(49,296)

Adjustments to reconcile net loss to net cash used in operating activities:
Accretion expenses		52,462	49,296
Increase in other current assets		(18,613)	(6,264)
Increase (decrease) in accounts payable and accrued liabilities		(1,408)	6,264

Net cash used in operating activities		(22,856)	0

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and gas properties		(6,719)
Payment of bonus		(100,232)
Net cash used in investing activities		(106,951)	0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from financial aid		28,800

Net cash provided by financing activities		28,800

Effect of exchange rate changes on cash		407	(71)

NET CHANGE IN CASH AND CASH EQUIVALENTS		(100,600)	(71)

CASH AND CASH EQUIVALENTS at beginning of period		100,664	71

CASH AND CASH EQUIVALENTS at end of period		64	0

The accompanying notes are integral part of financial statements.

GENERAL DIRECTOR

CHIEF ACCOUNTANT

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS

Kor-Tazh LLP (the “Company”) was established in October 28, 2001 according to the Charter agreement.
The Company is the operator of the Zhetibay Severo-Zapadnay oil and natural gas fields in Mangistauskiy region of western Kazakhstan.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

Company maintains its accounting records in Kazakhstan Tenge (further KZT) and prepares separate statutory financial statements in accordance with accounting legislation in the Republic of Kazakhstan. Statutory accounting principles and procedures in Kazakhstan differ from accounting principles generally accepted under US GAAP. Accordingly, the accompanying Financial Statements reflect adjustments necessary for such financial statements to be presented in accordance with US GAAP.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the Financial Statements and revenues and expenses during the reporting period. Significant assumptions are required in the quantification and valuation of proved oil and natural gas reserves, which as described herein may affect the amount at which oil and natural gas properties are recorded and related depreciation, depletion and amortization are calculated. Accordingly, actual results could differ from those estimates and affect the results reported in these Financial Statements.

Foreign currency translation

The Company’s functional currency is primarily the Kazakhstan Tenge. All assets and liabilities denominated in foreign currencies are translated to U.S. dollar at the rates of exchange prevailing at the balance sheet dates. The resulting adjustments are charged or credited directly to the Equity section of the Balance Sheet. Revenue and expenses are translated at the weighted-average exchange rates for the period. All realized and unrealized transaction gains and losses are translated at weighted-average exchange rate for the year. All realized and unrealized transaction gains and losses are included in income in the period in which they occur.

Risks and uncertainties

The ability of the Company to realize the carrying value of its assets is dependent on being able to develop, transport and market oil and natural gas. Currently exports from the Republic of Kazakhstan are primarily dependent on transport routes either via rail, barge or pipeline, through Russian territory. Domestic markets in the Republic of Kazakhstan might not permit world market price to be obtained. However, management believes that over the life of the project, transportation options will be improved by further increases in the capacity of the transportation options.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

Recognition of revenue and cost

The Company uses the sales method of accounting for natural gas and crude oil revenues. Under this method, revenues are recognized based on actual volumes of oil and natural gas sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on its interests in the properties. These differences create imbalances that are recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under produced owner to recoup its entitled share through production. There are no significant balancing arrangements or obligations related to the Company’s operations.

Income taxes

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the liability method, the effect on previously recorded deferred tax assets and liabilities resulting from a change in tax rates is recognized in earnings in the period in which the change is enacted.

Cash and cash equivalents

The Company considers all demand deposits and money market accounts purchased with an original maturity of three months or less to be cash and cash equivalents. The fair value of cash and cash equivalents approximates their carrying amounts due to their short-term maturity.

Restricted cash

Restricted cash includes funds deposited in a Kazakhstan bank and is restricted to meet possible environmental obligations according to the regulations of the Republic of Kazakhstan. The fair value of these funds approximates their carrying amounts as amount and conditions of deposited funds governed by the Government of the Republic of Kazakhstan.

Oil and natural gas properties

The Company follows the full cost method of accounting for its costs of acquisition, exploration and development of oil and natural gas properties. Under this method, all productive and non-productive costs incurred in connection with the acquisition of, exploration for and development of oil and natural gas reserves for each cost center are capitalized. Capitalized costs include acquisition costs, geological and geophysical work, delay rentals and the costs of drilling, completing and equipping oil and natural gas wells. Capitalized costs of proved oil and natural gas properties are depleted on a unit of production method using estimated proved oil and natural gas reserves. The amortizable base used to calculate unit of production depletion includes estimated future development costs and dismantlement, restoration, and abandonment costs, net of estimated salvage values. Sales of oil and natural gas properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves.

Internal costs, including salaries, benefits and other salary related costs, which can be directly identified with acquisition, exploration or development activities, are capitalized while any costs related to production, general corporate overhead, or similar activities are charged to expense. Geological and geophysical costs not directly associated with a specific unevaluated property are included in the amortization base as incurred. Capitalized internal costs directly identified with the Company’s acquisition, exploration and development activities amounted to approximately $6,719 and $7,563 during the three months ended March 31, 2006 and 2005, respectively.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

Under full cost accounting rules, the net capitalized costs of evaluated oil and natural gas properties shall not exceed an amount equal to the present value of future net cash flows from estimated production of proved oil and natural gas reserves, based on current economic and operating conditions, including the use of oil and natural gas prices as of the end of each quarter.

Given the volatility of oil and natural gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and natural gas reserves could change. If oil and natural gas prices decline, even if only for a short period of time, it is possible that impairments of oil and natural gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the cost ceiling, revisions to proved oil and natural gas reserves occur, or if properties are sold for proceeds less than the discounted present value of the related proved oil and natural gas reserves.

The capitalized oil and natural gas property costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, if any, are generally limited to an amount (the ceiling limitation) equal to the sum of (a) the present value of estimated future net revenues computed by applying current prices in effect as of the balance sheet date to estimated future production of proved oil and natural gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the reserves using a discount factor of 10% and assuming continuation of existing economic conditions; and (b) the cost of investments in unevaluated properties excluded from the costs being amortized. In determining whether impairment of unevaluated properties has occurred, management evaluates, among other factors, current oil and natural gas industry conditions, capital availability, holding periods of the properties, and available geological and geophysical data. Any impairment assessed is added to the costs being amortized. Costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that a well is dry. At December 31, 2005 and 2004, all of the Company's oil and natural gas properties were classified as unevaluated.
No ceiling write down was recorded in any of the periods presented.
The Company’s oil and natural gas properties primarily include the value of the license and other capitalized costs under this method of accounting.

Concentration of Credit Risk

Our financial instruments that potentially subject us to concentrations of credit risk relate primarily to cash and cash equivalents. All cash and cash equivalents are on deposit at commercial banks with significant financial resources.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

Recent accounting pronouncements

In March 2005, the FASB issued an interpretation of Statement No. 143, “Accounting for Asset Retirement Obligations”. This interpretation clarifies that the term “conditional asset retirement obligation “ as used in the Statement No. 143, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred - generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exist. Statement No. 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. This interpretation also clarifies when an entity would have sufficient information to reasonable estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of fiscal years after December 15, 2005. Management does not expect FASB interpretation to the Statement No. 143 to have an impact to the Company’s consolidated financial position or consolidated results of operations and cash flows.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This Statement changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FASB Statement No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005. Management does not anticipate this statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This Statement amends Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement is effective for accounting changes and corrections of errors made in fiscal periods that begin after September 15, 2006. Management does not anticipate this Statement will impact the Company’s consolidated financial position or consolidated results of operations and cash flows.

3.	GOING CONCERN

The Company financial statements have been presented on the basis that Company continues as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The management of the Company is in the process of building the oil and gas business, which is intended to generate revenue to sustain the operations of the Company. To fully develop the geographical area covered by the oil exploration license held by Kor-Tazh LLP, the Company needs substantial additional funding and develop of qualified personnel in all areas. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

4.	OTHER CURRENT ASSETS

	at March 31, 2006	at December 31, 2005
VAT	6,608	5,200
Advances paid	17,205
Total	23,813	5,200

5.	OIL AND GAS PROPERTIES, NET

	At March 31, 2006	At December 31, 2005
Acquisition cost	2,839,807	2,839,807
Other capitalized costs	52,035	45,316
Total	2,891,842	2,885,123

6.	OBLIGATIONS FOR HISTORICAL COSTS REIMBURSEMENT

In August 04, 2004, the contract was assigned to Kor-Tazh LLP. The Contract was signed for twenty consequent years ending 2024 with five years for exploration at the beginning of the contract period. The Company is legally entitled to receive this commercial production contract and has an exclusive right to negotiate this Contract and the Government is obligated to conduct these negotiations under the Law of Petroleum in Kazakhstan.
Commercial discovery provides the Company with exclusive right to start Production stage.
Shall the Commercial discovery take place, Company has the right to full or partial reimbursement of expenses incurred in relation to Commercial discovery.
Company shall start Production upon approval by State Commission on deposit resources and by Central Commission on development of oil and natural gas deposits of project documentation on deposit development and construction. Production period lasts till the end of Contract period including 2024.
The Company through its purchase of Kor-Tazh is unavoidably obliged to reimburse $6,363,310, which represents historical costs incurred by the Republic of Kazakhstan for the oilfield pursuant to the terms of the Subsurface Use Contract # 1483 dated August 04, 2004 and the Agreement on acquisition of the right on the geological information use. Payment of these obligations should be made according to a payment schedule agreed between Kor-Tazh and the Government. During year ended December 31, 2005 Company paid 1.5% of historical costs which is $95,450 (ninety five thousand four hundred and fifty) for the right to use geological information, residual amount shall be paid by equal portions starting from the date of exploration period end.

These obligations are discounted at 7,65%, being the estimated credit-adjusted risk free discount rate, giving a present value of obligation of $2,770,457 and $2,720,620 as at March 31, 2006 and December 31, 2005 respectively. Accretion expenses for the period ended March 31, 2006 is in the amount of $49,837 (2005- $49,296).

7.	ASSET RETIREMENT OBLIGATION

The Company follows SFAS 143, “Accounting for Asset Retirement Obligations.” SFAS 143 requires that the fair value of a liability for an asset’s retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement cost is capitalized as part of the carrying value of the long-lived asset. Subsequently, the asset retirement cost is amortized to expense over the useful life of the asset. The asset retirement obligation recorded relates to the expected plugging and abandonment costs of oil and natural gas wells and the removal of pipeline, compressor and related production facilities. As a result of the acquisition of the Zhetibay Severo-Zapadnay oil and natural gas fields, the Company recorded a long-term asset retirement obligation of $108,918 and an increase to oil and natural gas properties of $108,918 based on the present value of the obligation. The present value of the asset retirement obligation will be accreted to full value over the remaining useful life of oil and natural gas properties and production facilities.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

The changes to the Company’s asset retirement obligation from December 31, 2005 and for the period ended March 31, 2006 are summarized as follows:
Asset retirement obligation at December 31, 2005	115,661
Accretion expense	2625
Asset retirement obligation at March 31, 2006	$118,286

Management determined that an asset retirement obligation should be recognized for future abandonment costs of wells drilled at fields before the Company signed the Subsurface Use Contracts, but which, in management’s opinion were not properly abandoned. Management believes that this obligation is likely to be settled at the end of the exploration phase.

As at March 31, 2006, undiscounted future cash flows that will be required to satisfy the Corporation’s liability for the field are $146,300. After application of a 7.65% credit-adjusted risk free discount rate, the present value of the Corporation’s liability at March 31, 2006 is $118,286. During the year ended December 31, 2004, the Company recorded these obligations at their present value as Contract terms provides for creation of asset retirement fund in the amount of $146,300 without indicating lump sum payments during exploration period.

8.	OTHER LIABILITIES

Other liabilities included $248,901 and $220,101 of financial aid under term of contracts concluded with various entities without charge for interest at March 31, 2006 and at December 31, 2005 respectively

9.	CHARTER CAPITAL

Partners	Participation in charter capital (%)	Participation in charter capital
Kazshina LLP	90	515
Voitenko N.Y.	10	57
Total	100	572

10.	GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended March 31, 2006	Three months ended March 31, 2005
Banking services	300	-
Penalties	1,158	-
Other expenses	1,129	-
Total	2,587	-

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

In accordance with the Subsurface Use Contract there was an obligation to pay signature bonus in total of $ 100,000 for acquiring the subsurface use rights for oilfield. This bonus was due for payment within 30 days after signing the Subsurface Use Contract. Penalties accrued on delaying the payment of signature bonus for oilfield amounted to $1,158 and $6,586 for three month ended March 31, 2006 and 2005 respectively. These penalties are included in accrued liabilities.

11.	COMMITMENTS AND CONTINGENCIES
Capital Commitments

Under the terms of the contract, Kor-Tazh is required to spend a total of
$14.6 million in exploration and development activities on the oilfield during twenty years. The failure to make these minimum capital expenditures could result in the loss of the subsoil contract.
In accordance with the Subsurface Use Contracts, the Company is committed to contribute to social sphere development in the total amount of $844,000 for all oilfields during the twenty years. During the period ended, March 31, 2006, the Company had not made any payments. Management believes that the Company will meet this obligation within the exploration phase and payment delay will not terminate or deteriorate terms of the Subsurface Use Contracts.

In accordance with the Subsurface Use Contracts, the Company is committed to finance professional training in the total amount of $146,000 for all oilfields during the twenty years. During the period ended March 31, 2006, the Company had not made any payments. Management believes that the Company will meet this obligation within the exploration phase and payment delay will not terminate or deteriorate terms of the Subsurface Use Contracts.

The following table lists our significant commitments at March 31, 2006, excluding current liabilities as listed on our balance sheet:

	Payments Due By Period
Contractual obligations	Total	Less than 1 year		1-3 years	4-5 years	After 5 years
Capital Expenditure Commitment	$14,630,000	$		$3,130,000	$7,600,000	$3,900,000
Historical cost Due to the Government of Kazakhstan	6,267,860					6,267,860
Social sphere development commitment	844,000		42,200	126,600	84,400	590,800
Obligation to finance professional training	146,000		7,300	21,900	14,600	102,200
Liquidation Fund	146,300					146,300
Total	$22,034,160		$49,500	$3,278,500	$7,699,000	$11,007,160

Operating Environment

The Company operates within the Republic of Kazakhstan. Laws and regulations affecting businesses operating in the Republic of Kazakhstan are subject to rapid changes and the Company's assets and operations could be at risk in the event of negative changes in the political and business environment.

KOR-TAZH LLP
NOTES TO THE FINANCIAL STATEMENTS

Government taxes and legislation in the Republic of Kazakhstan

The local and national tax environment in the Republic of Kazakhstan is subject to change and inconsistent application, interpretation and enforcement. Non-compliance with Kazakhstan laws and regulations can lead to imposition of penalties and interest.

Environmental matters

The Company believes it is currently in compliance with all existing Kazakhstan environmental laws and regulations. However, Kazakhstan environmental laws and regulations may change in the future.

Pension and retirement plans

Employees of the Company receive pension benefits in accordance with the laws and regulations of the respective countries. As of March 31, 2006 the Company was not liable for any supplementary pensions, post-retirement, health care, insurance benefits or retirement indemnities to its current or former employees.

12.	FINANCIAL INSTRUMENTS

The nature of the Company’s operations exposes the Company to fluctuations in commodity prices, foreign currency exchange rates, credit risk and country risk. The Company recognizes these risks and manages operations in a manner such that exposure to these risks minimized to the extent practical.

13.	POST BALANCE SHEET EVENTS

In May 2006 there was a change in list of the founders. 95% of participation in Kor-Tazh LLP was sold to Caspian International Oil Corporation B.V. and 5 % to Bergaliev T.M.
As noted on its Balance Sheet, the Company’s Oil and Gas Properties at March 31, 2006 were “unevaluated”. On May 30, 2006, the Company received a report from Ryder Scott Company, Petroleum Consultants, on the estimated future reserves and income attributable to certain leasehold interests held by the Company in the N.W. Zhetybay Field, Kazakhstan, based on SEC parameters as of December 31, 2005. The report reflected 2,161,104 barrels of total “Proved Undeveloped” oil reserves and related future net income, discounted at 10% of $16,962,723. Had these properties been “evaluated” as of March 31, 2006 and appropriate tests performed for possible impairment, no entry for same would have been required since the 10% discounted present value of the future net income from the related oil reserves exceeded the amount reflected on the Company’s Balance Sheet at that date.

CRSI GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combine the historical financial information of CRSI Group, Inc. and subsidiaries ("CRSI Group") and the following merged companies: Caspian International Oil Corporation B.V. (“CIOC B.V.”), Kor-Tazh LLP (“Kor-Tazh”), Central Geophysical Expedition LLC (“CGE”), Scientific Industrial Firm Dank, LLC (“SIF Dank”), and PGD Services LLP (“PGD”) (“Merged Companies”). All significant intercompany transactions have been eliminated.

These pro forma condensed combined financial statements illustrate the effects on the financial position and the results of operations of CRSI Group of (1)the Share Exchange Agreement entered into on June xx, 2006 between the CRSI Group and the equity-holders of CIOC B.V., (2)the three purchase agreements entered into on May 10, 2006 by CIOC B.V. to purchase 95% of the shares in Kor-Tazh, CGE, and SIF Dank, and (3) the SIF Dank’s 100% purchase of the equity in PGD on April 5, 2006. The unaudited pro forma condensed combined balance sheet as of March 30, 2006 is based on the unaudited historical balance sheet of CRSI Group as of March 31, 2006 and the unaudited historical balance sheets of each of the Merged Companies as of March 31, 2006, and assumes the merger occurred on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 is based on the audited historical statement of operations of CRSI Group for the year ended December 31, 2005 and the audited historical statements of operations for each of the Merged Companies for the year ended December 31, 2005. The statement is presented as though the merger occurred on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the three months ended March 30, 2006 is based on the unaudited historical statement of operations of CRSI Group for the three months ended March 31, 2006 and the unaudited historical statements of operations for each of the Merged Companies for the three months ended March 31, 2006. The statement is presented as though the merger occurred on January 1, 2005. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the financial position or the results of operations of CRSI Group that would have actually occurred had the merger been completed on January 1, 2005.

The pro forma adjustments are described in the accompanying notes and represent CRSI Group’s preliminary determination of the necessary accounting adjustments based upon available information and certain assumptions that CRSI Group believes are reasonable. The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the separate audited historical consolidated financial statements and notes thereto set forth in CRSI Group’s 2005 Annual Report on Form 10-KSB, and the separate audited 2005 historical financial statements and notes thereto set forth for each of the Merged Companies.

The unaudited pro forma condensed combined financial statements do not reflect any future benefits associated with the Share Exchange Agreement or the four purchase agreements discussed above.

In the opinion of CRSI Group, all adjustments have been made that are necessary to present fairly the pro forma data.

CRSI GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2006

	CRSI Group	CIOC B.V.	Kor-Tazh LLP	CGE LLP	SIF Dank LLP	PGD Services LLP	Pro Forma		Pro Forma
	Historical	Historical	Historical	Historical	Historical	Historical	Adjustments		Combined
ASSETS
Current Assets:
Cash	$699	$-	$64	$235,203	$1,098,718	$502,629	$		$1,837,313
Accounts Receivable, net		22,587		462,711	2,251,624	737,615	(353,681	) (a)	3,120,856
Inventory				12,026	1,330,258	21,225			1,363,509
Other current assets			23,813	219,608	2,079,278	103,787			2,426,486

Total current assets	699	22,587	23,877	929,548	6,759,878	1,365,256	(353,681)		8,748,164

Property, plant and equipment, net			2,891,842	389,236	9,587,198	72,340			12,940,616
Intangible assets, net				12,032	279,439	14,042			305,513
Restricted cash			398						398

Total non-current assets	-	-	2,892,240	401,268	9,866,637	86,382	-		13,246,527

TOTAL ASSETS	$699	$22,587	$2,916,117	$1,330,816	$16,626,515	$1,451,638	$(353,681)		$21,994,691

LIABILITIES
Current Liabilities:
Accounts Payable and Accrued Expenses	$22,264		$63,798	$701,282	$3,899,411	$1,305,402	$(353,681	) (a)	$5,638,476
Accrued Expenses - Related Party	6,472								6,472
Short term loans					2,901,100	29,440			2,930,540
Other liabilities			258,240						258,240

Total Current Liabilities	28,736	-	322,038	701,282	6,800,511	1,334,842	(353,681)		8,833,728

Loans					4,297,370				4,297,370
Obligation for historical reimbursement			2,770,457						2,770,457
Other non-current liabilities			118,286		1,155,949				1,274,235

Commitments and contingencies

Minority interest							208,535	(b)	208,535

STOCKHOLDERS' EQUITY (DEFICIENCY)	(28,037)	22,587	(294,664)	629,534	4,372,685	116,796	(208,535	) (b)	4,610,366

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$699	$22,587	$2,916,117	$1,330,816	$16,626,515	$1,451,638	$(353,681)		$21,994,691

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CRSI GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Period From January 1, 2005 to December 31, 2005

	CRSI Group	CIOC B.V.	Kor-Tazh LLP	CGE LLP	SIF Dank LLP	PGD Services LLP	Pro Forma		Pro Forma
	Historical	Historical	Historical	Historical	Historical	Historical	Adjustments		Combined

REVENUES	$-	$-	$-	$1,788,342	$18,401,490	$1,743,260	$(1,035,252	) (c)	$20,897,840

COST OF SALES OR SERVICES				(713,901)	(11,989,003)	(1,596,628)	1,035,252	(c)	(13,264,280)

OPERATING EXPENSES	(1,376,275)	12	(219,017)	(522,262)	(1,445,167)	(183,963)	-		(3,746,672)

INCOME (LOSS) FROM OPERATIONS	(1,376,275)	12	(219,017)	552,179	4,967,320	(37,331)	-		3,886,888

OTHER INCOME (EXPENSE)	(9,434)	-	-	(2,678)	(651,710)	(5,986)	-		(669,808)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	(1,385,709)	12	(219,017)	549,501	4,315,610	(43,317)	-		3,217,080

Provision for Income Taxes	-	-	-	(167,729)	(1,410,159)	-			(1,577,888)

NET INCOME (LOSS) BEFORE MINORITY INTEREST	(1,385,709)	12	(219,017)	381,772	2,905,451	(43,317)	-		1,639,192

Minority Interest							(151,244	) (b)	(151,244)

NET INCOME (LOSS) BEFORE MINORITY INTEREST	$(1,385,709)	$12	$(219,017)	$381,772	$2,905,451	$(43,317)	$(151,244)		$1,487,948

NET INCOME (LOSS) PER SHARE - BASIC	$(0.08)								$0.02

NET INCOME (LOSS) PER SHARE - DILUTED	$(0.08)								$0.02

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	16,966,855						44,000,000	(d)	60,966,855

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	16,966,855						44,150,000	(d)	61,116,855

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CRSI GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Period From January 1, 2006 to March 31, 2006

	CRSI Group	CIOC B.V.	Kor-Tazh LLP	CGE LLP	SIF Dank LLP	PGD Services LLP	Pro Forma		Pro Forma
	Historical	Historical	Historical	Historical	Historical	Historical	Adjustments		Combined

REVENUES	$-	$-	$-	$415,984	$5,007,163	$915,164	$(269,340	) (c)	$6,068,971

COST OF SALES OR SERVICES				(138,693)	(3,005,596)	(587,082)	269,340	(c)	(3,462,031)

OPERATING EXPENSES	(164,795)	-	(55,297)	(94,875)	(329,912)	(214,646)	-		(859,525)

INCOME (LOSS) FROM OPERATIONS	(164,795)	-	(55,297)	182,416	1,671,655	113,436	-		1,747,415

OTHER INCOME (EXPENSE)	-	-		-	(236,486)	(1,048)	-		(237,782)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	(164,795)	-	(55,297)	182,416	1,435,169	112,388	-		1,509,633

Provision for Income Taxes	-	-	-	(54,707)	(430,551)	(43,602)			(528,860)

NET INCOME (LOSS) BEFORE MINORITY INTEREST	(164,795)	-	(55,297)	127,709	1,004,618	68,786	-		980,773

Minority Interest							(57,291)		(57,291)

NET INCOME (LOSS) BEFORE MINORITY INTEREST	$(164,795)	$-	$(55,297)	$127,709	$1,004,618	$68,786	$(57,291	) (b)	$923,482

NET INCOME (LOSS) PER SHARE - BASIC	$(0.01)								$0.01

NET INCOME (LOSS) PER SHARE - DILUTED	$(0.01)								$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	21,370,482						40,662,183	(d)	62,032,665

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	21,370,482						40,812,183	(d)	62,182,665

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CRSI GROUP, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

BALANCE SHEET ADJUSTMENTS:

(a) Adjustment to eliminate trade receivables and payables among Merged Companies.

(b) Adjustment to record Minority Interest as follows:

	year ended 12/31/05	quarter ended 3/31/06	1/1/05 through 3/31/06

Kor-Tazh LLP	$(219,017)	$(55,297)	$(274,314)
CGE LLP	381,772	127,709	509,481
SIF Dank LLP	2,905,451	1,004,618	3,910,069
PGD Services LLP	(43,317)	68,786	25,469
Total	3,024,889	1,145,816	4,170,705
Minority interest percentage	5%	5%	5%

Minority interest	$151,244	$57,291	$208,535

INCOME STATEMENT ADJUSTMENTS:

(c) Adjustment to eliminate sales and cost of sales among Merged Companies as follows:

	year ended 12/31/05	quarter ended 3/31/06

CGE LLP sales to SIF Dank LLP	$1,023,388	$269,340
PGD Services LLP sales to SIF Dank LLP	11,864
Total intercompany sales	$1,035,252	$269,340

(d) Adjustment to weighted average number of common shares outstanding as follows:

	year ended 12/31/05	quarter ended 3/31/06

Increase for shares issued to buyer at time of merger	54,000,000	54,000,000
Decrease for shares of current shareholders retired at time of merger*	(10,000,000)	(13,337,817)
Share adjustment for basic earnings per share	44,000,000	40,662,183

Increase for stock options issued	150,000	150,000

Share adjustment for diluted earnings per share	44,150,000	40,812,183

*Shares retired at time of merger were 13,337,817. However, only 10,000,000 were issued and outstanding at 1/1/05.

Detail support for pro forma adjustments:

	CY 05	CY 06-Q1	Total
Minority interest calculation
Net income (loss) per respective Company's audited income statement:
Kor-Tazh	$(219,017)	$(55,297)	$(274,314)
CGE	381,772	127,709	509,481
SIF Dank	2,905,451	1,004,618	3,910,069
PGD	(43,317)	68,786	25,469
Total	3,024,889	1,145,816	4,170,705
Minority interest percentage**	5%	5%	5%

Minority interest	$151,244	$57,291	$208,535

** = ownership percentage per CRSI's 3/31/06 10QSB, ITEM 2 is 95%. Therefore, minority interest is 5%.

Intercompany sales*
CGE sales to Dank per footnote 13 of CGE's audited financial statements and footnote 18 of Dank's audited financial statements	$1,023,388	$269,340

PGD sales to Dank per footnote 12 of PGD's audited financial statements and footnote 18 of Dank's audited financial statements	11,864

Total intercompany sales/revenues	$1,035,252	$269,340

Dank expensed all intercompany billings. Therefore, there is no profit in inventory elimination entry needed.

Intercompany receivables/payables
CGE accounts receivable from Dank per footnote 13 of CGE's audited financial statements and Dank's accounts payabe to CGE per footnote 18 of Dank's audited financial statements	$353,681

Weighted average shares adjustment
Shares issued at time of merger per CRSI's 3/31/06 10QSB, ITEM 2	54,000,000	54,000,000
Shares retired at time of merger***	(10,000,000)	(13,337,817)
Total weighted average shares adjustment (assume made at 1/1/05)-Basic	44,000,000	40,662,183

Stock options outstanding per CRSI's 3/31/06 10QSB, Note 1 (E)	150,000	150,000
Total weighted average shares adjustment (assume made at 1/1/05)-Diluted	44,150,000	40,812,183

*** = shares retired at time of merger were 13,337,817. However, only 10,000,000 were issued and outstanding at 1/1/05.